Exhibit 10.9

INDENTURE

among

AEROPUERTOS ARGENTINA 2000 S.A.

CITIBANK, N.A.,

as Indenture Trustee,

and

LA SUCURSAL DE CITIBANK N.A.,

ESTABLECIDA EN LA REPÚBLICA ARGENTINA

as Argentine Collateral Trustee and

the Indenture Trustee’s Representative in Argentina

Dated as of February 6, 2017

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EXHIBITS

Exhibit A –	Form of Notes
Exhibit B –	Form of Certificate for Exchange or Transfer from Rule 144A Note to Regulation S Note
Exhibit C –	Form of Certificate for Exchange or Transfer from Regulation S Note to Rule 144A Note
Exhibit D –	Form of Notice to Third Parties
Exhibit E –	Form of Collection Report
Exhibit F –	Form of Payment Date Report
Exhibit G –	Form of Certified Request for Remittance of Basic Concession Operating Costs
Exhibit H –	Form of Notice of Termination of Request for Remittance of Basic Concession Operating Costs

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INDENTURE, dated as of February 6, 2017, among AEROPUERTOS ARGENTINA 2000 S.A., an Argentine sociedad anónima (together with its successors, the “Company”), CITIBANK, N.A., as trustee hereunder (together with its successors, in such capacity, the “Indenture Trustee”), and LA SUCURSAL DE CITIBANK N.A., ESTABLECIDA EN LA REPÚBLICA ARGENTINA, as trustee under the Argentine Collateral Trust Agreement described below (together with its successors, in such capacity, the “Argentine Collateral Trustee”) and as the Argentine representative of the Indenture Trustee (and, in such capacity, as the registrar, a paying agent and a transfer agent in Argentina) (together with its successors, in such capacity, the “Indenture Trustee’s Representative in Argentina”).

WITNESETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of certain senior secured debt securities, to be issued as provided in this Indenture;

WHEREAS, such securities will be sold without registration under the Securities Act (as defined below) in the United States or to U.S. persons outside the United States in reliance upon Rule 144A under the Securities Act (or, in the case of the initial sale from the Company to the initial purchasers, in reliance upon Section 4(a)(2) of the Securities Act) and in sales to non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act;

WHEREAS, such securities will qualify as obligaciones negociables simples no convertibles en acciones (non-convertible negotiable obligations) under the Negotiable Obligations Law (as defined below) and will be offered, issued and placed pursuant to and in compliance with such law, Law No. 26,831 on Capital Markets (the “Argentine Capital Markets Law”), Decree No. 1023/2013 implementing the Capital Markets Law, as amended and supplemented, rules issued by the CNV (as defined below) according to General Resolution No. 622/2013, as amended and supplemented (the “CNV Rules”), and any other applicable law and/or regulation of the Republic of Argentina;

WHEREAS, the Indenture Trustee has accepted the trust created by this Indenture and in evidence thereof has joined in the execution hereof; and

WHEREAS, the Indenture Trustee has reviewed the English translation of the resolutions of the shareholders and the Board of Directors of the Company mentioned above authorizing the issuance of the Notes;

NOW, THEREFORE, in consideration of the acceptance by the Indenture Trustee of the trust created by this Indenture and of the purchase and acceptance of the securities issued hereunder by the investors, the acceptance and sufficiency of which are hereby acknowledged (or, with respect to such investors, are deemed acknowledged by the applicable investors through their acquisition of such security (or a beneficial interest therein)), and for the purpose of fixing and declaring the terms and conditions upon which such securities are to be issued, authenticated, delivered and accepted, and in order to secure the payment of principal of the securities at any time outstanding, the interest thereon and any other amount payable by the Company to the Beneficiaries (as defined below) under the Transaction Documents (as defined below) according to their terms, the Company has executed and delivered this Indenture and the Argentine Collateral Trustee (including on behalf of the Trust) has irrevocably Granted and does hereby irrevocably Grant to the Indenture Trustee (for the benefit of the Beneficiaries and on a first priority basis, (subject to the Company’s right to request Basic Concession Operating Costs if a Default has occurred and is continuing pursuant to Section 9.6 of this Indenture and during the Existing Note Pre-Redemption Period, the security interests securing the obligations under the Existing Notes) on and subject to the terms specified in this Indenture:

GRANTING CLAUSES:

With respect to the Argentine Collateral Trustee (including on behalf of the Trust), all of its right, title and interest, whether now owned or hereafter acquired, in, to and under all Property held by (or on behalf of) the Trust, including its right, title and interest in, to and under the following:

(i)           all of the Transferred Rights, whether existing on the Issuance Date or thereafter generated, and all Collections in respect thereof,

(ii)          the Transaction Accounts, in each case including all amounts credited thereto or carried therein, any and all investments made with funds therein, any and all other financial assets credited thereto or carried therein and any and all security entitlements with respect to such financial assets,

(iii)         the Reserve Account, in each case including all amounts credited thereto or carried therein, any and all investments made with funds therein, any and all other financial assets credited thereto or carried therein and any and all security entitlements with respect to such financial assets,

(iv)         each of the Transaction Documents, and

(v)          all proceeds, substitutions and replacements of any of the foregoing, including all accounts, instruments, chattel paper, general intangibles, investment property, goods, documents, letter-of-credit rights and money relating to or arising out of, or that are proceeds of, the Property described above;

provided that, to the extent that any component of the Property described above (collectively, the “Collateral”), including contractual rights such as rights under any contract with a Payor, are governed by a law other than the law of the State of New York, then the Grant contained herein with respect to such Collateral shall include the Grant of a Lien on such Collateral under such other law,

TO HAVE AND TO HOLD all the Collateral with all privileges and appurtenances hereby conveyed, transferred and assigned to the Indenture Trustee and its successors in said trust and to them and their assigns forever, subject to the provisions of the Trust and provided that the Argentine Collateral Trustee shall maintain in Argentina the Peso Accounts and the Local Dollar Collection Accounts according to Section 9.1 of this Indenture,

IN TRUST NEVERTHELESS , upon the terms and trusts herein set forth for the benefit, security and protection of the Beneficiaries.

ARTICLE I

DEFINITIONS

Section 1.1         Definitions. As used in this Indenture, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Actual Knowledge” shall mean: (a) with respect to either Trustee, the actual knowledge (including as a result of receipt of a notice thereof) of a Responsible Officer thereof, and (b) with respect to any other Person, the actual knowledge (including as a result of receipt of a notice thereof) of: (i) any Authorized Officer of such Person, (ii) any officer (or other representative or agent) of such Person responsible for the administration of such Person’s participation in the transactions effected by the Transaction Documents or (iii) any officer (or other representative or agent) of such Person as shall have been designated by such Person in or pursuant to one or more Transaction Documents to receive written communications in connection with the relevant Transaction Document(s) with respect to the Indenture Trustee.

“Additional Amounts” shall have the meaning specified in Section 2.14(b).

“Affiliate” shall mean, with respect to any specified Person, any other Person Controlling, Controlled by or under common Control with such specified Person.

“Airport” shall mean an airport in Argentina that the Company operates pursuant to the Concession Agreement.

“Applicable Law” shall mean, as to any Person, any law, order, decree, treaty, rule, regulation or similar requirement (including measures thereunder) or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person and/or any of its Property and/or to which such Person and/or any of its Property is subject.

“Applicable Procedures” shall have the meaning specified in Section 2.10(b).

“Argentina” shall mean the Republic of Argentina.

“Argentine Collateral Trust Agreement” shall mean the Contrato de Fideicomiso de Garantía, dated January 17, 2017, between the Company, as trustor, and the Argentine Collateral Trustee, as trustee, for the benefit of the Beneficiaries, which agreement is governed by the laws of Argentina.

“Argentine Collateral Trustee” shall have the meaning set forth in the preamble hereto.

“Argentine FX Market” shall mean the Argentine Free Foreign Exchange Market (Mercado Único y Libre de Cambios) in effect as of February 11, 2002 (or its successor).

“Argentine Office” shall mean the office of the Argentine Collateral Trustee located at Bartolome Mitre 530 C1036AAJ, Ciudad Autónoma de Buenos Aires, República Argentina Attn: Manuel Tristany/ Tomás Servente, or such other office as the Argentine Collateral Trustee may from time to time designate in writing to the Company and the Indenture Trustee. As required by Section 6.15(a)(ii), such office is (and shall continue to be) in Argentina.

“Asset Disposal” shall have the meaning specified in Section 4.2(d)(i).

“Asset Disposal Notice” shall have the meaning specified in Section 4.2(d)(ii).

“Asset Disposal Offer” shall have the meaning specified in Section 3.7.

“Authorized Agent” shall mean the collective reference to the Paying Agent(s) and the Transfer Agent(s).

“Authorized Officer” shall mean: (a) in the case of the Company, each individual (who may be a director or syndic of the Company) specified by the Company as a duly authorized officer or other agent thereof on the Issuance Date or in an Officer’s Certificate delivered from time to time thereafter to the Indenture Trustee, or (b) in the case of any other Person, the chairman of the board, chief executive officer, chief financial or accounting officer, any vice president, any corporate trust officer or any similar official of such Person responsible for the administration of the transactions effected by the Transaction Documents.

“Basic Concession Operating Costs” shall mean the operating costs (including reasonably sufficient reserves) reasonably necessary for the Company to maintain and to operate the Airports in accordance with its contractual obligations under the Concession Agreement.

“Beneficial Owner” shall mean a holder of a beneficial interest in a Note.

“Beneficiary” shall mean each of the Indenture Trustee, the Argentine Collateral Trustee, the Indenture Trustee’s Representative in Argentina, each Noteholder and each other Person entitled to payment from the Company under the Transaction Documents; provided that such term shall not include: (a) the Company or any of its Affiliates other than, for Affiliates of the Company other than its Subsidiaries, to the extent that such Person is a Noteholder; or (b) any Person in a capacity unrelated to the transactions contemplated by the Transaction Documents.

“Buenos Aires Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the City of Buenos Aires, Argentina are permitted or required by Applicable Law to remain closed.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York City, New York or the City of Buenos Aires, Argentina are permitted or required by Applicable Law to remain closed; provided that, with respect to any actions taken or to be taken by the Indenture Trustee or the Argentine Collateral Trustee, such term shall mean a day in the jurisdiction of the Indenture Trustee or the Argentine Collateral Trustee (as applicable) other than a Saturday, Sunday or other day on which the Indenture Trustee or the Argentine Collateral Trustee (as applicable) is not open for business.

“Capital Lease Obligations” shall mean, with respect to any Person as of the date of determination, the obligations of such Person to pay rent and other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under applicable accounting principles. The amount of such obligations at any date of determination shall be the capitalized amount thereof as of such date as determined in accordance with the applicable accounting principles.

“Capital Stock” shall mean, with respect to any Person, any and all shares (whether common or preferred), interests, participations, partnership interests or other equity or ownership interests in such Person (however designated and whether or not voting) and any warrants, rights or options to purchase any of such equity or ownership interests.

“Cash Equivalents” shall mean Debt of the type described in clause (a) of the definition thereof or Capital Stock of a Person, in each case except to the extent that such could not reasonably be expected to be sellable or otherwise convertible into cash at Fair Value within two years after the receipt thereof.

“Central Bank” shall mean the Argentine Central Bank (Banco Central de la República Argentina) or its successor(s).

“Change of Control” shall mean that: (a) other than the Permitted Shareholders, any person or group (each as used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Capital Stock of the Company, (b) for any reason, Permitted Shareholders do not have the right (directly or indirectly) to appoint at least a majority of the board of directors of the Company, and/or (c)(i) for so long as Southern Cone Foundation (or any other foundation or similar entity) Controls (whether directly or indirectly) the Company, any member of such entity’s board of directors (or similar body) is a “Specially Designated National” as identified by the United States Office of Foreign Assets Control, (ii) any direct or indirect beneficiary of such entity is: (A) a “Specially Designated National” as identified by the United States Office of Foreign Assets Control and/or (B) headquartered and/or organized in a jurisdiction subject to sanctions imposed by the United States Office of Foreign Assets Control and/or (iii) other than natural persons described in clause (b) of the definition of “Permitted Shareholders,” any member of such entity’s board of directors (or similar entity) or any direct or indirect beneficiary of such entity is: (A) a government official or employee, a political party or a similar organization or (B) an institution or other organization that: (1) uses its resources to promote or otherwise support (whether directly or indirectly) any such government official or employee, political party or similar group or (2) violates any of the Corrupt Practices Laws and/or is involved in any bribery, kick-backs or similar activities with any government official or employee, political party or similar group. For the purpose of clarification, any transaction permitted by Section 4.2(g)(i)(B) shall be deemed to be a Change of Control if the surviving entity (or acquiror) of such transaction were considered to be the Company for purposes of this paragraph and one or more of the events described in clauses (a), (b) and (c) would have occurred as a result of such transaction.

“Change of Control Notice” shall have the meaning specified in Section 3.6(a).

“Change of Control Offer” shall have the meaning specified in Section 3.6(a).

“Clearinghouse Payment” shall mean a payment from IATA or any other clearinghouse Payor of Use Fees; it being understood that a “payment” means the combined amounts payable by such a Payor at any time (for example, the periodic IATA combined Dollar and Peso payments of aggregated amounts of Use Fees).

“CNV” shall mean the Argentine Securities Commission (Comisión Nacional de Valores) of Argentina or its successor(s).

“Code” shall mean the United States Internal Revenue Code of 1986.

“Collateral” shall have the meaning specified in the granting clauses of this Indenture.

“Collection Account” shall mean each of the Dollar Collection Account, the Peso Collection Account and the Local Dollar Collection Account.

“Collection Ratio” shall mean, for any Reporting Period, the ratio of: (a) the aggregate Collections on the Transferred Use Fees paid by the applicable Payor(s) during such Reporting Period (with respect to Collections in Pesos, calculated as if such Pesos were converted into Dollars at the Exchange Rate in effect as of the last day of such Reporting Period) to (b) the principal and Interest scheduled to be paid on the Notes on the first Payment Date after the end of such Reporting Period; provided that such calculation shall include Collections on Transferred Use Fees received directly by the Company during such Reporting Period to the extent that such was paid by a Payor that: (i) as of the last day of such Reporting Period, has received a Notice and (if required under the Argentine Collateral Trust Agreement) has acknowledged and agreed thereto, which Notice remains in full force and effect, and (ii) was as of such last day and remains in full compliance with such Notice.

“Collection Report” shall have the meaning specified in Section 4.1(m).

“Collections” shall mean the payments and/or other proceeds received by (or on behalf of) the Company and/or the Trust (whether through deposit into a Collection Account or otherwise, including all such amounts received and retained by the Company (whether or not in accordance with the Transaction Documents)) in respect of the Transferred Rights. For the purpose of clarification, the Collections only include those corresponding to the Transferred Rights and thus (even if received into a Collection Account) do not include any payment that is not included in the “Transferred Use Fees” or “Transferred Concession Indemnification Rights” pursuant to the definitions thereof, including any payments on the Use Fees and the Concession Indemnification Rights.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Order” shall mean a written request or order signed in the name of the Company by one or more Authorized Officer(s) of the Company and delivered to the Indenture Trustee.

“Concession” shall mean the concession granted to the Company pursuant to the Concession Agreement.

“Concession Agreement” shall mean a concession agreement entered into by the Company with the Argentine National Government on February 9, 1998, which was approved by Decree 163/1998 issued by the Executive Branch and published in the Official Gazette on February 13, 1998, as amended by the Memorandum of Agreement.

“Concession Extension Redemption Price” shall mean, as of any date of determination, an amount equal to the sum of: (a) the Principal Balance of the Notes, (b) all accrued and unpaid Interest (if any) on such redeemed principal amount to but excluding the Redemption Date, (c) a redemption premium equal to the difference between (i) the product of 103.438% multiplied by the Principal Balance of the Notes, and (ii) the Principal Balance of the Notes, and (d) all other amounts then due and payable to Beneficiaries by the Company under the Transaction Documents (including any fees, expenses, indemnities or other amounts payable to the Indenture Trustee and/or the Argentine Collateral Trustee).

“Concession Indemnification Event” shall mean any event, occurrence or other circumstance resulting in a Concession Indemnification Right being payable or claimable.

“Concession Indemnification Rights” shall mean the Company’s rights (under the Concession Agreement, Applicable Law or otherwise) to receive payment in the event of a termination, expropriation or redemption of the Concession Agreement.

“Consolidated Intangible Assets” shall mean for the Company and its Subsidiaries, at any time, the total consolidated intangible assets of the Company and its Subsidiaries as set forth on the balance sheet as of the most recent fiscal quarter in accordance with IFRS.

“Consolidated Net Worth” shall mean, for any Person at any time, the consolidated stockholders’ (or similar) equity of such Person at such time, determined on a consolidated basis in accordance with IFRS, minus the amount thereof attributable to Disqualified Capital Stock of such Person.

“Contingent Liabilities” shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by a Contractual Obligation, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) for the Debt, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The principal amount of any Person’s obligation under any Contingent Liability shall (subject to any maximum liability of such Person set forth in the documentation for such Contingent Liability) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the Debt, obligation or other liability guaranteed or otherwise covered thereby.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it and/or any of its Property is bound, which provision constitutes an agreement, obligation or commitment of, or covenant or undertaking by, such Person.

“Control” when used with respect to any specified Person shall mean the right or power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “ Controlled” shall have meanings correlative to the foregoing. With respect to any entity that is publicly listed, the Person (or group of Persons) directly or indirectly having the highest percentage of ownership of (or control over the voting of) Capital Stock of such entity shall be deemed to have “Control” over such entity unless such percentage is less than 10%.

“Controlling Party” shall mean, as of any date of determination but subject to Section 8.9, the Noteholders that, in the aggregate, hold more than 50% (or, with respect to a declaration of the Principal Balance of the Notes to be immediately due and payable as a result of a Default, 25%) of the Principal Balance of the Notes on such date.

“Corporate Trust Office” shall mean the office of the Indenture Trustee located at: (a) solely for purposes of the transfer, exchange or surrender of Notes, 111 Wall Street, 15th Floor window, New York, New York 10005, Attention: Corporate Trust Services — Aeropuertos Argentina 2000 S.A., and (b) for all other purposes, 3800 Citigroup Center, A2-17, Tampa, Florida 33610, Attention: Agency or Trust; Ref: Aeropuertos Argentina 2000 S.A. Senior Secured Notes, or such other office as the Indenture Trustee may from time to time designate in writing to the Company and the Argentine Collateral Trustee. As required by Section 6.15(a)(i), such office is (and shall continue to be) in the United States.

“Corrupt Practices Laws” shall mean, to the extent applicable with respect to any Person: (a) the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (b) any other Applicable Law applicable to such Person and/or any of its Subsidiaries relating to bribery, kick-backs or similar activities.

“Covenant Suspension Event” shall have the meaning specified in Section 4.2(k).

“Cumulative Net Income” shall mean, for any period, the aggregate net income (or loss) of the Company (on a consolidated basis in accordance with IFRS) (after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in the Company’s Subsidiaries) for such period; provided that there shall be excluded (without duplication) therefrom to the extent reflected in such aggregate net income (loss):

(a)          net after-tax gains from Asset Disposals or abandonments of reserves relating thereto,

(b)          other than any restoration to income of any contingency reserve (which is addressed in clause (f)), net after-tax items classified as extraordinary gains,

(c)          the net income (but not loss) of any Person other than the Company and any Subsidiary thereof, including if such Person has since been consolidated with or merged into the Company or any of its Subsidiaries,

(d)          the net income (but not loss) of any Subsidiary of the Company to the extent that a corresponding amount could not be distributed to the holders of such Subsidiary’s Capital Stock at the date of determination as a result of any restriction pursuant to the Organizational Documents of such Subsidiary or any Applicable Law, Contractual Obligation or judgment applicable to any such distribution,

(e)          any increase (but not decrease) in net income attributable to minority interests in any Subsidiary of the Company,

(f)           any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Cumulative Net Income accrued during such period (or, so long as such does not exceed US$500,000 in the aggregate, before such period), and

(g)          any gain (or loss) from foreign exchange translation or change in net monetary position.

“Debt” shall mean, with respect to any Person at any date, without duplication and whether or not included as liabilities in accordance with applicable accounting principles:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(b)          all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, banker’s acceptances and similar arrangements for the account of such Person,

(c)          all Capital Lease Obligations of such Person,

(d)          all obligations of such Person to pay the deferred purchase price of Property or services (other than ordinary course trade liabilities that are not past due for 60 days or more), and obligations (including under conditional sales or other title retention agreements) secured by a Lien on Property owned or being purchased by such Person, whether or not such obligations shall have been assumed by such Person or are limited in recourse (provided that if any such obligations are limited in recourse, then the amount of such Debt shall be considered to be the maximum potential liability thereunder),

(e)          all net obligations of such Person in respect of swap, cap, collar, swaption, option or similar agreements as determined in accordance with applicable accounting principles,

(f)           all outstanding aggregate investments or principal amounts of indebtedness held by purchasers, assignees or transferees of (or of interests in) accounts receivable, lease receivables or other payment rights (or securities, loans or other obligations issued by or of such purchasers, assignees or transferees) in connection with any Securitization by such Person,

(g)          obligations of such Person to pay dividends on Capital Stock that have been declared and remain unpaid for more than 90 days after the date of declaration; provided that such shall not include dividends to be paid in additional Capital Stock of the same class,

(h)          Taxes, ordinary course trade liabilities and other amounts payable by such Person that are past due for 60 days or more,

(i)           all Contingent Liabilities of such Person, and

(j)           all liabilities secured by any Lien on any Property of such Person even though such Person has not assumed or otherwise become liable for the payment thereof. The redemption of any Government Preferred Stock will not be deemed Debt.

“Debt Service” shall mean, with respect to any Person (the “First Person”) for any period, the sum of all principal and interest payments and any fees, commissions, discounts, expenses, credit insurance premium, breakage costs, termination costs, payments on Capital Lease Obligations and other amounts paid by (including capitalized by) such Person (whether paid in cash or, other than paid through the delivery of Subordinated Debt or non-preferred Capital Stock, non-cash) during such period in respect of all Debt other than Subordinated Debt; it being understood that: (a) except to the extent paid through the delivery of Subordinated Debt or non-preferred Capital Stock, any purchases, defeasances or other reductions of Debt (whether voluntary or involuntary) shall be considered to constitute Debt Service, (b) all such payments by a Person (the “Guaranteed Debtor”) other than the First Person on Debt of the Guaranteed Debtor that is Debt of the First Person shall be considered to be Debt Service with respect to the First Person and (c) any voluntary prepayment of the principal of Debt with the proceeds of Refinancing Debt shall not, to the extent that such prepayment is funded by such Refinancing Debt, be considered to constitute Debt Service.

“Default” shall mean the occurrence and continuance of any of the following:

(a)          Failure to Make Payments. The Company shall have failed to make any payment, monetary transfer or deposit required to be made by it under the Transaction Documents including but not limited to: (i) payments of principal or Interest when due with respect to the Notes on the date when due, (ii) payments due with respect to the payment of any Redemption Price, (iii) payments due with respect to any tender offer described in Sections 3.6, 3.7 or 3.8 and such failure shall have continued unremedied for at least five Business Days after the date such payment, monetary transfer or deposit is required to be made; or the Company shall have failed to make any payments due with respect to the Maturity Date (for which no cure period shall be provided); it being understood that in any event, the failure of the Indenture Trustee or the Argentine Collateral Trustee to apply funds delivered to it by (or on behalf of) the Company (or available from the Transaction Accounts) to make payments on behalf of the Company shall not constitute such a failure by the Company.

(b)          Misrepresentation. Any representation or warranty made by the Company in any Transaction Document shall have been untrue or incorrect in any respect at the time when it was made (or deemed made) and such untruth or incorrect statement (or the actual circumstances that caused such statement to be untrue or incorrect), alone or in the aggregate, shall have already had or could reasonably be expected to have a Material Adverse Effect.

(c)          Breach of Covenant. Except as specifically provided in another Default:

(i)          the Company shall have failed to observe or perform any of its covenants specified in Sections 4.1(b) , 4.1(i), 4.1(j), 4.1(k)(iii), 4.1(m) or 4.2 and/or the Company shall have failed to deliver a Change of Control Notice, Insurance Payment Notice or Asset Disposal Notice by the required date, and such failure shall continue unremedied for at least 15 days, and/or,

(ii)         the Company shall have failed to observe or perform any of its other covenants specified in Section 4.1 or any other agreement in the Transaction Documents and such failure shall continue unremedied for at least 30 days after an Authorized Officer of the Company obtains Actual Knowledge of such failure.

(d)          Failure of Collateral. Either: (i) the Argentine Collateral Trustee (on behalf of the Trust) shall, following the execution and delivery of the Argentine Collateral Trust Agreement, not have a valid fiduciary ownership interest under Argentine Applicable Law in the Transferred Rights, the Collections thereon, the Local Dollar Collection Account and/or the Peso Accounts, subject only to the Lien of the Indenture Trustee and, during the Existing Notes Pre-Redemption Period, the security interests securing the obligations under the Existing Notes, or (ii) the Indenture Trustee shall not have a first priority Lien on all or any part of the Property purported to be granted thereto pursuant to the Indenture (except to the extent released pursuant to the terms of the Transaction Documents), and subject to the Company’s rights to receive Basic Concession Operating Costs and, during the Existing Note Pre-Redemption Period, the security interests securing the obligations under the Existing Notes.

(e)          Governmental Authorizations. Any governmental authorization, license, consent, registration or approval required in or by the Applicable Laws of Argentina or any other applicable jurisdiction: (i) to enable the Company lawfully to enter into and perform its obligations under the Transaction Documents, (ii) to enable the Company to operate its business and/or generate Use Fees, (iii) to enable the Indenture Trustee and/or the Argentine Collateral Trustee to exercise the rights expressed to be granted to it in the Transaction Documents and/or (iv) to ensure the legality, validity, enforceability and/or admissibility in evidence in Argentina of any of the Transaction Documents shall cease to be in full force and effect in any respect, the effect of any of which, alone or in the aggregate, shall have already had or could reasonably be expected to have a Material Adverse Effect; it being understood in respect of each of the foregoing clauses that such clause does not cover notarizations, certified translations, registrations or any other normal-course formality for admissibility in evidence in Argentina of the Transaction Documents (except those expressly covenanted to be obtained, made or caused by the Company).

(f)           Concession Agreement. The Concession Agreement, or the Company’s rights thereunder, shall be amended, supplemented or otherwise modified, terminated, expropriated or redeemed in full or in part, or the Concession Agreement (or any part thereof) becomes invalid or illegal or otherwise ceases to be in full force and effect, in each case so long as such occurrence, alone or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; it being understood that: (i) any such occurrence that, if it had occurred on the first day of such period, would have resulted in a reduction of at least 25% of the Company’s EBITDA during the most recently ended four fiscal quarters of the Company for which Financial Statements have been prepared and (ii) any Concession Indemnification Event shall be considered to have had such a Material Adverse Effect.

(g)          Collection Ratio. For each of the two most recently completed Reporting Periods, the Collection Ratio shall be less than 1.00:1x; it being understood that such ratio will be calculable, and thus a Default may occur under this clause (g), before an applicable Payment Date.

(h)          Bankruptcy; Insolvency. With respect to the Company or any of its Significant Subsidiaries, either: (i) it shall commence a voluntary case, proceeding, petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or a judicial (including quiebra or a concurso preventivo under Argentine law) or extrajudicial preventive arrangement with some or all of its creditors (including an acuerdo preventivo extrajudicial under Argentine law) or other action: (A) under any Applicable Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, curatorship, reorganization, suspension of payments or relief of debtors seeking to have an order for relief entered with respect to it or seeking to adjudicate it bankrupt or insolvent or seeking curatorship, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, liquidator, administrator, curator, custodian, conservator or other similar official of it or for any substantial part of its Property, (ii) an involuntary case, proceeding or other action of a nature referred to in clause (i) shall be commenced against it that: (A) shall result in the entry of an order for relief or of an order granting or approving such adjudication or appointment referred to in clause (i) or (B) shall remain unstayed, undismissed or undischarged for a period of at least 90 days after the Company’s or such Significant Subsidiary’s Actual Knowledge of such action, (iii) an involuntary case, proceeding or other action shall be commenced against it that seeks issuance of a warrant of attachment, execution, distraint or similar process against any substantial part of its Property that shall result in the entry of an order for any such relief and shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof, (iv) there shall be commenced against it any extra-judicial liquidation proceedings under any applicable insolvency laws or rules of any jurisdiction, which proceedings: (A) could reasonably be expected to result in the liquidation of the Company or the applicable Significant Subsidiary or (B) remain unstayed, undismissed, unbonded (if applicable) or undischarged for at least 90 days after the Company’s or such Significant Subsidiary’s Actual Knowledge of such proceedings, (v) it shall admit in writing its inability to pay its Debts or other obligations as they become due, (vi) it shall make a general assignment for the benefit of creditors or (vii) it shall take any corporate (or similar) (or its board of directors, shareholders or similar Persons shall take any) action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the foregoing acts.

(i)           Cross-Defaults. Other than with respect to payments under the Transaction Documents: (i) the Company and/or any of its Subsidiaries shall default (as principal or guarantor or other surety) in the payment of any principal of, interest on, or premium, guaranty fees or other fees payable with respect to any credit-enhancement for, any Debt (or any similar obligation), which Debt (or obligation) is outstanding in the principal amount of at least US$20,000,000 in the aggregate (or its equivalent in any other currency), and such default shall have continued for more than the lesser of: (A) any applicable period of grace and (B) 45 days, or (ii) any other event shall occur or condition shall exist in respect of any such Debt (or obligation) referred to in clause (i) that results in the acceleration of the Company’s and/or any of its Subsidiaries’ obligation to pay (or purchase or defease) such Debt (or obligation) (or the Company and/or any of its Subsidiaries is obligated to purchase (or cause to be purchased or defeased) such Debt (or obligation)).

(j)           Judgment Defaults. Any court, other Governmental Authority or arbitrator shall enter against the Company or any of its Subsidiaries a decree, order, arbitration award, final judgment or tax claim and:

(i)          any such event, alone or in the aggregate, shall have already had or could reasonably be expected to have a Material Adverse Effect; it being understood that any decree, order, arbitration award, final judgment or tax claim for the payment of money in excess of US$20,000,000 (or its equivalent in any other currency) shall be considered to have had a Material Adverse Effect, and

(ii)         either: (A) such decree, order, arbitration award, final judgment or tax claim is not stayed, bonded, fully escrowed for or discharged within 60 days after entry thereof or (B) there shall be any period of at least 60 consecutive days during which a stay of enforcement of such judgment or order shall not be in effect.

(k)          Termination, Invalidity of Transaction Documents. Except with respect to obligations and/or Transaction Documents that have terminated by their own terms, either: (i) any of the Transaction Documents shall fail for any reason to be in full force and effect, which failure, alone or in the aggregate, shall have already had or could reasonably be expected to have a Material Adverse Effect, or (ii) the Company shall allege that any of its obligations under the Transaction Documents shall fail for any reason to be in full force and effect.

(l)           Sovereign Interference. Any interference by any Governmental Authority of Argentina shall occur in connection with, or any Argentine legislative, judicial, regulatory or other governmental action (including any banking or debt repayment moratorium or other action that increases the restrictions on the Company’s ability to make payments under the Transaction Documents) is taken that interferes with, the Transaction Documents or the conduct of the Company’s and/or any of its Subsidiaries’ business, and such interference or other action, alone or in the aggregate, shall have already had or could reasonably be expected to have a Material Adverse Effect; it being understood that any action that does (or purports to) re-denominate, re-value or otherwise alter the amount and/or currency and/or place of payment of the Company’s obligations under the Transaction Documents will be considered to have had a Material Adverse Effect.

“Default Payment” shall mean, as of any date of payment, the Redemption Price for a full payment of the Principal Balance of the Notes on such date.

“Definitive Notes” shall have the meaning specified in Section 2.3(a).

“Development Trust” shall mean the trust incorporated by means of the Contrato de Fideicomiso de Fortalecimiento del Sistema Nacional de Aeropuertos (Trust Agreement for Strengthening the Argentine National Airport System), dated December 29, 2009, between the Company, as trustor, and Banco de la Nación Argentina, as trustee, aimed at managing and allocating the funds to be transferred by the Company under the Specific Allocation of Revenue Percentage.

“Disqualified Capital Stock” shall mean that portion of any Capital Stock that, by its terms (or by the terms of any Debt or other Capital Stock into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (whether pursuant to a sinking fund obligation or otherwise), or is redeemable at the sole option of the holder thereof, in any case on or before the 91st day after the Maturity Date.

“Dollars,” “US$” and “U.S. Dollars” each shall mean the lawful currency of the United States of America.

“Dollar Accounts” shall mean each of the U.S. Dollar Collection Account and the Local Dollar Collection Account.

“Dollar Collection Account” shall mean (collectively unless otherwise expressly so stated herein): a Dollar-denominated segregated trust account maintained by and in the name of the Indenture Trustee (as of the Issuance Date, held at Citibank, N.A., New York, New York, SWIFT: CITIUS33 (ABA No. 021 000 089, DDA Account #36172242 for further credit to 117462 Ref: Aeropuertos Argentina 2000 S.A. Dollar Collection Account, which contains (a) a sub-account thereof that is also a Dollar-denominated segregated trust account maintained by and in the name of the Indenture Trustee (as of the Issuance Date, held at Citibank, N.A., New York, New York, SWIFT: CITIUS33 (ABA No. 021 000 089, DDA Account #36172242, for further credit to 117493 Ref: Aeropuertos Argentina 2000 S.A Transferred Dollar Use Fee Account and (b) a sub-account thereof that is also a Dollar-denominated segregated trust account maintained by and in the name of the Indenture Trustee (as of the Issuance Date, held at Citibank, N.A., New York, New York, SWIFT: CITIUS33 (ABA No. 021 000 089, DDA Account #36172242, for further credit to 117494 Ref: Aeropuertos Argentina 2000 S.A. Investment Earnings and Company Payment Account) for the benefit of the Beneficiaries, over each of which accounts the Indenture Trustee shall have sole and exclusive dominion and control and sole and exclusive rights of withdrawal.

“Dollars in Deposit Custody Account” shall have the meaning specified in Section 9.2.

“DTC” shall mean The Depository Trust Company, a New York corporation.

“EBITDA” shall mean, with respect to any period, the income (loss) of the Company (on a consolidated basis and as determined in accordance with IFRS) for such period, in each case eliminating (to the extent included in the calculation of such income or loss): (a) financial and holding results (which shall include all of the Company’s (on a consolidated basis) interest and foreign exchange and net monetary position gains or losses during such period), (b) income tax, (c) goodwill amortization, (d) intangible assets’ amortization, (e) property, plant and equipment depreciation and (f) other income and expenses (which shall include: (i) any net income or gain (or net loss), net of any tax effect, during such period from any extraordinary items, (ii) gains or losses during such period on Asset Disposals (other than the sale of inventory in the ordinary course of business) and (iii) any other extraordinary non-cash items for such period (other than items that will require cash payments and for which an accrual or reserve has been, or is required by IFRS to be, made).

“EBITDA to Total Debt Service Ratio” shall mean, as of any date of determination, the ratio of: (a) one-fourth of the aggregate EBITDA for the most recent four fiscal quarters of the Company for which Financial Statements have been delivered by the Company pursuant to Section 4.1(j) (or, if such date of determination is before the delivery of such Financial Statements, then (to the extent necessary to include the most recent four fiscal quarters of the Company) the EBITDA for the fiscal quarter(s) ended before the Issuance Date) to (b) the Total Debt Service for the Company’s first fiscal quarter ending after such four fiscal quarters (to the extent that any component of such Total Debt Service is not yet known, assuming that such accrues or is payable at the highest rate or amount that has been payable thereon through such date of determination).

“EBITDA to Total Interest Expense Ratio” shall mean, as of any date of determination, the ratio of: (a) one-fourth of the aggregate EBITDA for the most recent four fiscal quarters of the Company for which Financial Statements have been delivered by the Company pursuant to Section 4.1(j) (or, if such date of determination is before the delivery of such Financial Statements, then (to the extent necessary to include the most recent four fiscal quarters of the Company) the EBITDA for the fiscal quarter(s) ended before the Issuance Date) to (b) the Total Interest Expense for the Company’s first fiscal quarter ending after such four fiscal quarters (to the extent that any component of such Total Interest Expense is not yet known, assuming that such accrues or is payable at the highest rate or amount that has been payable thereon through such date of determination).

“Eligible Dollar Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par (including any issued by the Indenture Trustee, the Argentine Collateral Trustee or any of their respective Affiliates (including those for which the applicable such entity receives compensation) but excluding any obligations or securities of or issued by the Company or any Affiliate thereof); provided that such obligations or securities are denominated and payable in Dollars:

(i)          direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by: (A) the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States or (B) so long as rated at the time of such investment at least “Aa2” by Moody’s and at least “AA” by S&P, Japan, the United Kingdom, Switzerland or any member of the Euro-zone,

(ii)         demand and time deposits in, certificates of deposit of or bankers’ acceptances issued by any commercial bank or other financial institution: (A) organized under the laws of the United States, Japan, the United Kingdom, Switzerland, any member of the Euro-zone or any political subdivision thereof, (B) having at the time of such investment combined capital and surplus of not less than US$500,000,000 (or its equivalent in any other currency) and (C) having (or being a Subsidiary of a bank holding company having) a short-term unsecured debt rating of not less than “A-1” by S&P and “P-1” by Moody’s at the time of such investment,

(iii)        repurchase obligations with respect to any obligations described in clause (i) entered into with a commercial bank or other financial institution acting as principal meeting the requirements set forth in clause (ii),

(iv)        commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is issued by any corporation or other entity: (A) organized under the laws of the United States, Japan, the United Kingdom, Switzerland, any member of the Euro-zone or any political subdivision thereof and (B) having a short-term unsecured debt rating of not less than “A-1” by S&P and “P-1” by Moody’s at the time of such investment, or

(v)         money market funds having at the time of investment therein a rating in the highest investment category granted thereby by Moody’s and S&P (and in particular, regarding S&P, such rating shall have a subscript of “m” to the extent applicable), including any fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian, notwithstanding that: (A) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered; provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length, and (B) the Indenture Trustee charges and collects fees and expenses for services rendered pursuant to the Transaction Documents;

provided that each such Eligible Dollar Investment: (1) shall be: (x) evidenced by a negotiable certificate or instrument or issued in the name of the Indenture Trustee or its nominee (which may not include the Company or an Affiliate thereof, the Argentine Collateral Trustee or the Trust) or (y) in book-entry form in the name of the Indenture Trustee or its nominee (which may not include the Company or an Affiliate thereof, the Argentine Collateral Trustee or the Trust), and (2) shall mature not later than the New York Business Day before the next Payment Date, except overnight deposits (which may mature or be available on such Payment Date).

“Eligible Peso Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par (including any issued by the Indenture Trustee, the Argentine Collateral Trustee or any of their respective Affiliates (including those for which the applicable such entity receives compensation) but excluding any obligations or securities of or issued by the Company or any Affiliate thereof); provided that such obligations or securities are denominated and payable in Pesos:

(a)          time deposits with maturities of not greater than 30 days opened in Argentine financial entities with a rating at the time of investment therein equal to or higher than “AA” by Standard & Poor’s International Ratings, LLC Argentine Branch and equal to or higher than “Aal” by Moody’s Latin America Calificadora de Riesgo S.A.; provided that if no Argentine financial entity satisfies such rating requirements, then in Argentine financial entities with the highest rating granted by such rating agencies to Argentine financial entities, and

(b)          money market funds from Argentine mutual funds (Fondos Comunes de Inversión) in which the entity acting as the Argentine Collateral Trustee acts as depositing entity (sociedad depositaria) that invests principally in time deposits of the type described in clause (a), which fund has a rating at the time of investment therein equal to or higher than “AA” by Standard & Poor’s International Ratings, LLC Argentine Branch and equal to or higher than “Aal” by Moody’s Latin America Calificadora de Riesgo S.A., including any fund for which the Argentine Collateral Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian, notwithstanding that: (i) the Argentine Collateral Trustee or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered; provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length, and (ii) the Argentine Collateral Trustee charges and collects fees and expenses for services rendered pursuant to the Transaction Documents; provided that if no Argentine money market fund satisfies such rating requirements, then Argentine money market funds with the highest rating granted by such rating agencies to Argentine money market funds, and

(c)          LEBACS (Letras from the Argentine Central Bank) and LETES (Letras from the Argentine Treasury);

provided that each Eligible Peso Investment: (A) shall be: (1) evidenced by a negotiable certificate or instrument or issued in the name of the Trust, the Argentine Collateral Trustee or its nominee (which may not include the Company or an Affiliate thereof) or (2) in book-entry form in the name of the Trust, the Argentine Collateral Trustee or its nominee (which may not include the Company or an Affiliate thereof), (B) with respect to: (1) the Expense Payment Account, shall mature not later than the Business Day before the next Payment Date, except money market funds that are available for liquidation at any time, and (2) the Peso Collection Account, shall mature not later than the 30th day before the next Payment Date, except money market funds that are available for liquidation at any time.

When determining the amount in the Peso Collection Account or the Expense Payment Account, the principal amount of each Eligible Peso Investment made from funds in such account shall be included and valued at the lower of: (aa) the principal amount payable thereon upon maturity or (bb) the principal component of the amount paid to purchase such Eligible Peso Investment. For the purpose of clarification, any investment earnings accrued but not yet paid on an Eligible Peso Investment shall not be included; it being understood that any such investment earnings that have already been paid shall be included in the amount on deposit in such account to the extent still on deposit therein.

“Equity Offering” shall mean an issuance by the Company of Capital Stock issued by the Company.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and all regulations relating thereto.

“Exchange Rate” shall mean, at any time of determination, the amount of Pesos required to purchase a Dollar as most recently published by the Emerging Markets Traders Association (EMTA) in its website (www.emta.org) as the “EMTA ARS Industry Survey Rate” or, in the absence of such a publication, by Banco de la Nación Argentina (or its successor) or, if such also is not available, by the Central Bank in accordance with Central Bank Communication “A” 3500 dated March 1, 2002 pursuant to the survey mechanism established in such Communication.

“Existing Indenture” shall mean the Indenture dated December 22, 2010, among the Company, Citibank, National Association, as trustee, and La Sucursal de CitiBank N.A. Establecida en la República de Argentina (as Argentine Collateral Trustee), relating to the Existing Notes.

“Existing Notes Collateral Trustee” shall mean, La Sucursal de Citibank N.A., Establecida en la República Argentina, as collateral trustee under the Existing Indenture.

“Existing Notes Indenture Trustee” shall mean Citibank, N.A., as trustee under the Existing Indenture.

“Existing Notes Trustee” shall mean the trustee under the Existing Trust.

“Existing Notes” shall mean the obligaciones negociables issued by the Company on December 22, 2010.

“Existing Notes Pre-Redemption Period” shall mean the period from and including the Issuance Date to and including the date on which the Existing Notes are redeemed and the Existing Trust is satisfied and discharged.

“Existing Notes Redemption Date” shall mean 35 days after the Issuance Date.

“Existing Notes Redemption Principal Amount” shall mean $170,762,812.50 which is an amount equal to the aggregate principal amount of the outstanding Existing Notes as of the Issuance Date.

“Existing Trust” shall mean the Argentine Collateral Trust Agreement, dated November 26, 2010, among the Company and La Sucursal de CitiBank N.A. Establecida en la República de Argentina (as Argentine Collateral Trustee), relating to the Existing Notes.

“Expense Payment Account” shall have the meaning specified in Section 9.4.

“Fair Value” shall mean, with respect to any Property, service or business, the price (after taking into account any liabilities relating to such Property, service or business) that could be negotiated in an arm’s -length transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Financial Statements “ shall mean, with respect to any Person, the audited (with respect to a fiscal year or any other fiscal period) or unaudited (with respect to any fiscal period other than a fiscal year) balance sheets, statements of income and statements of cash flow of such Person.

“Global Notes” shall mean the Notes that are in global form (such as the Rule 144A Note and the Regulation S Note), ownership and transfers of beneficial interests in which shall be made through book entries by DTC (or its replacement(s) pursuant to Section 2.12). If there occurs a condition whereupon book-entry registration and transfer of the Global Notes are no longer permitted and Definitive Notes are to be issued to the Beneficial Owners holding interests in the Global Notes, then such Notes shall no longer be “Global Notes.”

“Governmental Authority” means any nation or government (including Argentina and the United States), any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any multilateral or supranational entity.

“Government Preferred Stock” shall mean the preferred shares (acciones preferidas), which are convertible into common shares of Capital Stock (acciones ordinarias) of the Company, issued at the Company’s shareholders’ meeting dated March 6, 2008 and authorized by the ORSNA on April 25, 2008, which were entirely subscribed by the Argentine National Government and paid in through the partial capitalization of the Company’s debt then held by the Argentine National Government, in accordance with the Memorandum of Agreement. The Government Preferred Stock is Capital Stock of the Company.

“Grant” shall mean to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, charge, create and grant a security interest in and right of setoff against an asset of the granting party, including under the UCC (or any similar Applicable Law) as in effect in any applicable jurisdiction. A Grant of the Collateral shall include all rights, powers and options (but none of the obligations) of the grantor thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the grantor or otherwise and generally to do and receive anything that the grantor is or may be entitled to do or receive thereunder or with respect thereto.

“IATA” shall mean the International Air Transport Association and its successor(s).

“IFRS” shall mean International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time.

“Improvements” shall mean the construction, repair, purchase, maintenance, upgrade or other improvement of the terminals, hangars, runways and other infrastructure at the Airports, in each case in accordance with the requirements of the Concession Agreement.

“Independent Appraiser” shall mean an internationally recognized accounting firm, appraisal firm, consultant or investment banking firm that is: (a) in the judgment of the Company’s board of directors, qualified to perform the task for which it has been engaged, and (b) independent in connection with the relevant transaction, including not being Affiliated with any of the parties to the applicable transaction(s).

“Indenture” shall mean this document, as the same may be amended, supplemented or otherwise modified from time to time and, unless the context shall otherwise require, shall include the terms of the Notes.

“Indenture Trustee” shall have the meaning specified in the preamble hereto. The Indenture Trustee shall be the trustee of the Notes issued hereunder.

“Indenture Trustee’s Representative in Argentina” shall have the meaning set forth in the preamble hereto.

“Insurance Payment” shall have the meaning specified in Section 3.7(a).

“Insurance Payment Notice” shall have the meaning specified in Section 3.7(a).

“Insurance Payment Offer” shall have the meaning specified in Section 3.8.

“Interest Period” shall mean: (a) initially, the period from and including the Issuance Date to but excluding the first Payment Date, and (b) thereafter, the period from the end of the preceding Interest Period to but excluding the next Payment Date.

“Interest” shall mean, with respect to each Payment Date, the sum of:

(a)          the product of: (i) the Interest Rate, (ii) the average daily Principal Balance during the period from and including the preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) (but not including any principal amount repaid on such beginning date) to but excluding such Payment Date and (iii) the actual number of days (based upon a month of 30 days) in the related Interest Period divided by 360; it being understood that should any Redemption Price that is paid for a redemption of the Notes include any accrued and unpaid Interest, then the calculation of the amount of Interest payable on the next Payment Date shall be adjusted to reflect such previous payment of accrued Interest,

(b)          the amount of any Interest accrued and payable on the Notes but not paid on any prior Payment Date, and

(c)          to the extent permitted by Applicable Law, the product of: (i) the Interest Rate, (ii) the amount determined pursuant to clause (b) and (iii) the actual number of days in the related Interest Period (based upon a month of 30 days) divided by 360.

“Interest Rate” shall mean 6.875% per annum.

“Investment” shall mean, with respect to any Person, any: (a) purchase or other acquisition of any Capital Stock or Debt issued by any other Person, (b) capital contribution (whether by means of any transfer of Property or otherwise) to any other Person and (c) any incurrence of Debt relating to another Person (such as a guarantee of the Debt of such other Person); provided that Investment does not include the creation of accounts receivable or similar payment rights generated in the ordinary course of business.

“Investment Grade” shall mean, Baa3 or higher by Moody’s and BBB- or higher by S&P, or the equivalent of such ratings by another Rating Agency.

“Issuance Date” shall mean the date hereof.

“Lien” shall mean, as applied to any Property, any pledge, mortgage, lien, charge, security interest, deed of trust, hypothecation, security trust, fiduciary transfer of title, assignment by way of security, charge, sale and lease-back arrangement, easement, servitude, trust arrangement or encumbrance of any kind thereon (including any conditional sale or other title retention agreement, any lease in the nature thereof or the interest of the lessor under any capitalized lease), or any other preferential arrangement having the practical and/or economic effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, such Property (including any right of setoff or similar banker’s lien). For the purpose of clarification, a Lien shall include any sales (including “true sales”) of Property in connection with any Securitization or similar transaction.

“Local Dollar Collection Account” shall mean the “Cuenta de Cobro en Dólares Local” described in the Argentine Collateral Trust Agreement.

“Make-whole Premium” shall mean, as of any date of determination, the result (not to be less than zero) of: (a) the present value (compounded on a quarterly basis) to such date of the scheduled future principal and Interest cash flows from the Principal Balance of the Notes (or portion thereof) being redeemed discounted at a per annum rate equal to the then-current bid side yield (as most recently published in the New York edition of The Wall Street Journal) on the U.S. Treasury Note having a maturity date closest to the remaining weighted average life of the Notes calculated at the applicable Redemption Date plus 0.50% per annum minus (b) the aggregate Principal Balance of the Notes (or portion thereof) to be redeemed.

“Management Agreement” shall mean the Management Support Services Agreement, dated June 8, 1999 and amended on May 29, 2001, March 7, 2005 and May 5, 2010, between the Company and Proden S.A. (as assignee of Corporación América Sudamericana S.A.), the terms of which are currently suspended but which may be reinstated at any time, without giving effect (notwithstanding anything else herein to the contrary) to any other amendment, modification, supplement, side letter or any other arrangement modifying (or purporting to modify) such agreement except to the extent that such modification is an extension of such agreement on otherwise identical terms.

“Material Adverse Effect” shall mean: (a) a material adverse effect on the Transferred Rights (including the volume and/or collectibility of the Transferred Rights), (b) a material adverse effect on the business, operations, financial condition and/or Property of the Company either individually or on a consolidated basis with its Subsidiaries, (c) a material impairment of the ability of the Company to perform its obligations under the Transaction Documents or (d) a material adverse effect on the transactions contemplated by the Transaction Documents, including: (i) on the validity or enforceability against the Company of any of the Transaction Documents, (ii) the rights and remedies of the Beneficiaries under the Transaction Documents, (iii) with respect to the valid transfer of the Transferred Rights to the Argentine Collateral Trustee (on behalf of the Trust) or the Liens Granted to the Indenture Trustee pursuant to the Transaction Documents and/or (iv) on the Trust.

“Maturity Date” shall mean the Payment Date in February 1, 2027.

“Memorandum of Agreement” shall mean the memorandum of agreement executed on April 3, 2007 between the Company and the Argentine National Government (through the Public Utilities Contract Analysis and Renegotiation Unit (Unidad de Renegociación y Análisis de Contratos de Servicios Públicos), which became effective on December 13, 2007 upon publication in the Argentine Official Gazette of Decree No. 1799/2007 of the Argentine Executive Branch ratifying such memorandum of agreement, without giving effect to (notwithstanding anything else herein to the contrary) any amendment, modification, supplement, side letter or any other arrangement modifying (or purporting to modify) such agreement.

“Minimum Denomination” shall have the meaning specified in Section 2.1(e).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors (including the surviving entity of any merger with another rating agency).

“Negotiable Obligations Law” shall mean the Ley de Obligaciones Negociables No. 23,576 enacted on June 29, 1988 (and published in the Official Gazette on July 27, 1988), as amended by Law No. 23,962 enacted on July 4, 1991 (and published in the Official Gazette on August 6, 1991).

“Net Cash Proceeds” shall mean, with respect to any Asset Disposal or Equity Offering by the Company or any of its Subsidiaries: (a) the proceeds from such Asset Disposal or Equity Offering received initially in the form of cash or Cash Equivalents (whether paid immediately or on an installment or other deferred basis) minus (b) the sum of: (i) reasonable expenses incurred by the Company or its Subsidiary (as applicable) in connection with such Asset Disposal or Equity Offering, (ii) additional Taxes paid (or in good faith estimated to be payable) by the Company or its Subsidiary (as applicable) as a result of such Asset Disposal or Equity Offering and (iii) with respect to an Asset Disposal, the amount of such cash or Cash Equivalents (if any) used to repay any Debt secured by a Lien on the Property that was the subject of such Asset Disposal, plus (c) with respect to an Asset Disposal, to the extent that such does not exceed clause (b) with respect thereto, the amount of any reduction in Taxes (as in good faith estimated by the Company) as a result of such Asset Disposal.

“New York Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York City, New York are permitted or required by Applicable Law to remain closed.

“Noteholder” shall mean the registered owner of a Note as reflected on the Register.

“Notes” shall have the meaning specified in Section 2.1(a).

“Notice” shall mean a “Notificación” as defined in the Argentine Collateral Trust Agreement.

“OFAC-Restricted Person” shall mean a Person: (a) headquartered and/or organized in Cuba, Iran, North Korea, Sudan, Syria or Ukraine (Crimea region only) and/or (b) as of the Issuance Date, a “Specially Designated National” identified by the United States Office of Foreign Assets Control.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer, the President or a Director (or equivalent individual) of such Person.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, which counsel may be an employee of the Company or other counsel reasonably satisfactory to the applicable Trustee(s) and which opinion must be in form and substance reasonably acceptable to the applicable Trustee(s).

“Optional Redemption Premium” shall mean, with respect to any optional redemption described in Section 3.2 for which payment of the applicable Redemption Price is made: (a) before the fifth anniversary of the Issuance Date, an amount equal to the Make-whole Premium, and (b) thereafter, an amount equal to: (i) the Principal Balance of the Notes (or beneficial interests therein) being so redeemed multiplied by the following percentage minus (ii) such Principal Balance:

Date of Payment	Multiplier

On or after the fifth anniversary of the Issuance Date to but excluding the sixth anniversary of the Issuance Date	103.438%

Thereafter to but excluding the seventh anniversary of the Issuance Date	102.578%

Thereafter to but excluding the eighth anniversary of the Issuance Date	101.719%

Thereafter to but excluding the ninth anniversary of the Issuance Date	100.859%

Thereafter	100.00%

“Organizational Documents” shall mean, as to any Person, the certificate of incorporation, charter, by-laws, memorandum of association, articles of association and other organizational or governing documents of such Person, including any documents pursuant to which such Person issues any Capital Stock.

“ORSNA” shall mean the Organismo Regulador del Sistema Nacional de Aeropuertos (the National Airports Regulatory Organization of Argentina) and its successor(s).

“Participants” shall have the meaning specified in Section 2.3(b).

“Paying Agent” shall have the meaning specified in Section 6.15(b).

“Payment Date” shall mean the 1st day of each February, May, August and November, beginning on May 1, 2017; provided that if any such date is not a Business Day, then such day shall not be a payment date and the next day that is a Business Day shall be a Payment Date.

“Payor” shall mean, with respect to any Use Fee or Concession Indemnification Right, the Person(s) obligated to make (or is/are otherwise making) payment with respect thereto; it being understood that, with respect to Use Fees that are charged by an airline to its passengers through or with ticket prices, such shall not include such passengers but rather the applicable airlines (or, for any such airline that makes such payments through IATA or another entity, such entity).

“Permitted Debt” shall have the meaning specified in Section 4.2(a).

“Permitted Investments” shall mean Investments: (a) in cash and Cash Equivalents other than Cash Equivalents issued by an Affiliate of the Company (including any Subsidiary of the Company), (b) in any Person that is a Subsidiary of the Company; provided that: (i) concurrently with such Investment, the other holder(s) of Capital Stock of such Subsidiary (other than directors thereof holding the minimum amount of Capital Stock required to qualify as a director thereof) make a pro rata investment in such Subsidiary and (ii) all such Investments by the Company in the aggregate from the Issuance Date may not exceed US$10,000,000 (or its equivalent in any other currency), no more than US$5,000,000 (or its equivalent in any other currency) of which may be made in any calendar year, (c) payroll, travel and similar advances that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes, (d) that exist on the Issuance Date in Subsidiaries (with respect to Debt, including Refinancing Debt therefor), (e) received as a result of a bankruptcy, reorganization or similar occurrence with respect to any Person (with respect to Debt, including Refinancing Debt therefor) or a litigation, arbitration or other dispute with respect to Persons who are not Affiliates of the investing Person, (f) to the extent in compliance with Section 4.2(d), resulting from consideration (other than cash and Cash Equivalents) received in an Asset Disposal, and/or (g) arising as a result of interest rate or currency hedging obligations permitted by Section 4.2(a)(iv).

“Permitted Liens” shall mean:

(a)          Liens created (i) for the benefit of the Beneficiaries and (ii) in respect of the Company’s Basic Concession Operating Costs, in each case, under or pursuant to any of the Transaction Documents,

(b)          Liens existing on the Issuance Date and securing the same Debt or other obligations (the “Original Secured Obligations”) as are secured thereby on the Issuance Date (or Refinancing Debt for such obligations; provided that such Liens do not extend to any Property greater than the Property securing the Original Secured Obligations),

(c)          each of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding have been commenced: (i) Liens for Taxes or other similar charges not yet due or that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions with respect thereto are maintained on the books of the Company or its applicable Subsidiary to the extent required by applicable accounting principles, (ii) statutory Liens, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, arising in the ordinary course of business that secure amounts not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings, if adequate reserves or other appropriate provisions with respect thereto are maintained on the books of the Company or its applicable Subsidiary to the extent required by applicable accounting principles, (iii) any easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that do not, individually or in the aggregate, materially impair the business of the Company and/or any of its Subsidiaries, (iv) Liens or deposits in the ordinary course of business incurred or made as required by Applicable Law in connection with workers’ compensation, unemployment insurance and social security, (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (vi) Liens arising out of judgments, decrees, orders or awards not giving rise to a Default or Unmatured Default that are being contested in good faith by appropriate proceedings (or if the period within which such proceeding may be initiated shall not have expired), if adequate reserves or other appropriate provisions with respect thereto are maintained on the books of the Company or its applicable Subsidiary to the extent required by applicable accounting principles,

(d)          any interest or title of a lessee under any lease entered into by the Company or its applicable Subsidiary in the ordinary course of business and covering only the Property so leased,

(e)          banker’s liens and like encumbrances by financial institutions on deposits, securities or other funds maintained by the Company or any of its Subsidiaries with such financial institution in the ordinary course of business,

(f)           purchase money Liens on Property of the Company or any of its Subsidiaries securing Debt incurred by such Person for the financing of its acquisition or leasing of such Property; provided that the principal amount of such Debt does not exceed the cost of such Property and such Lien is created within 30 days of such acquisition or lease,

(g)          Liens securing any Debt of a Person existing at the time that such Person becomes a Subsidiary of the Company (or merges with the Company or any of its Subsidiaries) or that is assumed in connection with the acquisition by the Company or any of its Subsidiaries of Property from another Person; provided that: (i) neither such Debt nor such Liens were incurred in connection with, or in anticipation or contemplation of, such event and (ii) such Liens do not extend to or cover any Property of the Company or any of its Subsidiaries other than the Property that secured such Debt immediately before such event (e.g., a Lien that previously covered “all of the inventory” of a Person merged into the Company would not be permitted to cover “all of the inventory” of the Company as successor to such other Person but rather may only cover the Property of such Person existing at the time of such event), and

(h)          other Liens securing Debt (other than Subordinated Debt) incurred after the Issuance Date in compliance with the requirements of Section 4.2(a).

“Permitted Shareholders” shall mean: (a) Southern Cone Foundation, to the extent that all of the beneficiaries and potential beneficiaries thereunder are Persons described in clause (b) and/or religious, charitable or educational institutions, and (b) members of the Eurnekian family; the respective estates, spouses, heirs, ascendants, descendants and legatees of the members of the Eurnekian family; any trust established solely for the benefit of any one or more of the individuals named in this clause (b); and any Person Controlled by one or more of the other Permitted Shareholder(s).

“Person” shall mean any individual, corporation, company, partnership, joint venture, trust, estate, unincorporated association, Governmental Authority or other entity of whatever nature.

“Peso” and “AR$” each shall mean the lawful currency of the Republic of Argentina.

“Peso Account” shall mean each of the Expense Payment Account and the Peso Collection Account.

“Peso Collection Account” shall mean the “Cuenta de Cobro en Pesos” described in the Argentine Collateral Trust Agreement.

“Principal Balance” shall mean, as of any date of determination, the outstanding principal balance of the Notes on such date (or, with respect to any Note or beneficial interest therein, the outstanding principal balance thereof) after giving effect to: (a) any payments made on or before such date for all or any portion of the principal of the Notes, (b) the cancellation of all or any portion of the principal of the Notes as a result of the Company acquiring any Notes (or beneficial interests therein) and having such principal amount canceled as noted in Sections 2.7(b) or (c) and (c) any increases therein on or before such date as a result of an increase permitted by Section 2.1(g).

“Prohibited Nations Acts” shall mean: (a) the Trading with the Enemy Act of 1917, 50 U.S.C. app. §1 et seq., of the United States of America, (b) the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., of the United States of America, (c) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), Pub. L. No. 107-56, 115 Stat. 272, of the United States of America, and (d) any similar laws, acts, executive orders or similar governmental actions of the United States of America or Argentina, in each case including regulations issued thereunder and as amended or supplemented from time to time.

“Property” shall mean, with respect to any Person, any actual or fiduciary right or interest in or to property or other assets (whether owned by such Person or a third party), contract rights and/or revenues of any kind whatsoever, whether real, personal or mixed, whether tangible or intangible, whether existing on the Issuance Date or to be created in the future.

“QIB” shall mean a “qualified institutional buyer” as such term is defined from time to time for purposes of Rule 144A.

“Quarterly Amortization Amount” shall mean: (a) for each Payment Date from from May 1, 2019 through February 1, 2027, US$12,500,000 (as such amount may be decreased as described in Sections 2.7(b), 2.7(c), 3.2(a), 3.4(a) or 5.2(d) or (c) or increased as the result of the issuance of additional Notes as described in Section 2.1(g); it being understood that any Payment Date’s amortization amount resulting from any such decrease or increase for any Payment Date shall be rounded upwards to the next US$0.01).

“Rating Agency” shall mean each of Moody’s and S&P; provided, that if either Moody’s or S&P shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a “nationally recognized statistical rating organization” registered under the Section 15E of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Record Date” shall mean, with respect to each Payment Date, 5:00 p.m. (New York City time) on one New York Business Day immediately prior to such Payment Date.

“Redemption Date” shall mean the date of any redemption of all or a portion of the Principal Balance of the Notes, whether through payment of a Default Payment or an optional redemption.

“Redemption Price” shall mean, as of any date of determination, an amount equal to the sum of: (a) the Principal Balance of the Notes (or, in the case of a partial redemption, the portion thereof to be redeemed), (b) all accrued and unpaid Interest (if any) on such redeemed principal amount to but excluding the Redemption Date, (c) all unpaid Additional Amounts, (d) the Redemption/tender Premium (if applicable) for the Notes (or, in the case of a partial redemption, the portion thereof to be redeemed) to but excluding the Redemption Date and (e) all other amounts then due and payable to Beneficiaries by the Company under the Transaction Documents (including any fees, expenses, indemnities or other amounts payable to the Indenture Trustee and/or the Argentine Collateral Trustee).

“Redemption/tender Premium” shall mean, with respect to any redemption or purchase of the Notes by the Company as described in Article III, the amount relating to the redemption/purchase of principal of the Notes (or beneficial interests therein) that is in excess of the Principal Balance of such Notes (or the portion thereof so redeemed/purchased) (including the Optional Redemption Premium with respect to any redemption described in Section 3.2).

“Refinancing Debt” shall mean any Debt, including the Notes or any additional Notes issued pursuant to this Indenture (the “New Debt”) incurred in exchange for or to refinance, replace, defease or refund the Existing Notes or any other Debt outstanding and specified in writing to the Trustees (the “Original Debt”) in whole or in part so long as: (a) the aggregate principal amount (or initial accreted value, if applicable) of such New Debt as of the date of any funding under such New Debt does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Original Debt (or portion thereof so exchanged, refinanced, replaced, defeased or refunded), (b) such New Debt has: (i) a final maturity that is equal to or later than the final maturity of the Original Debt and (ii) a weighted average life to maturity that is equal to or greater than the weighted average life to maturity of the Original Debt, and (c) other than Persons other than the Company and its Subsidiaries, the obligor(s) of the New Debt are the same as (or fewer than) the obligor(s) of the Original Debt.

“Register” shall have the meaning specified in Section 2.9(a).

“Regulation S” shall mean Regulation S under the Securities Act.

“Regulation S Note” shall have the meaning specified in Section 2.3(c).

“Remaining Asset Disposal Amount” shall have the meaning specified in Section 4.2(d)(ii).

“Remaining Insurance Payment Amount” shall have the meaning specified in Section 3.8(a).

“Reporting Period” shall mean: (a) initially, the period commencing on January 1, 2017 and ending at the end of the last day of March, 2017 and (b) thereafter, each successive period of three consecutive calendar months thereafter.

“Reserve Account” shall have the meaning specified in Section 9.10.

“Responsible Officer” shall mean, with respect to: (a) the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including the president, any vice president, any assistant vice president, the treasurer, any assistant treasurer, any trust officer or any other officer customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case so long as such officer has direct responsibility for or is otherwise involved in the administration of the transactions contemplated by the Transaction Documents and the manager(s) of such officer within the Corporate Trust Office, and (b) the Argentine Collateral Trustee, any officer of the Argentine Collateral Trustee, including the president, any vice president, any assistant vice president, the treasurer, any assistant treasurer, any trust officer or any other officer customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case so long as such officer has direct responsibility for or is otherwise involved in the administration of the transactions contemplated by the Transaction Documents and all managers of such officer.

“Restricted Notes” shall mean the Rule 144A Note and all other Notes (including Definitive Notes) evidencing the obligations, or any portion of the obligations, initially evidenced by such Rule 144A Note, other than Notes transferred or exchanged as provided in Section 2.10(c).

“Restricted Payment” shall mean: (a) any reduction or return of capital, any payment of any dividends or other payments on Capital Stock (other than in the form of additional Capital Stock of the same type), (b) the authorization or making of any other distribution, any payment or delivery of Property (including cash) to holders of Capital Stock in their capacity as holders of Capital Stock, (c) the redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration by a Person of any of its Capital Stock now or hereafter outstanding (including any warrants, rights or options with respect to its Capital Stock), (d) except to the extent made with the proceeds of a substantially concurrent receipt of proceeds of new Capital Stock or Subordinated Debt, the making of any payments with respect to principal or interest on, or the purchase, redemption or defeasance of, any Subordinated Debt, or (e) the setting aside of any funds for any of the foregoing purposes.

“Reversion Date” shall have the meaning specified in Section 4.2(k).

“Rule 144A” shall mean Rule 144A under the Securities Act.

“Rule 144A Note” shall have the meaning specified in Section 2.3(c).

“S&P” shall mean S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC and its successors (including the surviving entity of any merger with another rating agency).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933 and all regulations relating thereto.

“Securitization” shall mean, with respect to any Person, any sale, assignment or other transfer by such Person of accounts receivable, lease receivables or other payment rights owing (currently or in the future) to such Person, or any interest in any of the foregoing (whether with or without any collections and other proceeds thereof, any collection or deposit accounts related thereto and/or any security, guarantees or other Property or claims in favor of such Person supporting or securing payment by the obligor thereon of, or otherwise related to, any such accounts receivable, lease receivables or other payment rights).

“Significant Subsidiary” shall mean a Subsidiary of the Company that, as of the end of the Company’s most recently ended fiscal quarter, represented (itself on a consolidated basis with its own Subsidiaries) at least: (a)_5% of the total assets of the Company (on a consolidated basis in accordance with IFRS) and/or (b)_5% of the total gross revenues and/or net income for the four fiscal quarters of the Company (on a consolidated basis in accordance with IFRS) ended as of the end of the Company’s most recently ended fiscal quarter.

“Similar Law” shall have the meaning specified in Section 2.13.

“Specific Allocation of Revenue Percentage” shall mean 15% (which is equivalent to the percentage of the total revenues of the Concession that, as of the Issuance Date, is payable by the Company to the Development Trust pursuant to the Memorandum of Agreement).

“Specific Allocation of Tariff Increase Amount” shall mean (i) 100% of the difference between the increase of the international and regional passenger use fees approved by ORSNA Resolution 117/2012 as compared to the international and regional fees approved by ORSNA Resolution 126/2011 pursuant to ORSNA Resolution No. 118/2012, as amended, and currently payable by the Company to the Development Trust from November 2012 until (i) the earlier of the expiration of the Concession or 30 years from November 2012 or (ii) the date on which the work related to the investment plan corresponding to 2012 has been terminated, plus (ii) 10.72% of the international and regional passenger use fees approved by ORSNA Resolution 117/2012), pursuant to Resolution No. 45/2014, as amended, and currently payable by the Company to the Development Trust from March 2014 until the earlier of the expiration of the Concession or 30 years from March 2014.

“Subordinated Debt” shall mean any unsecured Debt: (a) that is created under or evidenced by a document containing provisions specifically providing for and otherwise evidencing the subordination of such Debt to the Notes and the Company’s other payment obligations under the Transaction Documents and (b) the incurrence of which is permitted under Section 4.2(a).

“Subsidiary” shall mean, with respect to any Person at any time, a corporation, partnership or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar body) of such corporation, partnership or other entity are at such time owned, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Suspension Period” shall have the meaning specified in Section 4.2(k).

“Suspension Covenants” shall have the meaning specified in Section 4.2(k).

“Taxes” shall mean all taxes, levies, customs duties, imposts, fees, assessments or other charges, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, turnover, transfer, franchise, profits, license, withholding, payroll, employment, social contributions, excise, estimated, severance, stamp, occupation, property import, export or other taxes, levies, customs duties, imposts, fees, assessments or charges of any kind whatsoever, together with any interest, penalties, adjustments for inflation, monetary corrections, additions to tax or additional amounts imposed by any Governmental Authority.

“Total Debt” shall mean, with respect to any date of determination: (a) the total Debt of the Company as of the date of the Financial Statements that have been most recently delivered by the Company pursuant to Section 4.1(j) (or, before the first such delivery, as of September 30, 2016) plus (b) all additional Debt incurred by the Company since the date of such Financial Statements minus (c) all payments of the principal of any such Debt (including, with respect to Capital Lease Obligations, the principal component of rental payments thereunder) made since the date of such Financial Statements, in each case on a consolidated basis and as determined under IFRS.

“Total Debt Service” shall mean, with respect to any period, the Debt Service of the Company (on a consolidated basis and determined in accordance with IFRS) during such period; it being understood that any such Debt Service required to be paid during such period but with respect to which such payment has not yet been made shall constitute Debt Service with respect to such period.

“Total Debt to EBITDA Ratio” shall mean, with respect to any date of determination, the ratio of: (a) the Total Debt as of such date of determination to (b) the aggregate EBITDA for the most recent four fiscal quarters of the Company for which Financial Statements have been delivered by the Company pursuant to Section 4.1(j) (or, if such date of determination is before the delivery of such Financial Statements, then (to the extent necessary to include the most recent four fiscal quarters of the Company) the EBITDA for the fiscal quarter(s) ended before the Issuance Date).

“Total Interest Expense” shall mean, with respect to any period, the Total Debt Service during such period other than the portion thereof representing the payment of principal (including, with respect to Capital Lease Obligations, the principal component of rental payments thereunder); it being understood that any such amounts required to be paid during such period but with respect to which such payment has not yet been made shall constitute part of the Total Interest Expense with respect to such period.

“Transaction Account” shall mean each of the Dollar Accounts and the Peso Accounts.

“Transaction Documents” shall mean this Indenture, the Notes, the Argentine Collateral Trust Agreement and the Notices.

“Transfer Agent” shall have the meaning specified in Section 2.9(a).

“Transferred Concession Indemnification Rights” shall mean the Company’s rights, title and interest in, to and under (but none of its obligations under or relating to) 100% of the Concession Indemnification Rights, including the right to receive and retain all payments thereunder and other proceeds thereof.

“Transferred Rights” shall mean, collectively: (a) the Transferred Use Fees and the Transferred Concession Indemnification Rights and (b) the Company’s rights in, to and under (but none of its obligations under or relating to) the Concession Agreement, other contractual agreements and Applicable Laws to the extent necessary in order to receive and pursue payments under the Property described in clause (a).

“Transferred Use Fees” shall mean the Company’s rights, title and interest in, to and under (but none of its obligations under or relating to) each payment of the Use Fees, including the right to receive and retain all payments thereunder and other proceeds thereof, other than: (a) an amount equal to the sum of (i) the product of the Specific Allocation of Revenue Percentage at the time of such payment (the payment of which fees and the Transferred Use Fees will be pari passu) multiplied by the amount of such payments, plus (ii) the Specific Allocation of Tariff Increase Amount, and (b) to the extent that the portion thereof exceeds the portion set forth above, such Use Fees generated by airlines that are OFAC-Restricted Persons.

“Trust” shall mean the trust (named “Fideicomiso de garantía Aeropuertos Argentina 2000”) created under the Argentine Collateral Trust Agreement, which trust was created in accordance with Argentine Civil and Commercial Code.

“Trustee” shall mean each of the Indenture Trustee and the Argentine Collateral Trustee.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction(s) in the United States.

“Unmatured Default” shall mean any event that with the lapse of time or the giving of notice, or both, would become a Default.

“Use Fees” shall mean, with respect to each payment thereof by a Payor, whether collected directly by the Company, by an airline or any other Person, the international airport passenger charges (tasas de uso de aeroestación internacional) and regional airport passenger charges (tasas de uso de aeroestación regional) (including as determined in accordance with the Concession Agreement and Annex II of the Memorandum of Agreement) payable by (or per) passengers that depart from an Airport on a flight to a destination outside of Argentina; it being understood that such includes any such payments made by a passenger directly or indirectly to (or for the benefit of) the Company, including any such payments in cash or with a credit or similar card.

“Wholly-owned Subsidiary” shall mean any Subsidiary of the Company all the outstanding Capital Stock (other than directors’ qualifying shares and, to the extent required by Applicable Law, Capital Stock representing no more than 5% of such Subsidiary’s Capital Stock) is owned, directly or indirectly, by the Company.

Section 1.2           Rules of Construction. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The words “hereof,” “herein,” “hereunder” and similar words refer to this Indenture as a whole and not to any particular provisions of this Indenture, and any subsection, Section, Article, Annex, Schedule and Exhibit references are to this Indenture unless otherwise specified.

(c)          The term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically).

(d)          The term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation).”

(e)          Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including.”

(f)           The words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

(g)          Unless otherwise expressly provided herein: (i) references to agreements (including this Indenture) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by any Transaction Document, and (ii) references to any Applicable Law or accounting principle are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such Applicable Law.

(h)          Capitalized terms used but not defined herein and that are defined in Article 8 or 9 the UCC of the State of New York shall have the meaning given them in such Articles; it being understood that the term “documents” described in clause (c) shall have either the meaning set forth in such clause or in the UCC as the context requires.

ARTICLE II

ISSUE, EXECUTION, FORM AND

REGISTRATION OF NOTES

Section 2.1         Creation and Designation. (a) There is hereby created a series of notes to be known as the “Senior Secured Notes Due 2027” (the “Notes”). The Notes shall be issued in fully registered form, without interest coupons, with such applicable legends as are set forth in Section 2.11 and with such omissions, variations and insertions as are permitted by this Indenture. Each Note shall be substantially in the form attached hereto as Exhibit A. The Notes may have such letters, numbers or other marks of identification and such legends or endorsements printed or typewritten thereon as may be required to comply with any Applicable Law or to conform to general usage. No Notes will be issued in bearer form. The Company agrees to cause the Notes to comply with Article 36 of the Negotiable Obligations Law.

(b)          Subject to Section 2.1(g), the aggregate principal amount of the Notes that may be authenticated and delivered is US$400,000,000. All Notes shall be issued to the applicable Noteholders on the Issuance Date, except Notes issued in connection with the transfer, exchange or replacement of existing Notes as provided in this Article and Notes issued pursuant to Section 2.1(g), and shall be payable in Dollars.

(c)          So long as no Default Payment is required to be paid, on each Payment Date principal shall be payable in respect of the Notes in an amount equal to the Quarterly Amortization Amount corresponding to such Payment Date. The amount of the Notes (or portions thereof) so paid may not be reissued hereunder. The final distribution of principal, Interest and Additional Amounts (if any) with respect to the Notes is required to be made on the Maturity Date.

(d)          Interest payable with respect to the Notes shall be payable quarterly in arrears on each Payment Date, commencing on the first Payment Date after the Issuance Date.

(e)          The Notes (or beneficial interests therein) shall be in original principal denominations of US$150,000 (the “Minimum Denomination”) and integral multiples of US$1,000 in excess thereof, and shall have a minimum subscription amount of US$150,000.

(f)           Each Note represents the right to receive pro rata payments of Interest and principal with respect to the Notes; it being understood that, with respect to any tenders described in Sections 3.6, 3.7 and 3.8, the Company’s purchase of any Notes (or beneficial interests therein) participating in such tender shall be made on a pro rata basis only among such participating Notes (or beneficial interests therein).

(g)          The Company may from time to time, without the consent of the Noteholders (but subject to the approval of the CNV to the extent required under applicable law), issue additional Notes that (other than the issuance date, dates on which principal is payable, interest rate, redemption prices thereof, the issue price thereof and (at least for a period) trading restrictions and CUSIP and/or other securities numbers) are identical to the then-existing Notes (including with respect to voting, the receipt of payments and the sharing of collateral); provided that:

(i)           the remaining Quarterly Amortization Amounts are increased on a pro rata basis to reflect such additional issuance, which increase shall occur automatically upon the issuance of such additional Notes,

(ii)          the Company and the Indenture Trustee shall have received evidence that, immediately after such issuance, the Notes will be rated by each Rating Agency no less than the lower of such Rating Agency’s initial and then-current (i.e., before such additional issuance) ratings on the Notes,

(iii)         such issuance complies with the requirements of Section 4.2(a)(xi),

(iv)         the Collection Ratio for the most recent Reporting Period (if the first Reporting Period has not yet been completed, determined as if the Transaction Documents had been in effect for the previous 12 months would be at least 1.00:lx if determined on the date of the issuance of such additional Notes (determined on a pro forma basis using the assumption that such additional Notes had already been issued and outstanding for the entirety of the applicable Interest Period),

(v)          the proceeds of such issuance are used by the Company to repay the Company’s existing Debt, to finance capital expenditures of the Company’s “Group A” airports, for general working capital purposes and/or to pay fees and expenses related to such issuance,

(vi)         the Company shall have delivered to the Indenture Trustee and the Argentine Collateral Trustee an Opinion of Counsel from Argentine counsel that the payment of Interest and principal on the Notes (including such additional Notes) may continue to be made in the manner provided for in the Transaction Documents, including the retention and application of funds in the Transaction Accounts as provided for in this Indenture,

(vii)        such additional Notes shall be deemed to have been issued on the previous Payment Date (or, with respect to issuances during the initial Interest Period, the Issuance Date) and the purchase price therefor thus shall include the amount of Interest that will be deemed to have accrued on such additional Notes since their deemed issuance date,

(viii)       no Default or Unmatured Default exists and no Default Payment is required to be paid, and

(ix)          the Indenture Trustee shall have received an Officer’s Certificate of the Company that all conditions precedent to such issuance described in Sections 2.1(iii), (iv), (v) and (viii) have been fulfilled (or, with respect to Section 2.1(v), will be fulfilled); it being understood that the Indenture Trustee shall be entitled to rely upon such Officer’s Certificate, shall have no obligation or responsibility to confirm the satisfaction of such conditions precedent and shall have no liability with respect thereto.

Each of the Company, the Indenture Trustee and the Argentine Collateral Trustee are (without the need for any approvals, consents or instructions from any Noteholders, but in accordance with all other provisions applicable thereto) authorized to join in the execution of any amendment (including amendment and restatement) of any Transaction Document(s) to the extent required to provide for such increase in the Principal Balance of the Notes. Promptly after any such issuance, the Indenture Trustee shall provide notice thereof to each of the Noteholders.

In the event that any additional Notes are not fungible with any Notes previously issued for U.S. federal income tax purposes, such non-fungible additional Notes shall be issued with a separate ISIN, Common Code, CUSIP or other securities identification number, as applicable, so that they are distinguishable from such previously issued Notes.

Section 2.2         Execution, Authentication and Delivery of Notes. (a) Upon receipt of a Company Order to do so, and delivery by the Company to the Indenture Trustee of the Rule 144A Note and the Regulation S Note, the Indenture Trustee shall duly authenticate and deliver such Notes in authorized denominations equaling in the aggregate the initial Principal Balance.

(b)          Each Note shall be executed on behalf of the Company by at least two Authorized Officers of the Company, which must include at least one member of the board of directors of the Company and at least one member of the supervisory committee of the Company. Each such signature shall be the manual or facsimile signature of such Authorized Officers. With the delivery of this Indenture, the Company is furnishing an Officer’s Certificate identifying and certifying the incumbency and specimen signatures of its Authorized Officers. Until the Indenture Trustee receives a subsequent Officer’s Certificate updating such list, the Indenture Trustee shall be entitled to rely conclusively upon the last such Officer’s Certificate delivered to it for purposes of determining the Company’s Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Company and the Indenture Trustee.

(c)          In case any Authorized Officer of the Company who shall have signed any Note shall cease to be an Authorized Officer of the Company before the Note so signed shall be authenticated and delivered by the Indenture Trustee, such Note nevertheless may be authenticated and delivered as if the Person who signed such Note on behalf of the Company had not ceased to be such Authorized Officer. Any Note signed on behalf of the Company by a person who, as at the actual date of his/her execution of such Note, is an Authorized Officer of the Company, shall be a valid and binding obligation of the Company notwithstanding that at the date hereof any such Person is not an Authorized Officer of the Company.

Section 2.3         Initial Form of Notes. (a) The Notes, upon original issuance, shall be issued in the form of a typewritten or printed Global Note registered in the name of DTC or its nominee and (other than DTC, its replacement(s) described in Section 2.12 or their/its respective nominee(s)) no Noteholder investing in the Notes shall receive a definitive note representing such Noteholder’s interest in the Notes except to the extent that definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Noteholders in accordance with Section 2.12. Unless and until Definitive Notes are so issued in exchange for such Global Notes, DTC (or its replacement(s) described in Section 2.12) will make book-entry transfers among its/their Participants and receive and transmit distributions of principal and Interest on such Global Notes to its/their Participants.

(b)          Except as set forth in Section 2.3(e), neither any members of, nor participants in, DTC (or its replacement(s) pursuant to Section 2.12) (the “Participants”) nor any other Persons on whose behalf Participants may act shall have any rights under this Indenture with respect to any Global Note, and DTC (or its replacement(s) pursuant to Section 2.12) or their/its respective nominee(s), as the case may be, shall be treated by the Company, the Indenture Trustee and any agent thereof as the absolute owner and holder of such Global Note registered in its name for all purposes whatsoever. Except as set forth in Section 2.3(e), unless and until Definitive Notes are issued in exchange for such Global Notes pursuant to Section 2.12: (i) the Company, the Indenture Trustee and any agent thereof may deal with DTC (or its replacement(s) pursuant to Section 2.12) or their/its respective nominee(s) for all purposes (including the making of distributions on the Global Notes) as the authorized representatives of Beneficial Owners holding beneficial interests in such Global Notes and (ii) the rights of such Beneficial Owners shall be exercised only through DTC (or its replacement(s) pursuant to Section 2.12) or their/its respective nominee(s) and shall be limited to those established by Applicable Law and agreements among such Beneficial Owners, DTC (or its replacement(s) pursuant to Section 2.12) and their/its respective nominee(s). Notwithstanding the foregoing, nothing herein shall prevent the Company or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC (or its replacement(s) pursuant to Section 2.12) or their/its respective nominee(s) or impair, as between DTC (or its replacement(s) pursuant to Section 2.12), the Participants and any other Persons on whose behalf a Participant may act, the operation of the customary practices of such Persons governing the exercise of the rights of a Noteholder.

(c)          The Notes offered and sold in their initial distribution in reliance upon: (i) Rule 144A under the Securities Act shall be issued in the form of a single, permanent Global Note in fully registered form, without interest coupons, registered in the name of DTC (or its replacement(s) thereof pursuant to Section 2.12) or its nominee and deposited with the Indenture Trustee, as custodian for such registered Noteholder (the “Rule 144A Note”), and (ii) Regulation S under the Securities Act shall be issued in the form of a single, permanent Global Note in fully registered form, without interest coupons, registered in the name of DTC (or its replacement(s) thereof pursuant to Section 2.12) or its nominee and deposited with the Indenture Trustee, as custodian for such registered Noteholder (each, a “Regulation S Note”).

(d)          The Indenture Trustee shall have no responsibility or obligation to any Beneficial Owner that is a member of (or a Participant in) DTC (or its replacement(s) pursuant to Section 2.12) or any other Person with respect to the accuracy of the records of DTC (or its replacement(s) pursuant to Section 2.12), or a nominee thereof, or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of prepayment) or the payment of any amount or delivery of any Notes (or other security or Property) under or with respect to the Notes. The Indenture Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC (or its replacement(s) pursuant to Section 2.12) with respect to its members, Participants and any beneficial owners in the Notes.

(e)          Notwithstanding anything herein to the contrary, with respect to any Global Note held through DTC (or its replacement(s) pursuant to Section 2.12) or a nominee thereof, each Beneficial Owner holding a beneficial interest in such Global Note may be considered to be a “Noteholder” of its portion of the Notes for purposes of voting the vote relating thereto (including in determining the Controlling Party) (for example, such Beneficial Owner may consent to any waiver or amendment directly without requiring the participation of the applicable clearing system or its nominee and may attend and vote at meetings of Noteholders); it being understood that the Indenture Trustee shall have received evidence satisfactory to it in its sole discretion that such Beneficial Owner holds the beneficial interests in such Global Note that it purports to vote, and such evidence of ownership may include a securities position, participant list or other information or proxy statement obtained from DTC (or its replacement(s) pursuant to Section 2.12).

(f)           In accordance with Article 29 of the Negotiable Obligations Law, any Argentine depositary of a Global Note (or acting as a holder of a beneficial interest in a Global Note) shall, in accordance with the provisions of the Argentine Capital Markets Law, at the request thereof deliver to a Beneficial Owner holding through such depositary a comprobante del saldo de cuenta (account balance certificate) in respect of such Noteholder’s beneficial interests in such Global Note.

Section 2.4         Certificate of Authentication. (a) The form of the Indenture Trustee’s (as trustee of the Notes) certificate of authentication to be borne by the Notes shall be substantially as follows:

This is one of the Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Authorized Officer

Dated:

(b)          Only such Notes as bear the Indenture Trustee’s certificate of authentication and are executed by the Indenture Trustee by manual (and not facsimile) signature of one or more of its Authorized Officer(s) shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Indenture Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication.

Section 2.5         Payment. (a) The principal of, and Interest (and premium and any other amount, if any) on, the Notes shall be payable by the Company when due in Dollars, in immediately available funds. While the Notes constitute unconditional and unsubordinated obligations of the Company, it is expected that payments to Noteholders of principal and Interest on the Notes will (as provided in Article IX) be made from funds on deposit in the Dollar Collection Account or, should such funds be insufficient for such purposes, from funds in the other Transaction Accounts; it being understood that, should the amounts in the Transaction Accounts be insufficient for any payment to Noteholders, then the Company is fully obligated to make such payments as and when due.

(b)          Except as specified in Section 2.5(c), payments of all amounts that become due and payable with respect to any Note shall be made by the Indenture Trustee without surrender or presentation of any Note to either Trustee. Neither Trustee shall have any responsibility regarding notations of payment on a Note and shall be responsible only for maintaining its records in accordance with this Indenture. Absent manifest error, the records of the Indenture Trustee shall be controlling as to payments.

(c)          Notwithstanding Section 2.5(b), the final payment of principal in respect of any Note shall be made only against surrender of such Note at the Corporate Trust Office of the Indenture Trustee (or such other location as the Indenture Trustee shall notify the Noteholders). The failure of any Noteholder to deliver its Note for final payment when so required shall not result in the accrual of any additional Interest with respect thereto (that is, Interest shall cease to accrue with respect thereto on the date on which such Note would have received final payment had it been properly surrendered in the manner required in this paragraph).

(d)          Payments to a Noteholder shall be made by electronic funds transfer in immediately available funds to an account maintained by such Noteholder with a bank having electronic funds transfer capability or, if such valid transfer instructions have not been provided by a Noteholder to the Indenture Trustee by the New York Business Day before the applicable date of payment, by check sent by first-class mail to the address of such Noteholder appearing on the Register as of the relevant Record Date; it being understood that the final payment in respect of principal of any Note shall be made only as provided in Section 2.5(c). Unless such designation for payment by electronic funds transfer is revoked, any such designation made by a Noteholder with respect to a Note shall remain in effect with respect to any future payments in respect of such Note. The Company shall pay any wiring or similar administrative costs that are imposed in connection with making payments by wire transfer.

(e)          All payments by (or on behalf of) the Company under the Transaction Documents (other than payments to the Argentine Collateral Trustee) shall be delivered to the Indenture Trustee in the United States in Dollars by no later 12:00 noon (New York City time) on the New York Business Day before the date on which such amounts are due to be distributed to the Noteholders; provided that (i) funds available for application in the Dollar Collection Account at such time shall be considered to have been timely delivered to the Indenture Trustee and (ii) such payments relating to the Company’s purchase of any Notes (or beneficial interests therein) pursuant to any tender offer described in Sections3.5, 3.6 or 3.7 shall be delivered to the participating Noteholders in the manner described in such tender offer. Any such payment received by the Indenture Trustee after such time shall be considered to have been paid on the following New York Business Day and, with respect to any payment of principal on the Notes, additional Interest shall be immediately payable by the Company with respect thereto.

Section 2.6         Mutilated, Destroyed, Lost or Stolen Notes. If: (a) any mutilated or defaced Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and of the ownership thereof, and (b) in the case of a Note that has been destroyed, lost or stolen, there is delivered to the Company and the Indenture Trustee such security or indemnity as may be required by the Company and/or the Indenture Trustee to save each of them harmless (provided that if the applicable Noteholder has a net worth of at least US$50,000,000 (or its equivalent in any other currency) or its long-term unsecured foreign currency obligations have a rating from either S&P or Moody’s of at least “A” or at least “A2” (as applicable), then such Noteholder’s own unsecured agreement of indemnity shall be deemed satisfactory; it being understood that the Indenture Trustee may reasonably request information necessary to establish that any such Noteholder has such net worth or rating for purposes of this Section), then, in the absence of Actual Knowledge of a Responsible Officer of the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as defined in Section 7-303 of the UCC), the Indenture Trustee, at the direction of the Company, shall authenticate, register and deliver, in exchange and substitution for (upon surrender and cancellation thereof) or in lieu of and in substitution for any such mutilated, defaced, destroyed, lost or stolen Note, a new Note executed by the Company of like tenor (and dated the date of such mutilated, defaced, destroyed, lost or stolen Note) and of equal original principal amount registered in the same manner. Upon the issuance of any substituted Note under this Section, the Indenture Trustee may require the payment by the Noteholder thereof of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any fees and expenses (including those of the Indenture Trustee) connected therewith. Any duplicate Note issued pursuant to this Section shall constitute conclusive evidence of the same indebtedness of the Company, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

Section 2.7         Cancellation. (a) All Notes surrendered for payment, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee by such Person and shall be promptly canceled by the Indenture Trustee (or, if lost or stolen and not yet replaced pursuant to Section 2.6, delivered to the applicable Noteholder) in accordance with the Indenture Trustee’s standard procedures. No Note shall be replaced in lieu of or in exchange for any other Note canceled as provided in this Section 2.7 except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed or held by it in accordance with its standard retention policy.

(b)          (i) Any Notes (or beneficial interests therein) that are acquired by the Company shall be canceled. In order to effect such cancellation, the Company shall, by no later than 30 days after its acquisition of such Notes (or beneficial interests therein), send to the Indenture Trustee a notice that it owns such Notes (or beneficial interests therein) (including, to the extent applicable, indicating the amounts of each Global Note so acquired) and that the indicated principal amount thereof is to be canceled (which ownership the Company shall evidence to the satisfaction of the Indenture Trustee). In addition, if the Company holds any Definitive Notes, then (with such notice) such shall be delivered to the Indenture Trustee for cancellation. Upon receipt of any such notice and satisfactory evidence, the Indenture Trustee shall promptly cause such principal amount to be canceled (including, if applicable, to notify DTC and/or any other applicable clearing system; it being understood that the Company shall also notify such clearing system, through any applicable participants or members therein, of such cancellation and (to the extent required) arrange for its interests in a Global Note to be delivered “free for cancellation”) in accordance with its standard procedures. Upon any such cancellation, the remaining scheduled Quarterly Amortization Amounts of the Notes shall be reduced on a pro rata basis and the calculation of Interest (and other calculations under the Transaction Documents) shall take into effect such cancellation.

(ii)          To the extent permitted under Applicable Law, the Company and its Affiliates may at any time and from time to time purchase any Note (or a beneficial interest therein) in the open market or otherwise at any price that may be agreed with the seller thereof;

provided that: (A) if a Default or Unmatured Default exists or a Default Payment is payable, then the Company shall not purchase any Notes (or beneficial interests therein) unless such purchase is made on a pro rata basis among all of the Noteholders, and (B) none of the Subsidiaries of the Company shall (and the Company shall ensure that none of its Subsidiaries will) acquire any of the Notes (or beneficial interests therein).

(c)          Notwithstanding Section 2.7(b), any Notes (or beneficial interests therein) that are acquired by the Company in the manner described in Sections 3.6, 3.7 or 3.8 shall be immediately cancelled by the Indenture Trustee in accordance with its standard procedures. By no later than the selected purchase date, the Company shall notify the Indenture Trustee of the portion of the Principal Balance of the Notes that it will be so purchasing (and, to the extent applicable, the amounts of each Global Note being so purchased) and immediately after such purchase: (i) shall confirm to the Indenture Trustee (or revise) such notice and (ii) provide the Indenture Trustee detailed evidence of the consummation of such purchase. Upon receipt of evidence satisfactory to the Indenture Trustee as to the consummation of such purchase, the Indenture Trustee shall promptly cause the applicable amount of the Principal Balance to be canceled (including, if applicable, to notify DTC and/or any other applicable clearing system; it being understood that the Company shall also notify such clearing system, through any applicable participants or members therein, of such cancellation) in accordance with its standard procedures. Upon any such cancellation, the remaining scheduled Quarterly Amortization Amounts of the Notes shall be reduced on a pro rata basis and the calculation of Interest (and other calculations under the Transaction Documents) shall take into effect such cancellation.

Section 2.8         Communications and Tax Information to Noteholders. (a) With respect to any notice or other communication to be delivered to a Noteholder (such as a Collection Report delivered pursuant to Section 4.1(m) or the Company’s Financial Statements delivered pursuant to Section 4.1(j)), any such communication shall be deemed to have been duly given upon the mailing of such communication by first class mail to such Noteholder at its registered address as recorded in the Register not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed herein for the giving of such notice or other communication. Promptly after its receipt thereof, the Indenture Trustee shall deliver to the Noteholders, and each Beneficial Owner who so requests in accordance with this paragraph, a copy of all such notices or other communications. By no later than the day that is 20 days after the date on which the Indenture Trustee receives from any Beneficial Owner a written request containing: (i) a certificate that such Person is a Beneficial Owner and (ii) an address for delivery, the Indenture Trustee, until it receives notice or determines that such Person is no longer a Beneficial Owner (which notice each such Person shall promptly provide to the Indenture Trustee), shall deliver a copy of all such notices or other communications to such Beneficial Owner reasonably concurrently with the distribution thereof pursuant to this paragraph.

(b)          As an alternative to delivery as described in Section 2.8(a), any notice or other communication that the Indenture Trustee is required by the Transaction Documents to deliver to Noteholders may be so delivered by making such communication available via password-protected access to the Indenture Trustee’s internet website; it being understood that with respect to any Note held through DTC or another clearing system (or a nominee thereof), each Beneficial Owner holding a beneficial interest in such Global Note shall be permitted to have access to such website so long as the Indenture Trustee has received evidence satisfactory to it in its sole discretion that such Person is a Beneficial Owner (which evidence of ownership may include a securities position, participant list or other information obtained from the applicable clearing system or a certification or other statement of such Person); provided that such Beneficial Owner shall notify the Indenture Trustee promptly after ceasing to be a Beneficial Owner and shall thereafter cease to access such website. With respect to the initial Indenture Trustee, such website shall initially be located at “www.sf.citidirect.com” and assistance in using that website can be obtained by calling 1-(800)-422-2066. The Indenture Trustee may change the way such communications are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and shall provide timely and adequate notification to the Noteholders regarding any such change. As a condition to accessing such a website, the Indenture Trustee may require registration and/or the acceptance of a disclaimer. The Indenture Trustee shall be entitled to rely upon (and shall not be responsible for) the content or accuracy of any information provided in any such communications provided to it by the Company for delivery to Noteholders and may affix thereto any disclaimer that it deems appropriate in its reasonable discretion.

(c)          Upon the written request of a Noteholder (or a Person that was a Noteholder but no longer is), the Indenture Trustee shall deliver to such Person any information reasonably requested by such Person (and freely deliverable and available to the Indenture Trustee) to enable such Person to prepare its tax return.

(d)          Notwithstanding any other provision of this Indenture or any Global Note, where this Indenture or any Global Note provides for notice of any event (including any notice of redemption) to a Noteholder holding a Global Note (whether by mail or otherwise), such notice shall be deemed to be sufficiently given if provided to DTC (or its designee) pursuant to the customary procedures of DTC.

Section 2.9         Registration, Transfer and Exchange of Notes. (a) The Indenture Trustee’s Representative in Argentina shall be the registrar of the Notes and, in such capacity, it shall be responsible for maintaining at its office a register (the “Register”) in which, subject to such reasonable requirements as it may prescribe, it shall provide for the registration of the Notes and registration of transfers and exchanges of the Notes. With respect to the Register, a copy thereof shall be provided by the Indenture Trustee’s Representative in Argentina to the Indenture Trustee promptly after each change therein. The Indenture Trustee is hereby appointed as a “co- registrar” for the Notes. Each of the Indenture Trustee’s Representative in Argentina and the Indenture Trustee shall, upon at least two of its Business Days’ prior written notice and during its regular business hours, permit any Noteholder to inspect and copy the Register (or the copy thereof) maintained by it. In its capacity as a transfer agent, the Indenture Trustee shall notify the Indenture Trustee’s Representative in Argentina promptly after each transfer or exchange of a Note effected by the Indenture Trustee. Each of the Indenture Trustee and the Indenture Trustee’s Representative in Argentina (in their capacity as transfer agent) and each other co-transfer agent appointed with respect to the Notes shall be referred to collectively as the “Transfer Agent.”

The Indenture Trustee’s Representative in Argentina shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders received by it.

(b)          (i) Each Note (or a beneficial interest therein) is fully assignable (in whole or in part) at any time so long as such assignment does not contravene any Applicable Law and (ii) upon surrender for registration of transfer of any Note at the Corporate Trust Office or such other office or agency maintained by the Indenture Trustee in accordance with Section 6.15, the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee (and, if the transfer is for less than all of the applicable Note, the transferor), one or more new Note(s) executed by the Company in authorized denominations of a like aggregate principal balance and deliver such new Note(s) to the applicable Noteholder(s). In addition, any Note may be surrendered to the Indenture Trustee’s Representative in Argentina at its office maintained in accordance with Section 6.15 for registration of transfer, upon receipt of which the Indenture Trustee’s Representative in Argentina shall coordinate with the Indenture Trustee for the authentication and delivery of such new Note(s) as if such surrender had been to the Indenture Trustee.

(c)          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee (or the applicable Transfer Agent) duly executed by the applicable Noteholder or its attorney duly authorized in writing.

(d)          No service charge shall be made for any registration of transfer or exchange of the Notes, but the Indenture Trustee and any other Transfer Agent may require payment of a sum sufficient to cover any Tax or other governmental charge payable in connection therewith.

(e)          All Notes surrendered for registration of transfer or exchange shall be canceled pursuant to the Indenture Trustee’s standard procedures and, as provided in the last sentence of Section 2.7(a), subsequently destroyed or held by the Indenture Trustee in accordance with its standard retention policy.

(f)           Notwithstanding any statement herein, the Company and the Indenture Trustee reserve the right to impose such transfer, certificate, exchange or other requirements, and to require such restrictive legends, on Notes as they may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other Applicable Laws (upon which, any further sales or other dispositions thereof shall be subject to the requirements indicated in such legends).

(g)          The Indenture Trustee shall, upon at least two of its Business Days’ prior written notice and during regular business hours of the Indenture Trustee, permit any Noteholder to inspect and copy its copy of the Register and other books and records of the Indenture Trustee to the extent relating to the Notes; provided that the Indenture Trustee may provide photostatic copies of its copy of the Register and other books and records to the extent relating to the Notes to such Noteholder in lieu of permitting such Noteholder to inspect and copy its copy of the Register and other books and records of the Indenture Trustee.

(h)          Before due presentation of a Note for registration of transfer, the Indenture Trustee shall treat the Person in whose name any Note is registered in the Register as the owner of such Note for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Indenture Trustee nor any Paying Agent shall be affected by any notice to the contrary.

(i)           The Company shall deliver to the Indenture Trustee promptly upon its request additional blank Notes executed by the Company but not yet authenticated or otherwise completed.

Section 2.10       Restrictions on Transfer of Global Notes. Notwithstanding any other provisions hereof to the contrary:

(a)          Except as provided in Section 2.12, a Global Note may not be transferred, in whole or in part, to any Person other than DTC (or its replacement(s) pursuant to Section 2.12) or their respective nominee(s), and no such transfer to any such other Person may be registered (any such transfer being null and void ab initio); it being understood that this paragraph shall not prohibit any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section. Any transfer of a Global Note (or beneficial interests therein) shall be in the authorized denominations set forth in Section 2.1(e).

(b)          If the owner of a beneficial interest in a Global Note wishes at any time to transfer such beneficial interest, then such exchange or transfer may be effected subject to the applicable rules and procedures of DTC (or its replacement(s) pursuant to Section 2.12) (the “Applicable Procedures”).

(c)          If the owner of a beneficial interest in the Rule 144A Note wishes at any time to exchange its beneficial interest therein for a beneficial interest in the Regulation S Note, or to transfer such beneficial interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Note, then such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with this paragraph. Upon receipt by the Indenture Trustee at its Corporate Trust Office of: (i) written instructions given in accordance with the Applicable Procedures from a Participant directing the Indenture Trustee to credit or cause to be credited to a specified Participant’s account a beneficial interest in the Regulation S Note in a principal balance equal to that of the beneficial interest in the Rule 144A Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the applicable Participant accounts to be debited and credited for such beneficial interest and (iii) if such exchange or transfer is to occur prior to the date that is one year after the Issuance Date, a certificate in substantially the form set forth in Exhibit B given by the holder of such beneficial interest in the Rule 144A Note, the Indenture Trustee shall instruct DTC (or its replacement(s) pursuant to Section 2.12) to reduce the balance of the Rule 144A Note and increase the balance of the Regulation S Note by the amount of the beneficial interest in the Rule 144A Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Note having a principal balance equal to the amount by which the balance of the Rule 144A Note was reduced upon such exchange or transfer.

(d)          If the owner of a beneficial interest in the Regulation S Note wishes at any time to exchange its beneficial interest therein for a beneficial interest in the Rule 144A Note, or to transfer such beneficial interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Note, then such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with this paragraph. Upon receipt by the Indenture Trustee at its Corporate Trust Office of: (i) written instructions given in accordance with the Applicable Procedures from a Participant directing the Indenture Trustee to credit or cause to be credited to a specified Participant’s account a beneficial interest in the Rule 144A Note in a principal balance equal to that of the beneficial interest in the Regulation S Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the Participant accounts to be debited and credited for such beneficial interest and (iii) if such exchange or transfer is to occur prior to the date 40 days after the Issuance Date, a certificate in substantially the form set forth in Exhibit C given by the holder of such beneficial interest in the Regulation S Note, the Indenture Trustee shall instruct DTC (or its replacement(s) pursuant to Section 2.12) to reduce the balance of the Regulation S Note and increase the balance of the Rule 144A Note by the principal balance of the beneficial interest in the Regulation S Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Note having a principal balance equal to the amount by which the balance of the Regulation S Note was reduced upon such exchange or transfer.

(e)          If a Global Note or any portion thereof (or beneficial interest therein) is exchanged for a Definitive Note, then such Definitive Note may in turn be exchanged (upon transfer or otherwise) for Notes that are not Global Notes or for a beneficial interest in a Global Note (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of this Section (including any certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Global Note comply with Rule 144A or Regulation S, as the case may be), as may be adopted from time to time by the Company and the Indenture Trustee and any Applicable Procedures.

Section 2.11      Restrictive Legends. (a) The Notes shall bear the following legends to the extent indicated:

(i)           The Restricted Notes shall bear the following legend:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION, WITH THE EXCEPTION OF THE REPUBLIC OF ARGENTINA. THE HOLDER HEREOF (OR OF A BENEFICIAL INTEREST HEREIN), BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) BEFORE THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY (AS HEREINAFTER DEFINED) OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ONLY: (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT FOR OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, SUBJECT TO THE RIGHT OF THE COMPANY AND CITIBANK, N.A., AS TRUSTEE (THE “INDENTURE TRUSTEE”), BEFORE ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSE (E) BEFORE THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT. IN ADDITION, ANY SUCH TRANSFERS MUST OTHERWISE BE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES OF AMERICA, THE REPUBLIC OF ARGENTINA AND ANY OTHER APPLICABLE JURISDICTION.

EACH PURCHASER OR TRANSFEREE, BY ITS ACQUISITION OR HOLDING OF THIS NOTE (OR ANY BENEFICIAL INTEREST HEREIN), SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT: (A) EITHER: (I) IT IS NOT ACQUIRING THIS NOTE (OR ANY BENEFICIAL INTEREST HEREIN) FOR OR ON BEHALF OF ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN, ACCOUNT OR ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING, OR A PLAN, ACCOUNT OR ARRANGEMENT THAT IS SUBJECT TO LAWS SIMILAR TO THE FIDUCIARY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE (OR ANY BENEFICIAL INTEREST HEREIN): (A) DOES NOT AND WILL NOT RESULT IN A VIOLATION OF ERISA, THE CODE OR ANY APPLICABLE SIMILAR LAW, (B) IS CONSISTENT WITH ALL APPLICABLE FIDUCIARY DUTIES UNDER ERISA, THE CODE OR SIMILAR LAW AND (C) DOES NOT AND WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) OTHERWISE THAN TO AN ACQUIRER OR TRANSFEREE THAT MAKES THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION AND HOLDING OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN). EMPLOYEE BENEFIT PLANS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, PLANS SUBJECT TO SECTION 4975 OF THE CODE AND ENTITIES WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY MAY NOT PURCHASE THIS NOTE (OR BENEFICIAL INTERESTS HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES.

(ii)          The Regulation S Notes shall bear the following legend:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION, WITH THE EXCEPTION OF THE REPUBLIC OF ARGENTINA. THE HOLDER HEREOF (OR OF A BENEFICIAL INTEREST HEREIN), BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), ACKNOWLEDGES THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES THAT THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY (AS HEREINAFTER DEFINED), (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, SUBJECT TO THE RIGHT OF THE COMPANY (AS HEREINAFTER DEFINED) AND CITIBANK, N.A., AS TRUSTEE (THE “INDENTURE TRUSTEE”), BEFORE ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSE (C) BEFORE THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT; PROVIDED THAT NO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER MADE PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE DATE HEREOF SHALL BE MADE TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (OTHER THAN A DISTRIBUTOR). IN ADDITION, ANY SUCH TRANSFERS MUST OTHERWISE BE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

EACH PURCHASER OR TRANSFEREE, BY ITS ACQUISITION OR HOLDING OF THIS NOTE (OR ANY BENEFICIAL INTEREST HEREIN), SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT: (A) EITHER: (I) IT IS NOT ACQUIRING THIS NOTE (OR ANY BENEFICIAL INTEREST HEREIN) FOR OR ON BEHALF OF ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN, ACCOUNT OR ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING, OR A PLAN, ACCOUNT OR ARRANGEMENT THAT IS SUBJECT TO LAWS SIMILAR TO THE FIDUCIARY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE (OR BENEFICIAL INTEREST HEREIN): (A) DOES NOT AND WILL NOT RESULT IN A VIOLATION OF ERISA, THE CODE OR ANY APPLICABLE SIMILAR LAW, (B) IS CONSISTENT WITH ALL APPLICABLE FIDUCIARY DUTIES UNDER ERISA, THE CODE OR SIMILAR LAW AND (C) DOES NOT AND WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) OTHERWISE THAN TO AN ACQUIRER OR TRANSFEREE THAT MAKES THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION AND HOLDING OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN). EMPLOYEE BENEFIT PLANS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, PLANS SUBJECT TO SECTION 4975 OF THE CODE AND ENTITIES WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY MAY NOT PURCHASE THIS NOTE (OR BENEFICIAL INTERESTS HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES.

(iii)         Each Global Note shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(iv)        Each Global Note with respect to which DTC (or its nominee) is the Noteholder shall bear the following legend:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. (OR SUCH OTHER ENTITY), HAS AN INTEREST HEREIN.

(b)          The required legend set forth in the first paragraphs of Sections 2.11(a)(i) and (ii) shall not be removed from the Notes except to the extent that each of the Company and the Indenture Trustee is provided with satisfactory evidence, which may include an Opinion of Counsel, as may reasonably be required by the Company and/or the Indenture Trustee that neither such legend nor the restrictions on transfer set forth therein (or applicable portions thereof) are required to ensure that transfers of such Note (or beneficial interests therein) will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Indenture Trustee, at the request of the Company, shall authenticate and deliver in exchange for such Note a Note (or Notes) having an equal aggregate principal balance that does not bear such legend. If such a legend required for a Note has been removed as provided above, then no other Note issued in exchange for all or any part of such Note shall bear such legend unless the Company has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and requests the Indenture Trustee to cause a legend to appear thereon. For the purpose of clarification, the legends regarding ERISA shall not be removed from the Notes.

(c)          Any transfer of a Note (or beneficial interests therein) shall comply with all restrictions (if any) on transfer set forth in such Note, and any purported transfers in violation thereof shall be null and void ab initio.

(d)          In no event may any Note (or beneficial interests therein) be offered or sold to Persons in the member states of the European Union other than “qualified investors” as such term is defined for purposes of the Prospectus Directive.

(e)          Neither the Indenture Trustee nor any of its representatives shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Beneficial Owners) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, this Indenture, and to examine the same to determine material compliance as to form with the express requirements hereof.

Section 2.12      Issuance of Definitive Notes. (a) If: (i) DTC (or its replacement(s) pursuant to this Section 2.12) notifies the Indenture Trustee in writing (with a copy to the Company) that it is unwilling or unable to continue as the depositary for a Global Note or that it ceases to be a “clearing agency” registered under the Exchange Act, and (ii) the Company is unable to locate a qualified successor as a clearing agency within 90 days of the Indenture Trustee’s receipt of such notice, then the Company shall send a notice to DTC (or such successor) for further delivery by DTC (or such successor) to the Beneficial Owners holding interests in the Notes through DTC (or such successor) of the occurrence of any such event and of the availability of Definitive Notes to such Beneficial Owners. Upon the giving of such notice and the surrender of the Global Notes by DTC (or its replacement(s) pursuant to this paragraph) accompanied by registration instructions, the Company shall issue and the Indenture Trustee shall authenticate Definitive Notes (which shall be in definitive, fully registered, non-global form without interest coupons) to replace such Global Note and the Indenture Trustee shall instruct the Indenture Trustee’s Representative in Argentina so to update the Register (upon receipt of which instruction the Indenture Trustee’s Representative in Argentina shall so update the Register).

(b)          In addition to Section 2.12(a), at any time during the existence of a Default, any Beneficial Owner may, by delivery of direction to the Indenture Trustee through DTC (or its replacement(s) pursuant to Section 2.12(a)), request the delivery of a Definitive Note with respect to all or any portion of the beneficial interests in the Notes owned by such Beneficial Owner. Any such direction must be accompanied by related registration instructions and the surrender of the applicable Global Note. Upon receipt of such direction and Global Note: (i) the Indenture Trustee shall request the Company to issue Definitive Notes (which shall be in definitive, fully registered, non-global form without interest coupons) to such Beneficial Owner in an amount equal to such beneficial interests in the Notes (which Notes the Company shall promptly deliver to the Indenture Trustee for authentication and delivery to the applicable Beneficial Owner)), (ii) to the extent that any principal will still be held by DTC (or its replacement(s) pursuant to Section 2.12(a)) or their/its nominee, the Indenture Trustee shall authenticate and deliver a new Global Note to DTC (or such replacement(s) or nominee) for such amount, and (iii) the Indenture Trustee shall instruct the Argentine Collateral Trustee to revise the Register accordingly.

(c)          Upon issuance of Definitive Notes in accordance with this Section, all references to obligations imposed upon or to be performed by DTC (or its replacement(s) pursuant to Section 2.12(a)) shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders hereunder. If Definitive Notes are to be issued in accordance with this Section 2.12, then the Company shall promptly make available to the Indenture Trustee a reasonable supply of Definitive Notes. Unless counsel to the Company provides an Opinion of Counsel that it is not necessary in accordance with Applicable Law and the procedures set forth in Section 2.11(b), any such Definitive Notes shall bear the appropriate transfer-restriction legends.

Section 2.13      ERISA Representations of Noteholders. Each purchaser or transferee, by its acquisition or holding of a Note (or any beneficial interest therein), shall be deemed to have represented and covenanted that: (a) either: (i) it is not acquiring the Note (or beneficial interest therein) for or on behalf of any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, an individual retirement account or other plan, account or arrangement that is subject to Section 4975 of the Code, an entity whose underlying assets are deemed to include “plan assets” of any of the foregoing, or a plan, account or arrangement that is subject to laws similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”) or (ii) its acquisition and holding of the Note (or beneficial interest therein): (A) does not and will not result in a violation of ERISA, the Code or any applicable Similar Law, (B) is consistent with all applicable fiduciary duties under ERISA, the Code or Similar Law and (C) does not and will not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or Similar Law, and (b) it will not sell or otherwise transfer a Note (or beneficial interest therein) otherwise than to an acquirer or transferee that makes these same representations, warranties and agreements with respect to its acquisition and holding of the Note (or beneficial interest therein). Employee benefit plans subject to the provisions of Title I of ERISA, plans subject to Section 4975 of the Code and entities whose underlying assets are deemed to include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity may not purchase a Note (or beneficial interest therein) at any time that the ratings on such Note are below investment grade or such Note has been characterized as other than indebtedness for applicable local law purposes.

Section 2.14      Additional Amounts and other Taxes. (a) All payments to be made by (or on behalf of) the Company to (for the benefit of) a Beneficial Owner under the Transaction Documents (including for any tender offer described in Sections 3.6, 3.7 or 3.8), whether in respect of principal, Interest, Redemption/tender Premium or otherwise, are to be made free and clear of, and without any deduction or withholding for or on account of, any Taxes on or after the Issuance Date imposed, assessed, levied or collected by (or on behalf of) any taxing authority unless such Taxes are required by any Applicable Law to be deducted or withheld.

(b)          If any such Taxes are required by Applicable Law to be deducted or withheld with respect to any such payment, then the Company, subject to the exceptions described below, shall be required to pay to the Indenture Trustee (for the benefit of the applicable Beneficial Owner of such payment) (or, with respect to any tender offer as described in Sections 3.6, 3.7 or 3.8, in the manner described in such tender offer) such additional amounts (the “Additional Amounts”) as may be necessary (together with such payment instruction as shall be necessary) so that such Beneficial Owner will receive the full amount otherwise payable in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld. Notwithstanding the preceding sentence, no such Additional Amounts shall be payable with respect to any payment under the Transaction Documents:

(i)         in the case of any Tax assessed or imposed by any taxing authority of any jurisdiction to the extent that such Tax would not have been assessed or imposed but for any present or former connection between the applicable Beneficial Owner of such payment (or between a fiduciary, settlor, beneficiary, member or shareholder of such Beneficial Owner, if such Beneficial Owner is an estate, a trust, a partnership or a corporation) and such jurisdiction, including such Beneficial Owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein other than its participation in the transactions effected by the Transaction Documents and the receipt of payments thereunder,

(ii)         for any estate, inheritance, gift, personal property, sales, transfer or other similar Tax,

(iii)         to the extent that any such Taxes would not have been imposed but for the failure of the applicable Beneficial Owner of such payment to (x) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (y) comply with any certification, identification, information, documentation or other reporting requirement to the extent in each case: (i) such declaration, claim, filing or compliance is required by Applicable Law as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes (including Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, W-8EXP, 6166 and W-9 or any successor form, as applicable) and (ii) at least 30 days before the first Payment Date with respect to which the Company shall apply this Section 2.14(b), the Company shall have notified such Beneficial Owner in writing that such Beneficial Owner will be required to comply with such requirement,

(iv)       where such withholding or deduction is imposed upon a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of the ECOFIN Council meetings of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive,

(v)       in respect of any Taxes that are payable other than by deduction or withholding from payment of principal of, premium, if any, or interest on the Notes,

(vi)       in respect of any Taxes that would not have been so imposed if the holder had presented the Note for payment (where presentation is required and the Company has given the holders at least 30 days prior notice that they shall be required to comply with such presentation) to another paying agent,

(vii)       in respect of any such Taxes that would not have been so withheld or deducted if the Note had been presented for payment (where presentation is required) within 30 days after the later of (x) the date on which such payment became due and payable and (y) the date on which payment thereof is duly provided for, except to the extent that such Beneficial Owner would have been entitled to such Additional Amounts on presenting such Note for payment on the last date of such period of 30 days, or

(viii)      due to any combination of the circumstances described in clauses (i) through (vii),

nor shall any Additional Amounts be paid with respect to any payment to a recipient that is a fiduciary or partnership or other than the Beneficial Owner of such payment to the extent that such payment would be required to be included in the income, for tax purposes, of a Beneficial Owner who would not have been entitled to such Additional Amounts had such Beneficial Owner been in the place of such recipient.

(c)          Notwithstanding the foregoing paragraph, the limitations on the obligation of the Company to pay Additional Amounts as set forth in Section 2.14(b)(iii) shall not apply if a certification, identification, information, documentation or other reporting requirement described in such clause would be materially more onerous (in form, in procedure or in the substance of information disclosed) to the applicable Beneficial Owner than comparable information or other reporting requirements imposed under United States tax law, regulation and administrative practice (such as IRS Forms W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, W-8EXP, 6166 and W-9 or any successor form).

(d)          Upon request of a Beneficial Owner, the Company shall provide to such applicable Beneficial Owner evidence of the payment of Taxes in respect of which the Company has paid any Additional Amounts.

(e)          In addition, the Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issuance and offering of the Notes, excluding any such taxes and duties imposed by any jurisdiction outside Argentina, except those resulting from, or required to be paid in connection with, the enforcement of such Notes after the occurrence and during the continuance of a Default with respect to the Notes in default. The Company will also indemnify the Beneficiaries from and against all court taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Beneficiaries to enforce the Company’s obligations under the Transaction Documents.

(f)           In the event that the Company pays any personal asset tax in respect of outstanding Notes, the Company has agreed to waive any right it may have under Argentine law to seek reimbursement from the holders or direct owners of the Notes of any such amounts paid.

(g)          The Company’s obligation to pay Additional Amounts shall survive the final payment of principal and Interest on the Notes and the sale or transfer of the Notes (or beneficial interests therein) by any Noteholder.

ARTICLE III

OPTIONAL AND MANDATORY REDEMPTION AND MANDATORY OFFERS TO

PURCHASE

Section 3.1       Mandatory Redemption in Respect of a Default. As described in Article V, after the occurrence of a Default the Company may be obligated to pay to the Indenture Trustee the Default Payment for the full redemption of the Notes.

Section 3.2        Optional Redemption by the Company. (a) At any time and from time to time, the Company may, by delivery of an irrevocable notice to the Indenture Trustee at least 35 days (but no earlier than 90 days) before the selected Redemption Date and by delivery of the Redemption Price (including the Optional Redemption Premium) to the Indenture Trustee on or before such Redemption Date, redeem the Notes (or a portion thereof) in whole or in part at any time on such selected Redemption Date; provided that such Redemption Date must be a New York Business Day. If any such redemption is for less than the entire amount of the Notes, then the reduction in the Principal Balance of the Notes shall be applied to reduce the remaining scheduled Quarterly Amortization Amounts on a pro rata basis. Upon the request of the Company, delivered at least 5 Business Days prior to the date set for delivery of such notice of redemption, the Indenture Trustee shall provide a copy of such notice, prepared by and at the expense of the Company, to the Noteholders. The notice prepared by the Company shall specify the Redemption Date, the portion and components of the Redemption Price to be payable to the Noteholders and the place(s) of payment of such amounts (including, if payment in full of the Notes, against delivery of the Notes as provided in Section 2.5(c)).

(b)          On or before the New York Business Day before the indicated Redemption Date, the Company shall deliver to the Indenture Trustee the applicable Redemption Price. Following receipt by the Indenture Trustee of the Redemption Price in connection with such an optional redemption of the Notes (in whole or in part), the Noteholders shall be entitled to receive on the selected Redemption Date an amount in U.S. Dollars equal to the sum of: (i) the Principal Balance of the Notes (or, in the case of a partial redemption, the portion thereof to be redeemed), (ii) all accrued and unpaid Interest (if any) on such redeemed principal amount to but excluding the Redemption Date, (iii) all unpaid Additional Amounts, (iv) the Optional Redemption Premium on the Notes (or, in the case of a partial redemption, the portion thereof to be redeemed) and (v) all other amounts (if any) then due and payable to the Noteholders under the Transaction Documents. If such Redemption Price (or a portion thereof) is made by (or on behalf of) the Company, then the Indenture Trustee shall apply such amounts to make such payment to the applicable Noteholders; it being understood that such payments to the applicable Noteholders might not occur until the Indenture Trustee’s Business Day after the Redemption Date and no additional Interest or other amounts shall accrue as a result of any such delay.

Section 3.3        Optional Redemption Following Concession Extension. If, prior to the second anniversary of the Issuance Date, the Company obtains an extension of the term of the Concession through at least February 13, 2038, then the Company may, at its option, solely for the purpose of refinancing the Notes, elect to redeem all, but not less than all, of the Notes by giving at least 35 days’ but not more than 60 days’ (or such additional time as may be required by Applicable Law) irrevocable notice thereof (including the selected Redemption Date, which must be a New York Business Day); provided that such notice must be given within 120 days of the date on which the Company obtains such extension.

On or before the New York Business Day before the indicated Redemption Date, the Company shall deliver to the Indenture Trustee the Concession Extension Redemption Price for the full redemption of the Notes. Following receipt by the Indenture Trustee of such Concession Extension Redemption Price, the Noteholders shall be entitled to receive on the selected Redemption Date an amount in U.S. dollars equal to the Concession Extension Redemption Price. If such Concession Extension Redemption Price is made by (or on behalf of) the Company, then the Indenture Trustee will apply such amounts to make such payment to the applicable Beneficiaries; it being understood that such payments to the applicable Beneficiaries might not occur until the Indenture Trustee’s Business Day after the Redemption Date and no additional Interest or other amounts will accrue as a result of any such delay.

Section 3.4        Optional Redemption for Changes in Taxes. (a) If, as a result of any amendment to or other change in (or change in the official interpretation of) the Applicable Laws of Argentina or any taxing authority thereof or therein, which amendment or other change becomes effective on or after the Issuance Date (or, if additional Notes have been issued pursuant to Section 2.1(g), on or after the latest date of such issuance), the Company is required, after taking all reasonable measures to avoid this requirement, to pay Additional Amounts in excess of 10% of the scheduled payments of Interest on the Notes, then the Company may elect to redeem all, but not less than all, of the Notes at any time by giving at least 35 days’ but not more than 60 days’ (or such additional time as may be required by Applicable Law) irrevocable notice thereof (including the selected Redemption Date, which must be a New York Business Day); provided that no such notice may be given before the date that is 90 days before the earliest date on which such Additional Amounts would first begin to accrue. Concurrently with the delivery of any such notice of redemption, the Company shall deliver to the Indenture Trustee an Opinion of Counsel from Argentina (or a letter from an internationally recognized accounting firm, which letter is in form and substance reasonably acceptable to the Indenture Trustee) to the effect that the Company is or will be required to pay such Additional Amounts as a result of such amendment or other change; it being understood that the failure to deliver such an Opinion of Counsel or letter shall make such notice of redemption void ab initio. Upon the request of the Company, delivered at least 5 Business Days prior to the date set for delivery of such notice of redemption, the Indenture Trustee shall provide a copy of such notice, prepared by and at the expense of the Company. The notice prepared by the Company shall specify the Redemption Date, the portion and components of the Redemption Price to be payable to the Noteholders and the place(s) of payment of such amounts. (including, as a payment in full of the Notes, indicating the requirement to deliver the Notes as provided in Section 2.5(c)).

(b)          On or before the New York Business Day before the indicated Redemption Date, the Company shall deliver to the Indenture Trustee the Redemption Price for the full redemption of the Notes. Following receipt by the Indenture Trustee of such Redemption Price, the Noteholders shall be entitled to receive on the selected Redemption Date an amount in U.S. Dollars equal to the sum of: (i) the Principal Balance of the Notes, (ii) all accrued and unpaid Interest (if any) on the Notes to but excluding the Redemption Date, (iii) all unpaid Additional Amounts and (iv) all other amounts (if any) then due and payable to the Noteholders under the Transaction Documents. No Redemption/tender Premium would be payable by the Company with respect to any such redemption. If such Redemption Price (or a portion thereof) is made by (or on behalf of) the Company, then the Indenture Trustee shall apply such amounts to make such payment to the applicable Noteholders; it being understood that such payments to the applicable Noteholders might not occur until the Indenture Trustee’s Business Day after the Redemption Date and no additional Interest or other amounts shall accrue as a result of any such delay.

Section 3.5        Optional Redemption for Equity Offerings. (a) At any time and from time to time before the fifth anniversary of the Issuance Date, the Company may, by delivery of an irrevocable notice to the Indenture Trustee at least 35 days (but no earlier than 90 days) before the selected Redemption Date and by delivery of the Redemption Price (with respect to the portion of the Principal Balance of the Notes so redeemed, such amount to be calculated using the assumption that such had an outstanding principal amount of 106.875% of their actual portion of the Principal Balance) to the Indenture Trustee on or before such Redemption Date, redeem the Notes (or a portion thereof) in whole or in part at any time on such selected Redemption Date (which must be a New York Business Day); provided that: (i) the aggregate portion of the Principal Balance of the Notes so redeemed in all such redemptions may not exceed US$140,000,000 (i.e., 35% of the initial Principal Balance of the Notes), (ii) any such notice of redemption must be delivered to the Indenture Trustee by no later than the 90th day after an Equity Offering and (iii) the portion of the Principal Balance of the Notes so redeemed may not exceed the Net Cash Proceeds of such Equity Offering (after excluding therefrom any such Net Cash Proceeds that have been included in any calculation made pursuant to Section 4.2(b)(iv)(B)). If any such redemption is for less than the entire amount of the Notes, then the reduction in the Principal Balance of the Notes shall be applied to reduce the remaining scheduled Quarterly Amortization Amounts on a pro rata basis. Upon the request of the Company, delivered at least 5 Business Days prior to the date set for delivery of such notice of redemption, the Indenture Trustee shall forward such notice, as prepared by and at the expense of the Company, to the Noteholders. The notice prepared by the Company shall specify the Redemption Date, the portion and components of the Redemption Price to be payable to the Noteholders and the place(s) of payment of such amounts (including, as a payment in full of the Notes, indicating the requirement to deliver the Notes as provided in Section 2.5(c)).

(b)          On or before the New York Business Day before the indicated Redemption Date, the Company shall deliver to the Indenture Trustee the applicable Redemption Price. Following receipt by the Indenture Trustee of the Redemption Price in connection with such an optional redemption of the Notes (in whole or in part), the Noteholders shall be entitled to receive on the selected Redemption Date an amount in U.S. Dollars equal to the sum of: (i) 106.875 % of the Principal Balance of the Notes (or, in the case of a partial redemption, the portion thereof to be redeemed), (ii) all accrued and unpaid Interest (if any) on such redeemed principal amount to but excluding the Redemption Date, (iii) all unpaid Additional Amounts and (iv) all other amounts (if any) then due and payable to the Noteholders under the Transaction Documents. The amount by which clause (i) exceeds the Principal Balance of the Notes (or portion thereof) so redeemed is the Redemption/tender Premium with respect to any such redemption. If such Redemption Price (or a portion thereof) is made by (or on behalf of) the Company, then the Indenture Trustee shall apply such amounts to make such payment to the applicable Beneficiaries; it being understood that such payments to the applicable Beneficiaries might not occur until the Indenture Trustee’s Business Day after the Redemption Date and no additional Interest or other amounts shall accrue as a result of any such delay.

Section 3.6        Change of Control. (a) Except to the extent that such would violate Applicable Law, by no later than 30 days after the date on which a Change of Control occurs, the Company shall (unless, before the end of such period, it has delivered to the Indenture Trustee a notice of optional redemption with respect to the redemption of all of the Notes as described in Sections 3.2, 3.3, 3.4 or 3.5 or if, immediately after the closing of such tender offer, there would be fewer than three months remaining until the Maturity Date) send to the Indenture Trustee (for the Indenture Trustee to deliver to each Noteholder) a notice (a “Change of Control Notice”) offering to purchase the Notes (and/or beneficial interests therein) on a selected date that is no earlier than 35 days and no later than 60 days (or such additional time as may be required by Applicable Law) after the date of such notice, which selected date must be a New York Business Day (a “Change of Control Offer”). The Change of Control Notice must advise each Noteholder in sufficient detail as to how to tender its Notes (or beneficial interests therein) should it elect to accept such offer. In connection with any such purchase offer, the Company shall hold such offer open for at least 20 (but no more than 30) New York Business Days (or such additional time as may be required by Applicable Law) and shall comply with Rule 14e-1 under the Exchange Act and any other Applicable Laws.

(b)          Upon the Company’s delivery to the Indenture Trustee of a Change of Control Notice, each Noteholder will have the right to tender in the offer all or any portion of such Noteholder’s Notes (or beneficial interests therein); provided that, unless such Noteholder tenders all of its Notes (or beneficial interests therein), a Noteholder may not so tender its Notes (or beneficial interests therein) if such would leave it holding Notes (or beneficial interests therein) with an original face value of less than the Minimum Denomination. On the selected purchase date, the Company shall: (i) subject to Section 3.6(c), accept (except to the extent such would violate Applicable Law) for purchase all of the Notes (and/or beneficial interests therein) that have been tendered in (but not withdrawn from) such offer, and (ii) pay (such payment to be made in Dollars in the United States) each applicable Noteholder for its Notes (and/or beneficial interests therein) a purchase price equal to 101% of the portion of the Principal Balance represented thereby plus all accrued and unpaid Interest (if any) thereon to but excluding the purchase date plus any applicable Additional Amounts. Any such Notes (and/or beneficial interests therein) so purchased by the Company shall be immediately cancelled by the Indenture Trustee in the manner described in Section 2.7(c).

(c)          As may be permitted under the applicable rules of DTC, in any tender offer under this Section, a Noteholder may elect to condition its tender of the Notes (or beneficial interests therein) subject to the condition that a minimum percentage (selected by such Noteholder) of the outstanding Principal Balance of the Notes has been tendered in (but not withdrawn from) the offer; it being understood that, in determining whether such percentage has been achieved, the Notes (or beneficial interests therein) of such Noteholder and other Noteholders that have so conditioned their tenders with the same or a higher percentage shall not be considered to have been tendered.

Section 3.7       Asset Disposal Offer. As described in Section 4.2(d), after the occurrence of an Asset Disposal the Company may be obligated to make a tender offer for the Notes (an “Asset Disposal Offer”).

Section 3.8       Insurance Proceeds and Insurance Payment Offer. (a) Should any Property of the Company or any of its Subsidiaries be lost, damaged, destroyed or otherwise affected and the Company or such Subsidiary receives payment (whether in one or a series of payments) with respect thereto under any insurance that it or any other Person maintains (an “Insurance Payment”), then (if such Insurance Payment, after deducting any amounts thereof required to be paid to (or reserved for the purpose of making payment to) parties other than the Company and its Subsidiaries in connection with such loss or other event, is at least US$20,000,000 (or its equivalent in any other currency)) the amount of such Insurance Payment must (by no later than the 270th day after the receipt of such Insurance Payment) be applied by the Company or its applicable Subsidiary (as applicable) to either: (i) repay Debt (other than Subordinated Debt and Contingent Obligations) of the Company or such Subsidiary without refinancing (and, with respect to any such Debt under an arrangement that permits future disbursements or other incurrences of Debt thereunder, with a corresponding permanent reduction in the amount of Debt available to be incurred thereunder), (ii) invest in the business (including expenditures for Improvements) of the Company or such Subsidiary or (iii) except to the extent that such would violate Applicable Law, be used to purchase Notes (or beneficial interests therein) as provided below in this paragraph; provided that such Insurance Payment shall be maintained in cash or Cash Equivalents pending such application. To the extent that at least US$5,000,000 (or its equivalent in any other currency) of such Insurance Payment has not been so applied within the indicated period (any such unapplied amount at the end of such period, the “Remaining Insurance Payment Amount”), then by no later than such 270th day the Company shall (unless, before the end of such period, it has delivered to the Indenture Trustee a notice of optional redemption with respect to the redemption of all of the Notes as described in Sections 3.2, 3.3, 3.4 or 3.5 or if, immediately after the closing of such tender offer, there would be fewer than three months remaining until the Maturity Date) send to the Indenture Trustee (for the Indenture Trustee to deliver to each Noteholder) a notice (an “Insurance Payment Notice”) offering to purchase Notes (and/or beneficial interests therein) having an outstanding Principal Balance of the Remaining Insurance Payment Amount (the “Insurance Payment Offer”); it being understood that such tender offer may not be for an outstanding Principal Balance of more or less than the Remaining Insurance Payment Amount. Such Insurance Payment Notice must also indicate a selected date for such purchase that is no earlier than 35 days and no later than 60 days (or such additional time as may be required by Applicable Law) after the date of such notice, which selected date must be a New York Business Day. The Insurance Payment Notice must advise each Noteholder in sufficient detail as to how to tender its Notes (or beneficial interests therein) should it elect to accept such offer. In connection with any such purchase offer, the Company shall hold such offer open for at least 20 (but no more than 30) New York Business Days (or such additional time as may be required by Applicable Law) and shall comply with Rule 14e-1 under the Exchange Act and any other Applicable Laws.

(b)          Upon the Company’s delivery to the Indenture Trustee of an Insurance Payment Notice, each Noteholder will have the right to tender in the offer all or any portion of such Noteholder’s Notes (or beneficial interests therein); provided that, unless such Noteholder tenders all of its Notes (or beneficial interests therein), a Noteholder may not so tender its Notes (or beneficial interests therein) if such would leave it holding Notes (or beneficial interests therein) with an original face value of less than the Minimum Denomination. On the selected purchase date, the Company shall: (i) from the Notes (and/or beneficial interests therein) that have been tendered in (but not withdrawn from) such offer, accept (except to the extent such would violate Applicable Law) an amount representing a portion of the Principal Balance at least equal to the Remaining Insurance Payment Amount (or such lesser amount as has been so accepted); provided that the Notes (or beneficial interests therein) so tendered shall be so accepted on a pro rata basis (based upon the amounts tendered and not withdrawn) or otherwise in accordance with the applicable procedures of DTC, and (ii) pay (such payment to be made in Dollars in the United States) each applicable Noteholder for its accepted Notes (and/or beneficial interests therein) a purchase price equal to 100% of such portion of the Principal Balance plus all accrued and unpaid Interest (if any) thereon to but excluding the payment date plus any applicable Additional Amounts. No Redemption/tender Premium would be payable by the Company with respect to any such purchase. Any such Notes (and/or beneficial interests therein) so purchased by the Company shall be immediately cancelled by the Indenture Trustee in the manner described in Section 2.7(c).

(c)          As may be permitted by the applicable rules of DTC, in any tender offer under this Section, a Noteholder may elect to condition its tender of the Notes (or beneficial interests therein) subject to the condition that a minimum percentage (selected by such Noteholder) of the outstanding Principal Balance of the Notes has been tendered in (but not withdrawn from) the offer; it being understood that, in determining whether such percentage has been achieved, the Notes (or beneficial interests therein) of such Noteholder and other Noteholders that have so conditioned their tenders with the same or a higher percentage shall not be considered to have been tendered.

ARTICLE IV

COVENANTS

Section 4.1       Affirmative Covenants of the Company. The Company agrees that (unless the Controlling Party otherwise agrees in writing), other than with respect to Section 4.1(a) below, so long as any amount payable by it to any Beneficiary under any Transaction Document remains unpaid:

(a)          Payment of Principal and Interest. The Company covenants and agrees, for the benefits of the holders of the Notes, that it will duly and punctually pay or cause to be paid the principal of, and interest, premium and Additional Amounts, if any, on each of the Notes, and any other payments to be made by the Company under the Notes and this Indenture, at the place or places, at the respective times and in the manner provided in the Notes and this Indenture.

(b)          Use of Proceeds. The net proceeds of the offering of the Notes, after giving effect to the Initial Purchasers’ underwriting discounts and commissions, and the transaction expenses of the Company, and in compliance with Article 36 of the Negotiable Obligations Law, shall be deposited into the Reserve Account and used to redeem in full the principal amount of the Existing Notes outstanding on the Issuance Date, plus accrued and unpaid interest to the date of redemption and the applicable prepayment premiums, with the remainder of such net proceeds being used to finance capital expenditures of the Company’s “Group A” airports.

(c)          Existence; Conduct of Business. Subject to Section 4.2(g), the Company shall (and shall cause each of its Subsidiaries to) maintain, renew and keep in full force and effect its legal existence and rights, licenses, permissions, consents, approvals, franchises and privileges in the jurisdictions necessary: (i) with respect to the Company: (A) for the continued generation of Use Fees and (B) for the performance of its obligations under the Transaction Documents and (ii) in the normal conduct of its business (except, in each case, to the extent that any failure to have such rights, licenses, permissions, consents, approvals, franchises and privileges could not reasonably be expected, alone or in the aggregate, to have a Material Adverse Effect).

(d)          Compliance with Applicable Law. The Company shall (and shall cause each of its Subsidiaries to) comply at all times in all respects with all Applicable Laws, including to ensure compliance with: (i) all rules and regulations imposed by ORSNA, (ii) any applicable environmental, labor and tax laws and regulations, (iii) all Applicable Laws relating to the generation and/or collection of the Transferred Rights and (iv) to the extent applicable to it, the Corrupt Practices Laws and the Prohibited Nations Acts, in each case except to the extent that non-compliance therewith could not reasonably be expected, alone or in the aggregate, to have a Material Adverse Effect.

(e)          Compliance with Concession Agreement; Execution of Improvements. The Company shall: (i) comply with its obligations under the Concession Agreement and (ii) construct and complete (or cause to be constructed and completed) Improvements with due diligence, in a good and workmanlike manner, in accordance with prudent industry practices, Applicable Law and the Concession Agreement, in each case except to the extent that any non-compliance therewith could not reasonably be expected, alone or in the aggregate, to have a Material Adverse Effect.

(f)           Payment of Taxes and other Obligations. The Company shall (and shall cause each of its Subsidiaries to) timely pay, discharge and otherwise satisfy (or cause to be paid, discharged or otherwise satisfied): (i) all material Taxes imposed upon it (whether on its income, its profits or otherwise) and all utility and other governmental charges incurred by it in the ownership, operation, maintenance, use and occupancy of its Properties (including, with respect to the Company, all material Taxes imposed upon any of the Transferred Rights) and (ii) all of its material contractual and other obligations of whatever nature, in each case except where the amount or validity thereof is being contested in good faith and (to the extent required by Applicable Law and/or applicable accounting principles) the amount thereof is fully reserved for. In addition, the Company shall either pay directly or promptly (upon request of the Argentine Collateral Trustee) reimburse the Trust for any Taxes payable by the Trust, including through the Expense Payment Account.

(g)          Insurance. The Company shall (and shall cause each of its Subsidiaries to): (i) maintain all insurance, with financially sound and reputable insurers, required under Applicable Law and/or the Concession Agreement and maintain all other insurance that is generally accepted as customary in regard to Property and business of like character and (ii) make all premium and other payments due in respect of such insurance promptly when due and take such other action as may be necessary to cause such insurance to be in full force and effect at all times. In any event, the Company shall at all times maintain liability insurance covering losses of at least US$100,000,000 (or its equivalent in any other currency).

(h)          Books and Records. The Company shall (and shall cause each of its Subsidiaries to): (i) maintain internal accounting, management information and cost control systems adequate to ensure compliance with Applicable Law and (ii) maintain books, accounts and records in compliance with all Applicable Law and, with respect to financial statements, in accordance with applicable accounting principles, in which books full, true and correct entries shall be made of all dealings and transactions in related to its business and activities.

(i)           Notices of Certain Events. The Company shall promptly (and in any event within three Business Days with respect to clauses (i) and (iii) below and 10 Business Days otherwise, in each case after it and/or any of its Subsidiaries obtains Actual Knowledge of such event) provide the Indenture Trustee (for the Indenture Trustee to deliver to each Noteholder) and the Argentine Collateral Trustee: (i) notification of a Default or Unmatured Default, (ii) if one or more of such events described in clause (i) of this Section 4.1(i) has/have actually occurred (including events that have since been cured), notice specifying all such events and what actions have been taken and/or will be taken with respect to such events, (iii) notice of any event, occurrence or circumstance that has had a Material Adverse Effect and (iv) notice of the initiation of any material proceeding in, by or before any court, other Governmental Authority or arbitrator relating to the Concession Agreement.

(j)           Financial Statements and Filings. Within 60 days after the end of the first three fiscal quarters of each fiscal year of the Company and 90 days after the end of each fiscal year of the Company, the Company shall provide to the Indenture Trustee (for the Indenture Trustee to deliver to each Noteholder) copies of its unaudited consolidated IFRS (with respect to a fiscal quarter) or audited consolidated IFRS (with respect to a fiscal year) Financial Statements, in each case in Spanish and with a free translation thereof into English and accompanied by:

(i)          an audit or review, as applicable, report of an independent auditor, and

(ii)         an Officer’s Certificate: (A) stating that no Default or Unmatured Default has occurred during such period or, if one or more has/have occurred, specifying each such event and what actions have been taken and/or will be taken with respect to each such event, (B) stating that no Change of Control has occurred or, if such has occurred, that the Company has complied (or will comply) with its obligations described in Section 3.6 and (C) providing the calculations (in reasonable detail) of the calculations described in Section 4.2(a)(xi) as of the last day of the applicable fiscal period as if additional Debt (but of US$0 in value) were being incurred as of such last day;

provided that any such Financial Statements shall be deemed to have been delivered on the date on which the Company has posted such Financial Statements in a legible and accessible manner on its website on the internet (it being understood that the Company shall: maintain such Financial Statement on its website in a legible and accessible manner for at least two years from the date of such posting).

In addition, within 10 days after such filing, the Company shall post in its website copies of each material public filing made by the Company and/or any of its Subsidiaries with any securities exchange or securities regulatory agency or authority; it being understood that such copies may be delivered in Spanish.

(k)          Preservation of Collateral; Further Assurances. (i) The Company shall undertake all actions that are necessary to: (A) establish, maintain, preserve, protect and perfect the Trust’s and the Indenture Trustee’s Liens (and the priority thereof) on the Transferred Rights and the Transaction Accounts in full force and effect at all times, (B) preserve and protect the Transferred Rights and protect and enforce the Trust’s rights and title thereto, including to send each Notice and instruct each Payor of the Transferred Rights to make payments in the manner contemplated by the Transaction Documents, (C) cause to be filed in the appropriate jurisdictions in the United States all UCC financing statements, and any amendments and continuation statements with respect thereto, necessary in order to reflect the transactions effected by the Transaction Documents and promptly to provide the Indenture Trustee confirmation of all such filings (for example, if the Company should change its name, then an amendment to the existing UCC financing statement and a new UCC financing statement in the new corporate name should be filed); it being understood that such obligation shall exist whether or not the Company receives pursuant to Section 6.2(d) any reminder to make any such filings (promptly after the filing of any such continuation statements, the Company shall cause to be delivered to the Trustees the Opinion of Counsel required by Section 6.2(d)(ii)), (D) reasonably promptly execute and deliver all further documents, and take all further action (including the making of any notices and any filings with applicable Governmental Authorities), that may be necessary or desirable (or that the Indenture Trustee and/or the Argentine Collateral Trustee may reasonably request) in order to protect or more fully evidence the Trust’s right, title and interest in, to and under the Transferred Rights or to enable the Indenture Trustee, the Argentine Collateral Trustee and/or the Trust to exercise or enforce any of their respective rights in respect thereof and (E) reasonably promptly execute and deliver all further documents, and take all further action, that may be necessary or desirable (or that the Indenture Trustee and/or the Argentine Collateral Trustee may reasonably request) in order to effect more fully the purposes of the Transaction Documents. In connection with the initial filing of a UCC financing statement, the Company hereby confirms that (as of the Issuance Date): (1) it (including any acquired Person that has been merged or otherwise combined with it) has never used any trade names, assumed names or prior corporate names other than “Aeropuertos Argentina 2000 S.A.”, (2) it has not changed its form of organization (e.g., limited liability partnership or corporation) or jurisdiction of organization since the date that is five years before the Issuance Date, (3) its corporate existence has not transferred to, domesticated in or continued in the United States or any State therein and (4) it does not maintain any place of business (whether a branch or any other office) in the United States or have any “home jurisdiction” in the United States.

(ii)        Any Collections that the Company (or any other Person on its behalf) receives (for any reason whatsoever) in contravention of the Transaction Documents shall be: (A) if received or held by the Company, held by it in trust and deposited into the applicable Transaction Account, and (B) if received by another Person on behalf of the Company, instructed by the Company to be so deposited, in each case promptly (but in any event within five Business Days after it obtains Actual Knowledge of its (or such other Person’s) receipt thereof); then the Company may retain any payments thereof that it receives in Pesos. Should the Company (or, other than an airline, any other Person on its behalf) receive any payment of Transferred Use Fees in contravention of the Transaction Documents, then it shall be held by it in trust and deposited into the applicable Transaction Account promptly (but in any event within five Business Days after its receipt thereof); it being understood that, as provided in Section 4.2(j)(iv), except to the extent required by Applicable Law (including by any Governmental Authority), the Company has agreed to not cause or request any passenger to make payment of his/her Use Fee other than to the applicable airline or either Trustee or an agent or other representative of either Trustee.

(iii)        The Company (with the co-signature of the Argentine Collateral Trustee) and the Existing Notes Trustee shall deliver a Notice to each Payor of the Transferred Rights, duly notarized by a notary public of Argentina and/or by public instrument, in full compliance with the requirements set forth in Section 1620 of the Argentine Civil and Commercial Code (at the Company’s expenses): (A) with respect to existing Payors, on or before the Existing Notes Redemption Date, and (B) with respect to future such Payors, as promptly as reasonably possible (and, in any event, by no later than five Buenos Aires Business Days) after it becomes such a Payor; provided that no Notice shall be required to be delivered to any Payor of Use Fees so long as it represented less than 2% of the Use Fees during the most recently completed Reporting Period (if the first Reporting Period has not yet been completed, determined as if the Transaction Documents had been in effect for the previous 12 months). The Company will (or, to the extent described in Section 2.5(e)(iii) of the Argentine Collateral Trust Agreement with respect to Payors of Transferred Use Fees other than Payors of Clearinghouse Payments, use commercially reasonable efforts to) obtain from each Payor its acknowledgment and agreement to the Notice sent to it, upon receipt of which acknowledgment and agreement the Company shall send a copy thereof to each Trustee.

(iv)       The Company shall (on or prior to the Existing Notes Redemption Date or, with respect to future such airlines, as promptly as reasonably possible (and, in any event, by no later than five Buenos Aires Business Days) after the following applies) deliver to each airline that collects Use Fees from passengers but is not a Payor thereof to the Company a notice that such Transferred Use Fees have been transferred to the Trust and that such airline should continue to send such Transferred Use Fees to IATA (or another applicable Payor) for further delivery to the Company; provided that no such notice is required to be sent to any airline that represented less than 2% of the Collections on the Use Fees during the most recently completed Reporting Period (if the first Reporting Period has not yet been completed, determined as if the Transaction Documents had been in effect for the previous 12 months).

(v)       The Company shall not enter into any Contractual Obligations or other arrangements with any Payor or any airline that is not a Payor that would prohibit the transfer or other disposal of the related Transferred Rights unless the Company has obtained the consent of such Payor or airline for such transfer or other disposition.

(vi)       If any Payor of the Transferred Rights shall fail to comply with the instructions provided to it in its Notice, then the Company shall notify such Payor and each Trustee of such failure within five Business Days after the Company’s Actual Knowledge of such failure and shall use commercially reasonable efforts to cause such Payor to comply therewith.

(vii)       The Company shall take all commercially reasonable action required or, in the reasonable opinion of the Indenture Trustee, the Argentine Collateral Trustee and/or the Controlling Party, advisable, to ensure that each of the Transaction Documents remains in full force and effect and in proper legal form under the respective governing law selected in such document, for the enforcement thereof in the applicable jurisdictions.

(viii)      Promptly (and, in any event, within two Buenos Aires Business Days) after its receipt thereof, the Company shall deliver to the Argentine Collateral Trustee a copy of each notice or other communication sent to it by IATA or any other Payor of a Clearinghouse Payment relating to the Use Fees, including the weekly or other periodic notice of payments of Use Fees that are to be made by such Payor.

(l)           Rating Agencies. The Company shall: (i) pay any monitoring fees of the Rating Agencies in respect of the Notes and (ii) provide the Rating Agencies (at the Company’s sole expense) such reports, records and documents as each shall reasonably request to monitor or affirm the rating(s) assigned by it to the Notes; it being understood that the Company shall not request either Rating Agency that it stop rating the Notes and/or the Company without the prior consent of the Controlling Party.

(m)         Collection Report. The Company shall, by not later than the 15th Business Day after the completion of each Reporting Period, provide to each Trustee (for the Indenture Trustee to deliver to each Noteholder) and each Rating Agency: (i) a report (a “Collection Report”) in the form attached hereto as Exhibit E containing: (A) any necessary calculations relating to the Collection Ratio and (B) the date(s) by which continuation statements to the Uniform Commercial Code financing statements described in Section 4.1(k)(i)(C) need to be filed in order to avoid the lapse of such financing statements and (ii) an Officer’s Certificate addressed to each Trustee verifying the accuracy of such report and stating that no Default or Unmatured Default occurred during the Reporting Period or, if one or more occurred, specifying each such event and what actions have been taken and/or will be taken with respect to each such event. Concurrently with or shortly before the delivery of any Collection Report, the Company shall file a Spanish translation thereof with the CNV or make it available on the Company’s website.

(n)          Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall furnish, upon the request of any Noteholder, such information as is specified in Rule 144A(d)(4) under the Securities Act: (i) to such Noteholder, (ii) to a prospective purchaser of such Note (or a beneficial interest therein) who is a QIB designated by such Noteholder and (iii) to the Indenture Trustee for delivery to any applicable Noteholder (or such prospective purchaser so designated), in each case in order to permit compliance by such Noteholder (or prospective purchaser) with Rule 144A in connection with the resale of such Note (or beneficial interest therein) in reliance upon Rule 144A unless, at the time of such request, the Company is subject to the reporting requirements of the Exchange Act or is exempt from the registration requirements of the Exchange Act and required to furnish the SEC certain information pursuant to Rule 12(g)3-2(b).

(o)          Listing. The Company shall use commercially reasonable efforts to list the Notes on the Euro MTF market, the alternative market of the Luxembourg Stock Exchange, and if the Notes are so listed then the Company shall use commercially reasonable efforts to maintain such listing. If such listing cannot be made within 90 days after the Issuance Date, or if the Notes are so listed but are later de-listed from such exchange for any reason, then the Company shall use commercially reasonable efforts to list the Notes for trading on another internationally recognized exchange and maintain such listing (or a further alternative listing) until the Notes are repaid in full. In addition, the Company shall use commercially reasonable efforts to maintain the listing of the Notes on the Mercado de Valores de Buenos Aires S.A. (“MERVAL”) through the Buenos Aires Stock Exchange and their acceptance for trading in the Argentine over-the-counter market (Mercado Abierto Electrónico S.A.) (“MAE”). If the Notes are listed on the Euro MTF market (or any other non-Argentine market), then the Company shall (to the extent the rules of this market so require) maintain a paying agent and a transfer agent in Luxembourg (or the applicable jurisdiction). Promptly after such a listing, the Company shall so notify the Indenture Trustee, which shall provide notice thereof to each of the Noteholders.

(p)          Payment upon certain Defaults. Immediately upon the occurrence of any Default under clause (e) and/or (l) of the definition thereof, the Company shall be obligated to pay to the Indenture Trustee an amount equal to: (i) the Principal Balance of the Notes, (ii) all accrued and unpaid Interest (if any) on the Notes, (iii) all unpaid Additional Amounts and (iv) all other amounts then due and payable to Beneficiaries by the Company under the Transaction Documents (including any fees, expenses, indemnities or other amounts payable to the Indenture Trustee and/or the Argentine Collateral Trustee). If so received from the Company, such amounts shall be applied by the Indenture Trustee as if they had been the receipt of a Default Payment.

(q)          Information. The Company shall promptly give to each Trustee such information in its possession that either Trustee may reasonably request for the purpose of the discharge of the trusts, powers, rights, duties, authorities and discretions vested in it hereunder, under any other Transaction Document or by operation of Applicable Law. The Company shall also furnish to the Indenture Trustee (for further delivery to each Noteholder) such other data and information relating to its performance of the provisions of this Indenture and the business affairs and financial condition of the Company as from time to time may be reasonably requested in writing by Noteholders holding more than 10% of the Principal Balance of the Notes.

Section 4.2       Negative Covenants of the Company . The Company agrees that (unless the Controlling Party otherwise agrees in writing) so long as any amount payable by it to any Beneficiary under any Transaction Document remains unpaid:

(a)          Debt. The Company shall not (and shall not permit any of its Subsidiaries to) incur, create, assume, permit, guaranty, endorse or be liable, directly or indirectly, for any Debt (including receiving any disbursements or other incurrences of Debt under revolving loans or other arrangements permitting therefor), including as a result of any acquisition of another Person and/or any Property of another Person, except for the following (collectively, the “Permitted Debt”):

(i)       Debt under the Transaction Documents,

(ii)       as scheduled in this Indenture, Debt existing on the Issuance Date and Refinancing Debt refinancing such Debt, of business and not for speculative purposes,

(iii)       Subordinated Debt owed to Persons other than the Company and/or any of its Subsidiaries,

(iv)       interest rate or currency hedging obligations entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes,

(v)       obligations to pay dividends on Capital Stock that have been declared; provided that such declaration was in compliance with Section 4.2(b),

(vi)      [reserved],

(vii)       Debt (other than Subordinated Debt) owed to the Company or by a Subsidiary of the Company to another Subsidiary thereof,

(viii)      Debt in respect of workers’ compensation claims, severance payments, payment obligations in connection with health or other types of social security benefits, and unemployment or other insurance or self-insurance obligations,

(ix)         Contingent Liabilities with respect to any Debt of the Company or any of its Subsidiaries that is otherwise permitted by this Section 4.2(a),

(x)          Debt of the Company or any Subsidiary incurred on or after the Issuance Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (i) U.S.$30,000,000 (or the equivalent in other currencies) and (ii) 5% of Consolidated Intangible Assets, and

(xi)         so long as no Default or Unmatured Default has occurred and is continuing and no Default Payment is required to be paid at the time of the incurrence or other increase thereof (including each funding received thereunder by the Company or, with respect to Contingent Liabilities of the Company, any other Person), additional Debt of the Company (but not any of its Subsidiaries) so long as, at the time of such incurrence/increase and immediately after giving effect to such Debt and the application of any proceeds therefrom:

(A)         the Total Debt to EBITDA Ratio is not greater than 3:1x,

(B)         the EBITDA to Total Interest Expense Ratio is not less than 4.5:1x, and

(C)         the EBITDA to Total Debt Service Ratio is not less than 1.5:1x in each case as certified in an Officer’s Certificate to the Indenture Trustee by the Company at or within five Business Days before such incurrence or other increase.

For the purpose of any such calculation: (v) such shall be calculated using IFRS (including, for any Debt in a currency other than pesos, as would be required by IFRS to be converted into pesos for purposes of preparing a Financial Statement), (w) the amount of Debt issued (or otherwise raised) at a price that is less than the principal amount thereof shall be considered to be equal to the principal amount thereof, (x) such additional Debt (including Contingent Liabilities) shall be included in the calculation of the Total Debt, (y) the EBITDA, Total Interest Expense and Total Debt Service shall be calculated as if such additional Debt had been in effect during the entirety of the applicable period with an interest rate (and/or other expense) equal to: (aa) for Debt with a fixed interest rate (and/or other expense), such fixed interest rate (and/or other expense), and (bb) otherwise, an interest rate (and/or other expense) equal to the highest non-default interest rate (and/or other expense) that may be charged or otherwise payable with respect to such additional Debt (with any “floating” component of such interest rate (and/or expense), such as the London Interbank Offering Rate (LIBOR), being considered to be twice such rate (and/or expense) in effect at the date of determination), and (z) with respect to Contingent Liabilities, the EBITDA, Total Interest Expense and Total Debt Service will be calculated as if such Contingent Liability were a direct obligation of the Company (or its applicable Subsidiary) and interest (and/or other expenses) payable with respect thereto were paid by the Company (or its applicable Subsidiary) directly.

In the event that Debt meets the criteria of more than one of the types of Debt described in Section 4.2(a), the Company, in its sole discretion, will be permitted to classify such item of Debt on the date of its incurrence, and shall only be required to include the amount and type of such Debt in one of such clauses although the Company may divide and classify an item of Debt in one or more of the types of Debt and may later re-divide or reclassify all or a portion of such item of Debt in any manner that complies with this covenant.

(b)          Restricted Payments. The Company shall not (and shall not permit any of its Subsidiaries to) declare or make any Restricted Payment other than to the Company or from a Subsidiary of the Company to either a Wholly-owned Subsidiary of the Company or such payor’s direct parent unless each of the following conditions has been satisfied:

(i)         no Default has occurred and is continuing, no Unmatured Default exists and no Default Payment is required to be paid,

(ii)         such Restricted Payment is in accordance with Applicable Law,

(iii)         as of the date(s) of the declaration and payment thereof, the Company is (pursuant to Section 4.2(a)) able to incur at least an additional US$1 in Debt, and

(iv)         the aggregate amount (if other than in cash, being the Fair Value of the applicable Property) of the proposed Restricted Payment and all other Restricted Payments made by the Company and its Subsidiaries after the Issuance Date through the date thereof shall not exceed the sum of:

(A)         75% of the Cumulative Net Income accrued during the period (treated as if it were one accounting period) beginning with (and including) the Company’s fiscal quarter ended March 31, 2017 and continuing to the end of the most recent fiscal quarter for which Financial Statements have been delivered pursuant to Section 4.1(j); it being understood that no Restricted Payments (other than to the Company or from a Subsidiary of the Company to a Wholly-owned Subsidiary of the Company or the applicable payor’s direct parent) may be payable until the delivery pursuant to Section 4.1(j) of the Financial Statements for the fiscal year ended December 31, 2016, plus

(B)         100% of: (1) the Net Cash Proceeds received by the Company after the Issuance Date for any Equity Offering or any contribution to the equity capital of the Company (in each case, excluding any such Net Cash Proceeds received from a Subsidiary of the Company); provided that such shall not include the issuance of Disqualified Capital Stock, plus (2) the outstanding principal amount (using the lower of the face amount thereof and the amount of liabilities included with respect to such principal amount on the Company’s Financial Statements) of obligations for borrowed money of the Company to the extent that such have been irrevocably converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Company excluding any such conversion or exchange of obligations held by any Subsidiary of the Company, minus (3) the aggregate Principal Balance of Notes that have been redeemed (or for which notice of redemption has been delivered by the Company to the Indenture Trustee) pursuant to Section 3.5, minus

(C)         the aggregate amount (if other than in cash, being the Fair Value of the applicable Property) paid by the Company or any Subsidiary thereof after the Issuance Date to acquire Capital Stock or Property from an Affiliate of the Company (other than Capital Stock of a Subsidiary of the Company acquired by another Subsidiary of the Company), minus

(D)         the aggregate amount paid (whether principal, interest, fees or otherwise) by the Company under the Management Agreement since October 1, 2010; it being understood that because the Management Agreement is currently suspended, no such amounts are due and payable thereunder, the obligation to pay certain amounts under the Management Agreement may resume if the Management Agreement were to be reinstated, provided, that: (1) compliance with the above calculation shall be certified in an officer’s certificate to the Indenture Trustee by the Company before such Restricted Payment (which calculations the Indenture Trustee will have no obligation to confirm or verify) and (2) the Company may make an additional US$5,000,000 (or its equivalent in any other currency) in Restricted Payments during any calendar year (with unused amounts in any calendar year being rolled over to the succeeding calendar year) without complying with this Section 4.2(b)(iv) and no such payments will be included in the calculation of the aggregate amount of the Restricted Payments made by the Company and its Subsidiaries after the Issuance Date.

Notwithstanding the above, this Section 4.2(b) shall not prohibit:

(v)         the Company or any of its Subsidiaries from making the payment of any dividend (1) on Capital Stock within 120 days after the date on which such dividend was declared so long as such dividend would have been permitted to have been paid on such declaration date and the Company or such Subsidiary (as applicable) believed in good faith that such would be permissible to be payable hereunder on such date of payment notwithstanding this sentence and (2) required to be paid on the Government Preferred Stock.

(w)          the Company from making the payment of any dividends (i) in respect of the Company’s accumulated earnings as of December 31, 2015, to the extent that such dividends are in an amount that with not exceed the sum of (a) 100% of the accumulated earnings recorded on the Company’s financial statements as of such date as “voluntary reserves” (reservas facultativas) and (b) the voluntary reserves constituted by the shareholders meeting held on April 25, 2016; and (ii) for the fiscal year ended December 31, 2016, to the extent that such dividends are: (a) in an amount that will not exceed 100% of the Company’s Cumulative Net Income for such fiscal year and (b) declared at a meeting of the shareholders of the Company,

(x)          the Company from, on or after January 1, 2020, making any redemptions of the Government Preferred Stock in the event that the Argentine National Government exercises its conversion right into common shares, up to a maximum amount of 12.5% per year of the total amount of the Government Preferred Stock in accordance with the Memorandum of Agreement,

(y)          (1) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Refinancing Debt; or (2) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt at a purchase price not greater than (1) 101% of the principal amount thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof, or (2) 100% of the principal amount thereof in the event of an Asset Disposal pursuant to a provision no more favorable to the holders thereof, or

(z)          Restricted Payments not otherwise permitted in an aggregate amount not to exceed U.S.$50,000,000 (or the equivalent in other currencies) in the aggregate in any fiscal year (with unused amounts in any fiscal year being rolled over to the succeeding fiscal year);

provided, that in the case of Section 4.2(b)(y) and Section 4.2(b (z) above, no Default has occurred and is continuing or would occur as a result thereof.

The Company shall not permit any of its Subsidiaries to enter into any Contractual Obligation restricting such Subsidiaries’ ability to make Restricted Payments to the Company, to a Wholly-Owned Subsidiary of the Company and/or to such Subsidiary’s direct parent.

(c)          Negative Pledge. The Company shall not (and shall not permit any of its Subsidiaries to) create, assume or permit to exist any Lien upon any of its Properties, whether owned on the Issuance Date or thereafter acquired, or any of its Capital Stock, other than Permitted Liens.

(d)          Limitation on Disposals. (i) The Company shall not (and shall not permit any of its Subsidiaries to) convey, sell, lease, assign, transfer or otherwise dispose of any of its Property or business, whether owned on the Issuance Date or thereafter acquired (an “Asset Disposal”), unless it receives consideration at the time of such Asset Disposal in an amount at least equal to the Fair Value (with respect to any Property or business with a Fair Value of greater than US$5,000,000 (or its equivalent in any other currency) so disposed of (whether consummated in a single transaction or a series of related transactions) by the Company or a Subsidiary thereof, the Company must, by no later than the time of such Asset Disposal, deliver to the Indenture Trustee an opinion of an Independent Appraiser as to the Fair Value thereof) of the Property disposed of, at least 75% of which consideration must be in the form of cash, Cash Equivalents or other Property or business substantially similar to the Property or business so disposed of; provided that the following shall not be considered to be an Asset Disposal: (A) sales or other disposals for Fair Value of obsolete, worn out or defective Property or Property no longer used in connection with the operation of the Company’s or the applicable Subsidiary’s business, (B) sales, leases or other disposals of tangible Property (or rights therein) in the ordinary course of business, including leases of gates and other tangible Property to airlines, (C) Property transferred from a Wholly-owned Subsidiary of the Company to the Company or between two Wholly-owned Subsidiaries of the Company, (D) sales by the Company or a Subsidiary thereof at Fair Value of cash, Cash Equivalents or its own Capital Stock and (E) disposals as permitted by clauses (b) and (g).

(ii)          With respect to any Asset Disposal (whether consummated in a single transaction or a series of related transactions) of Property or business having a Fair Value of at least US$5,000,000 (or its equivalent in any other currency), the Net Cash Proceeds of such Asset Disposal must (by no later than the 365th day after such Asset Disposal) be applied by the Company or its applicable Subsidiary (as applicable) to either: (A) repay Debt (other than Subordinated Debt and Contingent Liabilities) of the Company or the applicable such Subsidiary without refinancing (and, with respect to any such Debt under an arrangement that permits future disbursements or other incurrences of Debt thereunder, with a corresponding permanent reduction in the amount of Debt available to be incurred thereunder), (B) invest in the business (including expenditures for Improvements) of the Company or the applicable such Subsidiary,(C) except to the extent that such would violate Applicable Law, be used to purchase Notes (or beneficial interests therein) as provided in Section 4.2(d)(iii), or (D) any combination of Clauses (A) through (c) of this paragraph; provided that such Net Cash Proceeds shall be maintained in cash or Cash Equivalents pending such application. To the extent that at least US$5,000,000 (or its equivalent in any other currency) of such Net Cash Proceeds has not been so applied within the indicated period (any such unapplied amount at the end of such period, the “Remaining Asset Disposal Amount”), then by no later than such 365th day the Company shall (unless, before the end of such period, it has delivered to the Indenture Trustee a notice of optional redemption with respect to the redemption of all of the Notes as described in Sections 3.2, 3.3, 3.4 or 3.5 or if, immediately after the closing of such tender offer, there would be fewer than three months remaining until the Maturity Date) send to the Indenture Trustee (for the Indenture Trustee to deliver to each Noteholder) a notice (an “Asset Disposal Notice”) offering to purchase Notes (and/or beneficial interests therein) having an outstanding Principal Balance of the Remaining Asset Disposal Amount; it being understood that such tender offer may not be for an outstanding Principal Balance of more or less than the Remaining Asset Disposal Amount. Such Asset Disposal Notice must also indicate a selected date for such purchase that is no earlier than 35 days and no later than 60 days (or such additional time as may be required by Applicable Law) after the date of such notice, which selected date must be a New York Business Day. The Asset Disposal Notice must advise each Noteholder in sufficient detail as to how to tender its Notes (or beneficial interests therein) should it elect to accept such offer. In connection with any such purchase offer, the Company shall hold such offer open for at least 20 (but no more than 30) New York Business Days (or such additional time as may be required by Applicable Law) and shall comply with Rule 14e-1 under the Exchange Act and any other Applicable Laws.

(iii)         Upon the Company’s delivery to the Indenture Trustee of an Asset Disposal Notice, each Noteholder shall have the right to tender in the offer all or any portion of such Noteholder’s Notes (or beneficial interests therein); provided that, unless such Noteholder tenders all of its Notes (or beneficial interests therein), a Noteholder may not so tender its Notes (or beneficial interests therein) if such would leave it holding Notes (or beneficial interests therein) with an original face value of less than the Minimum Denomination. On the selected purchase date, the Company shall: (A) from the Notes (and/or beneficial interests therein) that have been tendered in (but not withdrawn from) such offer, accept (except to the extent such would violate Applicable Law) an amount representing a portion of the Principal Balance equal to the Remaining Asset Disposal Amount (or such lesser amount as has been so accepted); provided that the Notes (or beneficial interests therein) so tendered shall be so accepted on a pro rata basis (based upon the amounts tendered and not withdrawn) or such other method in accordance with the applicable procedures of DTC, and (B) pay (such payment to be made in Dollars in the United States) each applicable Noteholder for its accepted Notes (and/or beneficial interests therein) a purchase price equal to 100% of such portion of the Principal Balance plus all accrued and unpaid Interest (if any) thereon to but excluding the purchase date plus any applicable Additional Amounts. No Redemption/tender Premium shall be payable by the Company with respect to any such purchase. Any such Notes (and/or beneficial interests therein) so purchased by the Company shall be immediately cancelled by the Indenture Trustee in the manner described in Section 2.7(c).

As may be permitted under the applicable rules of DTC, in any such tender offer, a Noteholder may elect to condition its tender of the Notes (or beneficial interests therein) subject to the condition that a minimum percentage (selected by such Noteholder) of the outstanding Principal Balance of the Notes has been tendered in (but not withdrawn from) the offer; it being understood that, in determining whether such percentage has been achieved, the Notes (or beneficial interests therein) of such Noteholder and other Noteholders that have so conditioned their tenders with the same or a higher percentage shall not be considered to have been tendered.

(e)          Investments; Subsidiaries. The Company shall not make or own any Investments in any person except Permitted Investments.

(f)           Limitation on Affiliate Transactions. The Company shall not (and shall not permit any of its Subsidiaries to), directly or indirectly, enter into or permit to continue any activity, business, arrangement or other transaction with (including the purchase, sale, lease or exchange of Property with, the making of any Investment in, the rendering of any service to, the incurrence of any Debt from or the purchasing of any service from) any Affiliate thereof or any director (or similar), officer or employee of the Company (or any of their respective families), any of its Subsidiaries or any Affiliate of any thereof (whether in a single transaction or a series of related transactions) unless such activity, business, arrangement or other transaction is:

(i)           on terms at least as favorable to the Company (or such Subsidiary) as would be obtainable by the Company (or such Subsidiary) in comparable arm’s-length transactions with un-Affiliated persons of adequate financial and technical capability to perform the transaction; provided that with respect to any such transaction (or series of related transactions) that involves aggregate payments or transfers of Property or services with a Fair Value exceeding: (A) US$10,000,000 (or its equivalent in any other currency), the Company must deliver to the Indenture Trustee evidence that such was approved in advance by a majority of the members (including a majority of the disinterested members) of the board of directors (or similar body) of the Company and/or such Subsidiary (as applicable), and (B) US$50,000,000 (or its equivalent in any other currency), the Company must deliver to the Indenture Trustee an opinion of an Independent Appraiser as to the fairness of such transaction to the Company or such Subsidiary from a financial perspective,

(ii)       for the payment of reasonable fees and other compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any of its Subsidiaries as determined in good faith by the Company or its applicable Subsidiary,

(iii)        loans and advances by the Company or any of its Subsidiaries to any of its directors, officers and employees for travel, entertainment and relocation expenses, in each case made in the ordinary course of business and not exceeding US$1,000,000 (or its equivalent in any other currency) in the aggregate outstanding at any time,

(iv)       a Restricted Payment permitted by Section 4.2(b),

(v)       a Permitted Investment permitted by Section 4.2(e),

(vi)       between or among Wholly-owned Subsidiaries of the Company,

(vii)       transactions under the Management Agreement following any reinstatement of the Management Agreement, or

(viii)       the sale of newly issued Capital Stock of the Company or any of its Subsidiaries to a Person other than the Company or any of its Subsidiaries, any contribution (other than by the Company or any of its Subsidiaries) to the equity capital of the Company or any of its Subsidiaries or (other than Debt owned by the Company or any of its Subsidiaries) the conversion into or exchange of any Debt for Subordinated Debt or Capital Stock of the Company or any of its Subsidiaries.

For the purpose of this clause, the holder (whether directly or indirectly) of Capital Stock representing 10% or more of the Capital Stock of a Person shall be considered to be an “Affiliate” of such Person.

(g)          Merger, Consolidation. The Company shall not consummate any merger with or into, consolidation with or sale, assignment or other disposal (directly or indirectly) of all or substantially all of its Property (whether in a single transaction or a series of related transactions) to, any Person unless (in each case subject to any applicable requirements of clauses (e) and (f)):

(i)           (A) with respect to any merger or consolidation, the Company is the surviving entity, or (B) such Person is a corporation or other legal entity organized under the laws of Argentina and assumes in writing all of the Company’s rights and obligations under the Transaction Documents and the Company (or such Person) delivers to the Indenture Trustee one or more Opinion(s) of Counsel to the effect that: (1) such assumption is sufficient for each Transaction Document to which the Company is a party to constitute a legal, valid and binding obligation of such Person, enforceable against it (subject to customary bankruptcy and similar exceptions) in accordance with its terms, and (2) following such assumption the Trust will continue to have absolute ownership of all right, title and interest in the Transferred Rights and the Indenture Trustee will continue to have a perfected security interest in the Transferred Rights, the Collections and the Transaction Accounts in the manner contemplated by the Transaction Documents; it being understood that, if such conditions in this clause (B) are satisfied, then the Indenture Trustee, the Argentine Collateral Trustee and the assuming Person shall (notwithstanding anything else in the Transaction Documents to the contrary, without requiring the consent of the Controlling Party or other Person) as promptly as reasonably possible amend (or amend and restate) each of the applicable Transaction Documents solely to the extent necessary to reflect such assuming Person as the successor to the Company thereunder,

(ii)          the Indenture Trustee shall have received evidence that such merger, consolidation, sale, assignment or conveyance will not result in either Rating Agency withdrawing or reducing its rating with respect to the Notes (determined after giving effect to such merger, consolidation, sale, assignment or conveyance) to below the lower of such Rating Agency’s initial and then-current (i.e., before such merger, consolidation, sale, assignment or conveyance) ratings on the Notes,

(iii)         no Default or Unmatured Default will be expected to exist at any time after, and no Default Payment will be payable immediately after, giving effect to such proposed merger, consolidation, sale, assignment or conveyance,

(iv)        as certified to the Indenture Trustee by an Independent Appraiser, immediately after such transaction: (A) the Consolidated Net Worth of the Company or such surviving entity is at least equal to the Consolidated Net Worth of the Company immediately before such merger, consolidation, sale, assignment or conveyance and (B) the Company or such surviving entity would, on a pro forma basis as of the date of such merger, consolidation, sale, assignment or conveyance, be able to incur at least US$1 in Debt under Section 4.2(a), and

(v)         the Trustees shall have received an officer’s certificate and Opinion of Counsel stating that all conditions precedent to such merger and supplemental indenture (if any) have been satisfied.

Compliance with this clause does not alter the obligations (if any) of the Company (or a surviving Person) under Section 3.6.

(h)          Change of Fiscal Year. Except as a result of a transaction permitted by Section 4.2(g)(i)(B), the Company shall not change its fiscal year.

(i)           Nature of Business. The Company shall not (and shall not permit any of its Subsidiaries to) engage in any business other than: (i) the business of operating the Airports and businesses reasonably related thereto and (ii) managing or otherwise operating (but not investing in) airports in other countries other than any countries subject to sanctions under the Prohibited Nations Acts.

(j)           Protection of Transaction Documents. The Company shall not: (i) sell, assign, transfer or otherwise dispose of, or create, incur or suffer to exist any Lien on, the Use Fees, the Transferred Concession Indemnification Rights, and/or the Transaction Accounts other than Liens created by the Transaction Documents and permitted under clause (b) of the definition of “Permitted Liens” including, without limitation, the Liens of the Existing Note Collateral Trustee and the Existing Note Indenture Trustee as in effect on the Issuance Date, (ii) sell, assign, transfer or otherwise dispose of, or create, incur or suffer to exist any Lien on, its rights under the Transaction Documents, (iii) other than in accordance with the terms of the applicable Transaction Document, take or (where it has the power to prevent the relevant action) knowingly permit to be taken any action that would terminate, or discharge or prejudice the validity or effectiveness of, any of the Transaction Documents or the validity, effectiveness or priority of the Liens created thereby, or (iv) except to the extent required by Applicable Law (including by any Governmental Authority), take any action (or refrain from taking any action) that would impair in any respect the rights and interests of the Indenture Trustee, the Argentine Collateral Trustee and/or any other Beneficiary under the transactions effected by the Transaction Documents (including by causing or requesting: (A) any Payor to make any payment on the Transferred Rights in a manner other than contemplated by the Transaction Documents or (B) any passenger to make payment of his/her Use Fee other than to the applicable airline or either Trustee or an agent or other representative of either Trustee).

(k)          Suspension of Certain Covenants. If at any time after the Issuance Date (i) the Notes are rated Investment Grade by at least two of the Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day, the Company and its Subsidiaries shall not be subject to the covenants in the Indenture described in Sections 4.2(a), 4.2(b), 4.2(d), 4.2(f) and 4.2(g), (the “Suspended Covenants”).

In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause  (i) of the first paragraph of this Section 4.2(k) is no longer satisfied, then the Company and its Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any Subsidiary prior to such reinstatement shall give rise to a Default or Unmatured Default under this Indenture with respect to Notes. On each Reversion Date, all Debt incurred, or Disqualified Capital Stock issued, during the Suspension Period shall be classified to have been incurred pursuant to clause (a)(xi) under Section 4.2.

For purposes of Section 4.2(d), on the Reversion Date, the Remaining Asset Disposal Amount shall be reset to the amount of the Remaining Asset Disposal Amount in effect as of the first day of the Suspension Period ending on such Reversion Date.

The Company shall promptly notify the Trustees of the commencement of any Suspension Period or Reversion Date. The Trustees shall have no obligation to provide notice thereof to the Noteholders.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.1         Effects of a Default. (a) Upon the occurrence of any Default, the Indenture Trustee or the Controlling Party by notice then given in writing to the Company and the Argentine Collateral Trustee ( and the Indenture Trustee if given by the Controlling Party), shall declare the Principal Balance of the Notes immediately due and payable and the Company shall then be required to pay the Default Payment; provided that any Default under Section 5.1(f) (if a Concession Indemnification Event has occurred) or (h) of the definition of “Default” shall automatically be deemed to have resulted in an immediate declaration of the Principal Balance of the Notes to be due and payable and the requirement for the Company to make payment of the Default Payment.

(b)          Upon a request (or deemed request) to the Company for such payment, the Company shall promptly (but in any event by no later than the next Business Day) pay to the Indenture Trustee an amount equal to the Default Payment; provided that if such date of payment is not a New York Business Day, then the amount of the Default Payment shall be determined as if such date of payment were the next New York Business Day (e.g., additional Interest shall be included). If a Default Payment is requested (or deemed requested) to be made, then the Indenture Trustee shall also (in coordination with the Argentine Collateral Trustee to the extent applicable) apply funds in the Transaction Accounts for such purpose (any such application resulting in an equivalent reduction in the amount of the Default Payment remaining to be paid by the Company).

(c)          As promptly as reasonably possible after its Actual Knowledge of the occurrence of a Default or an Unmatured Default: (i) the Argentine Collateral Trustee shall provide notice thereof to the Indenture Trustee and (ii) the Indenture Trustee (including after notice from the Argentine Collateral Trustee pursuant to clause (i)) shall provide notice thereof to each Noteholder and (unless such occurrence was notified to it by the Argentine Collateral Trustee pursuant to clause (i)) the Argentine Collateral Trustee.

(d)          In addition to the above: (i) any waiver of a Default described in clause (a) of the definition of “Default” (or the requirement that any Default Payment be paid with respect thereto) shall require the consent of each payee of the defaulted payment and (ii) the Controlling Party may waive any other Default or Unmatured Default (or the requirement that any Default Payment be paid with respect thereto).

(e)          Notwithstanding any other provision hereunder or under the Notes, the right of a Noteholder to receive payment of principal, premium, if any, and interest on such Note (and Additional Amounts, if any) on or after the respective due dates expressed in such Note, or to institute suit, including a summary proceeding (acción ejecutiva individual) pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Noteholder, other than the rights of the Company to request Basic Concession Operating Costs pursuant to Section 9.6. Any Beneficial Owner of Notes issued under this Indenture represented by a Global Note will be able to obtain from the relevant depositary, upon request, a certificate representing its interest in the relevant Global Note in accordance with the Argentine Capital Markets Law. Such certificate shall enable such Beneficial Owner to initiate legal action before any competent court in Argentina, including a summary proceeding, to obtain overdue amounts under the Notes.

(f)           The Company agrees promptly (and, in any event, within 10 Business Days of its receipt of an invoice therefor) to pay or reimburse each Beneficiary for all of its costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from a Default.

Section 5.2         Payment of a Default Payment. (a) If the Default Payment (or a portion thereof) is made by (or on behalf of) the Company (including from funds in the Transaction Accounts), then the Indenture Trustee shall apply such amounts to make payment to the applicable Beneficiaries; it being understood that such payments to the applicable Beneficiaries of the Default Payment (b) might not occur until the Indenture Trustee’s Business Day after the Redemption Date and no additional Interest or other amounts shall accrue as a result of any such delay and (c) subject to the rights of the Company to request Basic Concession Operating Costs pursuant to Section 9.6 if a Default has occurred and is continuing.

(b)          From the Default Payment: (i) the Noteholders shall be entitled to receive an amount in U.S. Dollars equal to the sum of: (A) the Principal Balance of the Notes, (B) all accrued and unpaid Interest (if any) on the Notes to but excluding the Redemption Date, (C) all unpaid Additional Amounts and (D) all other amounts (if any) then due and payable to the Noteholders under the Transaction Documents, and (ii) each other Beneficiary (including each Trustee) shall be entitled to receive all fees, expenses, indemnities and other amounts then due and payable to it by the Company under the Transaction Documents. No Redemption/tender Premium would be payable by the Company with respect to any such redemption.

(c)          In connection with any requirement for the Company to pay the Default Payment, subject to the rights of the Company to request Basic Concession Operating Costs pursuant to Section 9.6, if a Default has occurred and is continuing, the amounts on deposit from time to time in the Dollar Collection Account shall as promptly as possible be applied by the Indenture Trustee to the extent necessary to satisfy payment, in whole or in part, of such Default Payment. In addition, subject to the rights of the Company to request Basic Concession Operating Costs pursuant to Section 9.6, if a Default has occurred and is continuing, the amounts on deposit from time to time in the Peso Collection Account, the Local Dollar Collection Account and the Expense Payment Account shall as promptly as possible be transferred by the Argentine Collateral Trustee to the Indenture Trustee (to the extent in Pesos, for conversion into Dollars first) for the Indenture Trustee to transfer to the Dollar Collection Account for application pursuant to the preceding sentence; provided that: (i) for any fees, expenses and indemnities payable to the Argentine Collateral Trustee included in the calculation of the Default Payment, Pesos (including, for any payments to be made thereto in Dollars, the Peso-equivalent amount thereof based upon the Exchange Rate then in effect) shall be retained in the Expense Payment Account and paid to the Argentine Collateral Trustee as promptly as possible and (ii) any funds in the Expense Payment Account shall first be applied to the payment of Taxes payable by the Trust and then (on a pro rata basis) to the payment of fees, expenses and indemnities (if any) payable to the Trustees.

(d)          Should a partial payment of the Default Payment be made, such payment shall, subject to the rights of the Company to request Basic Concession Operating Costs pursuant to Section 9.6 if a Default has occurred and is continuing, be allocated in the following order of priority: (i) on a pro rata basis, all fees, expenses and indemnities (if any) payable to the Indenture Trustee and the Argentine Collateral Trustee; (ii) the Principal Balance of the Notes, (iii) all accrued and unpaid Interest (if any) on the Notes, (iv) all unpaid Additional Amounts and (v) on a pro rata basis, all other amounts (if any) then due and payable to the Beneficiaries under the Transaction Documents. Any payment of the Principal Balance of the Notes as a result of a Default Payment shall, to the extent that the Principal Balance of the Notes has not been paid in full, be applied to reduce the remaining scheduled Quarterly Amortization Amounts in inverse order of maturity.

(e)          If a Default Payment shall not have been paid in full by the date required, then the Indenture Trustee shall have a direct cause of action against the Company to collect such unpaid amount for the benefit of the applicable Beneficiaries entitled to such payments and shall be entitled to use any legally available remedies in connection therewith.

(f)           No right or remedy conferred or reserved to the Trustee or to the holders of the Notes under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

ARTICLE VI

THE TRUSTEES

Section 6.1         Duties of the Trustees; Certain Rights of the Trustees. (a) Before the occurrence of a Default of which a Responsible Officer of the applicable Trustee has Actual Knowledge and after the curing of all such Defaults that may have occurred, each of the Trustees (in its respective capacities) undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party. If a Default exists to the Actual Knowledge of a Trustee, then it shall exercise the rights and powers vested in it by the Transaction Documents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Neither the Trustees, their respective agents nor their respective Affiliates shall be liable for any act or omission made in connection with this Indenture or the other Transaction Documents except: (y) in connection with the Transaction Documents governed by a law other than Argentine law, in the case of the gross negligence or willful misconduct of any such Person (or, with respect to a Trustee, any of its respective agents or Affiliates), and (z) in connection with the Transaction Documents governed by Argentine law, in the case of culpa (roughly translated as fault or negligence) or dolo (roughly translated as fraud or deceit) (each as applied under Argentine law) of any such Person (or, with respect to a Trustee, any of its respective agents or Affiliates). In furtherance, and not in limitation, of the Trustees’ rights, duties and protections hereunder, and unless otherwise specifically provided in this Indenture and/or any other Transaction Document, each of the Trustees shall (subject to the terms hereof and of the other Transaction Documents to which it is a party) grant such consents, make such requests and determinations and take or refrain from taking such actions as are permitted (but not expressly required) to be granted, made or taken by it under the Transaction Documents, as the Controlling Party shall direct in writing (in each case, subject to Section 6.1(c)). No provision of this Indenture shall be construed to relieve either Trustee from liability for its (or its agents’ or Affiliates’) gross negligence/willful misconduct or culpa/dolo (as applicable); provided that:

(i)         the duties and obligations of a Trustee shall be determined solely by the express provisions of this Indenture and the other Transaction Documents to which it is a party and it shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Indenture or any of the other Transaction Documents against it,

(ii)         in the absence of gross negligence/willful misconduct or culpa/dolo (as applicable) on the part of a Trustee, it may conclusively rely as to the truth of the statements and the correctness of the opinions expressed in any Transaction Document and upon any statements, certificates or opinions furnished to it pursuant to any of the Transaction Documents and conforming to the requirements of the Transaction Documents; it being understood that neither Trustee shall have any obligation to perform any calculation or to make any determination with respect to any financial matter (including the determination of any financial ratio or any amount due in respect of payments of the Notes),

(iii)         neither Trustee shall be liable for any error of judgment made in good faith by any of its Responsible Officers unless such Trustee was grossly negligent in ascertaining the pertinent facts, nor shall either Trustee be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written direction of the Controlling Party under, or believed by it to be authorized or permitted by, this Indenture or any of the other Transaction Documents, and shall not be liable for accepting, or acting upon, any decision made by the Controlling Party in accordance herewith, and

(iv)         in no event shall either Trustee be liable under or in connection with the Transaction Documents for special, incidental or punitive losses, liabilities or damages of any kind whatsoever, including lost consequential profits, whether or not foreseeable, even if such Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(c)          (i) Each Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting upon, and shall not be bound to make any investigation into the facts or matters stated in, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, guaranty or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person(s); provided that each Trustee may make such further inquiry or investigation as it shall determine to be appropriate.

(ii)         Neither Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture or any of the other Transaction Documents to which it is a party at the request, order or direction of the Controlling Party unless the Controlling Party shall have furnished to (or caused to be furnished to) such Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by such Trustee therein or thereby.

(iii)         Except as otherwise provided in the Transaction Documents to which it is a party, nothing in this Indenture or the other Transaction Documents shall require either Trustee to expend or risk its own funds or otherwise incur any legal or financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is payable to it but not reasonably assured to it.

(iv)         As a condition to the taking of or omitting to take any action by it hereunder or under any of the other Transaction Documents to which it is a party, each Trustee may consult with counsel, an accountant, an appraiser or any other expert or advisor of its selection and the advice of such counsel, accountant, appraiser or other expert or advisor or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action reasonably taken or omitted by it under the Transaction Documents in good faith and in conclusive reliance thereon.

(v)         For all purposes under this Indenture and the other Transaction Documents, neither Trustee shall be deemed to have notice or knowledge of any Default or Unmatured Default unless a Responsible Officer thereof has Actual Knowledge thereof; provided that a Trustee shall be deemed to have notice of the failure of any Person to deliver funds, reports, certificates or other documents to it when scheduled to be delivered to it under the Transaction Documents to which it is a party.

(vi)         Any request or direction of a Noteholder, the Company or any other Person to a Trustee shall be sufficiently evidenced by a written request or order signed in the name of such Person by an Authorized Officer of such Person. Any resolution adopted by any such Person in connection with such a request or direction shall be sufficiently evidenced by a copy of such resolution certified by the secretary or an assistant secretary (or similar officer) of such Person to have been duly adopted and to be in full force and effect.

(vii)        Wherever in the administration of this Indenture and/or any other Transaction Document a Trustee shall reasonably deem it desirable that a factual (i.e., non-legal) matter be proved or established before taking, suffering or omitting to take any action hereunder or thereunder, such Trustee (unless other evidence is specifically prescribed in the Transaction Documents) may, in the absence of gross negligence or willful misconduct (with respect to Transaction Documents governed by a law other than Argentine law) or culpa or dolo (with respect to Transaction Documents governed by Argentine law, such terms being as applied under Argentine law) on its part, rely upon an Officer’s Certificate of the applicable Person.

(viii)      Should either Trustee be required by the terms of the Transaction Documents to effect an exchange of funds through the Argentine FX Market and, in its reasonable determination, it is not certain whether such exchange is permitted under Argentine Applicable Law, then it shall have the right to request from the Company (and, if requested, to receive promptly) an Opinion of Counsel provided at the expense of the Company that such exchange is permitted by Argentine Applicable Law; provided that if the Company fails to have such an Opinion of Counsel delivered within five Buenos Aires Business Days after its receipt of such a request, then such Trustee shall either request an Opinion of Counsel from counsel of its selection (the cost for which shall be paid from the Expense Payment Account) or shall be protected in effecting such an exchange.

(ix)         The right of a Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither Trustee shall be answerable for other than its (or any of its agent’s or Affiliate’s) gross negligence or willful misconduct in the performance of such act.

(x)          Each Trustee shall have the right to require that any directions, instructions or notices provided to it be signed by an Authorized Person (as defined in this paragraph), be provided on corporate letterhead, be notarized or contain such other evidence as may be reasonably requested by such Trustee to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall (if so requested by a Trustee) be delivered to such Trustee and shall remain in effect until the applicable Person, or an entity acting on its behalf, notifies such Trustee of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”).

(xi)         The parties hereto acknowledge that any action taken by the Person acting as either Trustee, in any capacity other than its capacity as a Trustee and/or (with respect to the Argentine Collateral Trustee) as the Indenture Trustee’s Representative in Argentina, shall not be deemed as a conflict of interest with its duties under the Transaction Documents, even if any decision made by it may deny or restrict any of the rights set forth hereunder in favor of the parties hereto or any of the Beneficiaries.

(d)          The parties hereto (and each Noteholder by its acquisition of a Note or a beneficial interest therein will be deemed to) acknowledge and agree to the provisions of Section 17 of the Argentine Collateral Trust Agreement.

(e)          Whether or not expressly so provided, every provision of this Indenture and the other Transaction Documents relating to the conduct or affecting the liability of or affording protection to a Trustee shall be subject to this Article.

Section 6.2         Trustees Not Liable for Collateral; Performance of Trustees’ Duties. (a) NEITHER TRUSTEE NOR ANY OF ITS AGENTS SHALL BE LIABLE TO ANY PERSON FOR ANY DELAY IN OR FAILURE OF THE PAYMENT UNDER ANY OF THE COLLATERAL OR FOR ANY NONPERFORMANCE OR DEFAULT ON THE PART OF ANY PARTY (OTHER THAN SUCH TRUSTEE AND ITS AGENTS) UNDER THE TRANSACTION DOCUMENTS. NEITHER TRUSTEE MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE EXISTENCE, SUFFICIENCY, TITLE, VALUE, CONDITION OR COLLECTIBILITY OF THE COLLATERAL OR THE VALIDITY, SUFFICIENCY, PERFECTION, PRIORITY OR ENFORCEABILITY OF ANY INTEREST THEREIN OR IN ANY AMOUNTS OR INVESTMENTS STANDING FROM TIME TO TIME TO THE CREDIT OF ANY OF THE TRANSACTION ACCOUNTS (OR IN OR WITH RESPECT TO ANY EARNINGS THEREON) OR IN RESPECT OF ANY OF THE TRANSACTION DOCUMENTS, WHETHER IMPLIED OR BY REASON OF ANY ACTION OR OMISSION TO ACT ON ITS PART UNDER THE TRANSACTION DOCUMENTS.

(b)          Notwithstanding anything else herein to the contrary, each Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by the Transaction Documents, act by Responsible Officer(s) of such Trustee (or duly Authorized Officers of its Affiliates), and either Trustee may also execute any of the trusts or powers under the Transaction Documents or perform any duties under the Transaction Documents either directly or by or through attorneys, accountants, custodians, subcustodians, depositories, nominees or other agents (provided that, other than with respect to: (i) any ministerial duty, such as (but not limited to) using a courier to deliver a notice (a “Ministerial Duty”), performed by an agent selected with due care by a Trustee, (ii) an Affiliate of such Trustee or (iii) any agent explicitly provided for in a Transaction Document, such agent shall have been approved by the Controlling Party). Neither Trustee shall be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent appointed with due care by it hereunder unless such agent: (A) is an Affiliate thereof or (B) except with respect to an agent performing Ministerial Duties or that is performing a role explicitly contemplated in the Transaction Documents (including the Indenture Trustee’s Representative in Argentina and a process agent appointed pursuant to Section 10.13(c)), was appointed without the consent of the Controlling Party. Other than with respect to any such agent performing a Ministerial Duty, that is an Affiliate of such Trustee and/or is of the type described in clause (iii), a Trustee shall give prompt notice to the Company of the appointment (and termination thereof) of any agent as aforesaid and shall procure that any agent shall also give prompt notice to the Company of any subagent.

(c)          Subject to Sections 6.3(e)(v) or (f)(iv) (as applicable), each Trustee and its Affiliates may from time to time enter into normal banking and trustee relationships with the Company, any Beneficiary and their respective Affiliates.

(d)          Neither Trustee shall have any responsibility for preparing or filing any financing or continuation statement (or other instrument or document) in any public office at any time or to reflect the transfer of the Transferred Rights to the Trust or to perfect or maintain the perfection of any Lien Granted to the Indenture Trustee hereunder, nor shall either Trustee have any responsibility to prepare or file any SEC or CNV filing with respect to the Notes or to record this Indenture or any other Transaction Document. Each of the Trustees agrees that it shall: (x) sign any document provided to it that it reasonably believes is necessary or desirable to accomplish any such results and (y) at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Collateral that result from actions by, or claims against, such Trustee (in its individual capacity) that are not related to the ownership or the administration of the Collateral for the purposes hereof. The parties hereto agree that the Indenture Trustee may (but shall not be required to and shall have no liability for failing to) file any applicable UCC financing statements, and continuation statements with respect thereto, that do not require the signature of the Company. In connection with the initial filing of a UCC financing statement, the Argentine Collateral Trustee hereby confirms that (as of the Issuance Date): (1) since the date that is five years before the Issuance Date, it (including any acquired Person that has been merged or otherwise combined with it) has not used any prior corporate names other than “La Sucursal de Citibank, N.A., establicida en la Republica Argentina”, (2) it has not changed its form of organization (e.g., limited liability partnership or corporation) or jurisdiction of organization since the date that is five years before the Issuance Date and (3) it is a branch of Citibank, N.A., a registered organization that is organized under the law of Nevada, and its “location” for purposes of Section 9-307 of the UCC is South Dakota.

(e)          Neither Trustee shall be required to provide, on its own behalf, any surety, bond or other kind of security in connection with the execution of any of its trusts or powers under this Indenture or any other Transaction Document or the performance of its duties hereunder or thereunder.

(f)           The recitals contained herein or in the Notes, except the Indenture Trustee’s certificates of authentication of the Notes and the Trustees’ representations contained in Section 6.10, shall not be taken as the statements of either Trustee, and neither Trustee assumes any responsibility for their correctness. Subject to Section 6.10, the Trustees make no representations as to the validity or sufficiency of this Indenture or the Notes, except that each Trustee hereby represents and warrants that each Transaction Document to which it is a party, and (with respect to the Indenture Trustee) each Note that it has authenticated or shall authenticate, shall be authenticated on its behalf by such of its officers who are duly authorized to execute, authenticate and deliver such Transaction Document on its behalf.

(g)          Neither Trustee shall be accountable for the use or application by the Company or any other Person (except itself) of the proceeds of the Notes, nor shall either be accountable for the use or application by any Person (except itself) of any payments or other amounts collected in respect of the Collateral, whether now or hereafter owned by or required to be transferred to the Company. In addition, neither Trustee shall be accountable for the use or application by any such Person of any funds deposited in or withdrawn from any Transaction Account or other account or required to be so deposited or withdrawn, other than any funds held by or on behalf of such Trustee and over which such Trustee has exclusive dominion and control. Furthermore, neither Trustee shall be accountable for the use or application of any securities or other Property or the proceeds thereof that shall be released from the Lien of the Transaction Documents and be used by the Company or any other Person (except itself) other than in accordance with the Transaction Documents.

(h)          No provision of this Indenture or any other Transaction Document shall be deemed to impose any duty or obligation on either Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under the Transaction Documents, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate Applicable Law binding upon it.

(i)           The rights, privileges, protections, immunities and benefits provided to the Trustees hereunder (including their right to be indemnified) are extended to, and shall be enforceable by, each Trustee in each of its capacities hereunder and to each of its agents, custodians and other Persons duly employed by it hereunder. Whenever the Indenture Trustee is required or requested to provide any consents, directions, determinations, acceptances, objections, rejections or other similar actions pursuant to this Indenture or other Transaction Document, or exercise any discretionary right or remedy under this Indenture or other Transaction Document (including providing a direction to the Argentine Collateral Trustee to take any such actions), or to otherwise decide between two or more courses of action permitted or required by this Indenture or under any other Transaction Document, the Indenture Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Noteholders requesting instruction as to the course of action to be adopted, and to the extent the Indenture Trustee acts in good faith in accordance with any written instruction of the Noteholders (or beneficial owners) of not less than a majority of the aggregate principal balance of such Notes (or such other percentage of Noteholders which may be expressly addressed herein), and in any such case the Indenture Trustee shall not be liable on account of such action to any Person and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by such Noteholders in providing such directions. The Indenture Trustee shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from such number or percentage of the Noteholders as shall be expressly provided for herein or in the other Transaction Documents. For the avoidance of doubt, the foregoing provisions of this Section 6.1(i) is intended solely for the benefit of the Indenture Trustee and is not intended to and do not confer any rights, benefits or claims on or to any other party; and does not limit the right and authority of the Indenture Trustee to take actions expressly permitted or authorized by this Indenture and the other Transaction Documents, including as may be requested by the Issuer in accordance with the terms of this Indenture.

(j)           Notwithstanding anything to the contrary in this Indenture or in the other Transaction Documents, the Indenture Trustee shall have no (A) obligation to monitor or supervise the Argentine Collateral Trustee, (B) liability for any acts or omission of the Argentine Collateral Trustee under the Transaction Document, or (C) responsibility for any failure or delay in performing any obligations of the Indenture Trustee under the Transaction Documents as a result of a failure or delay on the part of the Argentine Collateral Trustee to perform such obligations.

(k)          Upon any application or request by the Issuer to the Indenture Trustee that the Indenture Trustee take any action under any provision of this Indenture or any other Transaction Document, the Issuer shall, at the request of the Indenture Trustee (provided that the Indenture Trustee shall not be obligated to make such request), furnish to the Indenture Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture and, if applicable, any other Transaction Document, relating to the proposed action (including, if applicable, the absence of the occurrence and continuation of an Unmatured Default or Default) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture or such other Transaction Document relating to such particular application or request, no additional Officers’ Certificate or Opinion of Counsel need be furnished. The Indenture Trustee may conclusively rely, and shall be fully protected in relying, on any such Officers’ Certificate and Opinion of Counsel.

Section 6.3         Resignation and Removal; Appointment of Successor Trustee; Eligibility. (a) Either Trustee at any time may resign and be discharged by giving written notice to the Company, the other Trustee and the Noteholders (with respect to such notices from the Argentine Collateral Trustee, such to be provided to the Indenture Trustee for further delivery to the Noteholders), and such resignation shall take effect upon (but not earlier than) receipt by such Trustee of an instrument of acceptance of appointment executed by a successor trustee as provided in Section 6.4.

(b)          Either Trustee may be removed at any time, with or (except for the Argentine Collateral Trustee) without cause, upon written notice by the Controlling Party delivered to such Trustee, the other Trustee and the Company, and (unless such notice provides otherwise) such removal shall take effect upon receipt by such Trustee of an instrument of acceptance of appointment executed by a successor trustee as provided in Section 6.4.

(c)          If at any time any of the following occurs:

(i)           a Trustee ceases to be eligible to act as a Trustee in accordance with Section 6.3(e) (with respect to the Indenture Trustee) or Section 6.3(f) (with respect to the Argentine Collateral Trustee) and fails to resign after written request for such resignation by the Company or the Controlling Party, or

(ii)          a Trustee becomes incapable of acting or (in its individual capacity) shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of such Trustee (in its individual capacity) or of its Property shall be appointed, or any public officer takes charge or control of such Trustee (in its individual capacity) or of its Property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company or the Controlling Party may remove the applicable Trustee and appoint a successor Trustee meeting such eligibility requirements by notifying such Trustee in writing (with a copy to the Company, the other Trustee and such successor Trustee).

(d)          If at any time a Trustee shall resign, be removed or become incapable of acting hereunder or if at any time a vacancy shall occur in the office of a Trustee for any other cause, then the Company may appoint a qualified successor. If no such successor is appointed by the Company within 30 days after: (i) such Trustee’s delivery of notice of resignation, (ii) such Trustee’s receipt of notice of removal or (iii) the occurrence of such vacancy, then the Company, such Trustee or the Controlling Party may request a court to make such appointment.

(e)          The Indenture Trustee (but not any co-trustee appointed pursuant to Section 6.9), however appointed, shall: (i) be a licensed bank or trust company having a corporate trust department (or a Subsidiary or other Affiliate thereof), (ii) have a combined capital and surplus of at least US$250,000,000 (or its equivalent in any other currency), (iii) meet the requirements of Section 26(a)(1) of the Investment Company Act (including the definition of “bank” used for the purpose of such section), (iv) not be affiliated (as that term is defined in Rule 405 under the Securities Act) with the Company or with any Person involved in the organization or operation of the Company, (v) not offer or provide credit or credit enhancement to the Company (including to be a Noteholder for its own account) and (vi) have its (or its direct or indirect parent’s) long-term unsecured debt obligations rated at least investment grade by each of the Rating Agencies (or, if the Indenture Trustee and its direct and indirect parents are not rated by a Rating Agency, then such Rating Agency shall have notified the Indenture Trustee in writing that the appointment of such Indenture Trustee will not result in a withdrawal or reduction of its rating of the Notes). If at any time the Indenture Trustee ceases to be eligible in accordance with this paragraph to act hereunder, then it shall resign immediately as Indenture Trustee as specified in Section 6.3(a) or may be removed as specified in Section 6.3(c). Any newly appointed Indenture Trustee shall give notice of its appointment to each Rating Agency.

(f)           The Argentine Collateral Trustee (but not any co-trustee appointed pursuant to Section 6.9), however appointed, shall: (i) be a licensed bank or financial institution and meet the requirements of Argentine Applicable Law for a trustee, (ii) except with respect to any Argentine Collateral Trustee appointed by a court pursuant to Section 6.3(d), have a combined capital and surplus of at least US$50,000,000 (or its equivalent in any other currency), (iii) not be affiliated (as that term is defined in Rule 405 under the Securities Act) with the Company or with any Person involved in the organization or operation of the Company, (iv) except with respect to any Argentine Collateral Trustee appointed by a court pursuant to Section 6.3(d), not offer or provide credit or credit enhancement to the Company (including to be an Noteholder for its own account) and (v) except with respect to any Argentine Collateral Trustee appointed by a court pursuant to Section 6.3(d), have its (or its direct or indirect parent’s) long-term unsecured debt obligations rated at least investment grade by each of the Rating Agencies (or, if the Argentine Collateral Trustee and its direct and indirect parents are not rated by a Rating Agency, then such Rating Agency shall have notified the Argentine Collateral Trustee in writing that the appointment of such Argentine Collateral Trustee will not result in a withdrawal or reduction of its rating of the Notes). If at any time the Argentine Collateral Trustee ceases to be eligible in accordance with this paragraph to act hereunder, then it shall resign immediately as Argentine Collateral Trustee as specified in Section 6.3(a) or may be removed as specified in Section 6.3(c). Any newly appointed Argentine Collateral Trustee shall give notice of its appointment to each Rating Agency.

Section 6.4         Acceptance of Appointment by Successor Trustee. (a) Any successor Trustee appointed as provided in Section 6.3 shall execute, acknowledge and deliver to the Noteholders, the other Trustee, the Company and its predecessor an instrument accepting such appointment hereunder, and, subject to Section 6.3, thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder and the other Transaction Documents, with like effect as if originally named as the Indenture Trustee or the Argentine Collateral Trustee (as applicable) herein; it being understood that, to further evidence such event, the Trustee ceasing to act shall execute and deliver a document transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act (other than its rights to receive any indemnities or other payments payable to it in its own capacity). Upon written request of any such successor Trustee, the Noteholders and/or the Company shall execute any and all instruments in writing for fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any predecessor Trustee shall nevertheless retain the right to be paid any amounts then due to it in its own capacity pursuant to this Indenture and the other Transaction Documents and that remain unpaid.

(b)          No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible to act as such Trustee: (i) with respect to the Indenture Trustee, under Section 6.3(e), or (ii) with respect to the Argentine Collateral Trustee, under Section 6.3(f).

(c)          Upon acceptance of appointment by a successor Trustee as provided in this Section, such successor shall notify each Noteholder of such appointment by first-class mail (or overnight courier) (with respect to a Noteholder, at its last address as shall appear in the Register), and shall mail (or overnight courier) a copy of such notice to the Company. If the acceptance of appointment is substantially contemporaneous with the resignation of the previous Trustee, then the notice required by the preceding sentence may be combined with the notice required by Section 6.3(a).

Section 6.5         Certain Procedural Matters. The Indenture Trustee, in its own name and as recipient of the Lien Granted hereunder, at the written direction of the Controlling Party, shall be entitled and empowered to: (a) institute any action or proceeding at law or in equity for the collection of any amounts due and unpaid under the Transaction Documents or the enforcement of any other rights of the Beneficiaries under the Transaction Documents, (b) prosecute any such action or proceeding to judgment or final decree and (c) enforce any such judgment or final decree against the Company and/or any other applicable Person and collect in the manner provided by Applicable Law the monies adjudged or decreed to be payable.

Section 6.6         Trustee Fees, Expenses and Indemnities. (a) The Company covenants and agrees to pay to each Trustee from time to time, and each Trustee shall be entitled to, compensation as agreed among such Trustee and the Company from time to time (which compensation shall not be limited by any provision of Applicable Law in regard to the compensation of a trustee of an express trust). In addition, while the Trustees shall have no obligation to perform any of the below-listed items, to the extent a Trustee in its sole discretion agrees to perform such functions such Trustee shall be entitled to additional compensation (including reasonable and duly documented counsel fees and expenses) from the Company for (to the extent duly documented):

(i)         costs incurred for collection and administration of any Property not held directly with such Trustee and for distributing Property,

(ii)         performing any additional or extraordinary services requested by the Company, the Beneficiaries, the Rating Agencies or any representative of any of the foregoing, and

(iii)         preparing and filing any report, return or other document, not otherwise contemplated in the Transaction Documents or routinely prepared by such Trustee, that may be required with respect to the transactions contemplated herein.

(b)          The Company covenants and agrees to pay or reimburse each Trustee, upon its request, for all duly-documented expenses, disbursements and advances reasonably incurred or made by or on behalf of it in accordance with this Indenture or the other Transaction Documents (including the reasonable compensation of, documented expenses of and disbursements by its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as is finally determined by a court of competent jurisdiction to have arisen from its own (or any of its agents’ or Affiliates’) gross negligence or willful misconduct (with respect to Transaction Documents governed by a law other than Argentine law) or culpa/dolo (with respect to Transaction Documents governed by Argentine law, and such terms being as applied under Argentine law) or as may be incurred due to such Trustee’s breach of its representations and warranties specified in Section 6.10.

(c)          (i) The Company shall indemnify the Indenture Trustee, the Indenture Trustee’s Representative in Argentina and their respective agents and Affiliates for, and shall hold them harmless against, any and all loss, damage, claim, liability or expense, including Taxes (other than Taxes based upon, measured by or determined by the income of such Person), arising out of or in connection with the transactions contemplated hereby, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the other Transaction Documents (and including the costs and expenses of enforcing this Indenture against the Company), except to the extent that such loss, damage, claim, liability or expense is finally determined by a court of competent jurisdiction to have arisen from its own (or any of its agents’ or Affiliates’) gross negligence or willful misconduct (with respect to Transaction Documents governed by a law other than Argentine law) or culpa or dolo (with respect to Transaction Documents governed by Argentine law, and such terms being as applied under Argentine law).

(ii)          In addition, the Company shall pay the fees and expenses of, and protect and indemnify, the Argentine Collateral Trustee in the manner provided for in the Argentine Collateral Trust Agreement, including Sections 12 and 13 thereof.

(d)          When either Trustee incurs expenses or renders services in connection with any Default, the expenses (including the reasonable compensation of, duly-documented expenses of and disbursements by its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable United States federal or state or non-U.S. bankruptcy, insolvency or other similar Applicable Law.

(e)          The Company agrees that, should it aquire all of the outstanding Principal Balance of the Notes in any tender offer described in Sections 3.6, 3.7 and 3.8, it shall concurrently with such acquisition pay to each Trustee and the Indenture Trustee’s Representative in Argentina all amounts owing thereto under the Transaction Documents..

(f)           The provisions of this Section shall survive the termination of this Indenture, any other Transaction Document and the resignation or removal of a Trustee.

Section 6.7         Documents/Notices Furnished to the Noteholders. Subject to Section 2.8, promptly upon its receipt thereof, the Indenture Trustee shall furnish, upon request, to each Noteholder (and each applicable Beneficial Owner who so requests in accordance with this Section 6.7) and each Rating Agency in the manner provided in Section 10.9 a copy of any material certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document it receives from the Company pursuant to this Indenture or any other Transaction Document which paper or document is required to be furnished to the Indenture Trustee under the Transaction Documents. Upon the Indenture Trustee’s receipt from any Beneficial Owner of a written request containing: (a) a certification that such Person is a Beneficial Owner and (b) an address for delivery, the Indenture Trustee shall, until the Indenture Trustee receives notice or determines that such Person is no longer a Beneficial Owner (which notice each such Person shall promptly provide to the Indenture Trustee), deliver to such Beneficial Owner a copy of any such paper or document promptly after its receipt thereof.

Section 6.8         Provisions Relating to the Collateral.

(a)          Proceedings Against Collateral. In addition to the actions provided herein, in the event of the requirement that a Default Payment be paid, the Indenture Trustee may, or at the direction of the Controlling Party but subject to Section 6.8(e) shall: (i) institute proceedings to seek or enforce any remedy to protect and enforce any of its rights or powers with respect to the Collateral and (ii) take any other action of a secured party available under Applicable Law.

(b)          Indenture Trustee’s Actions in Event of Proceedings. At any time that the Indenture Trustee is entitled to institute proceedings to enforce this Indenture and/or any of the other Transaction Documents, the following shall be applicable:

(i)         the Indenture Trustee (on behalf of the Beneficiaries) shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC of the State of New York (whether or not such code is in effect in the jurisdiction where the rights and remedies are asserted) and all additional rights and remedies to which a secured party is entitled under the Applicable Laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by Applicable Law, to exercise all powers of ownership pertaining to the Collateral as if the Indenture Trustee were the sole and absolute owner thereof (and each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) agrees to take all such action, at the sole expense of the Company, as may be necessary or reasonably requested by the Indenture Trustee to give effect to such right),

(ii)         except as required by Applicable Law or the terms of such judgment or final decree, no recovery of any judgment or final decree by the Indenture Trustee and no levy of any execution under any such judgment or final decree upon any of the Collateral shall in any manner or to any extent affect the Lien Granted hereunder upon any of the Collateral, or any rights, powers or remedies of the Indenture Trustee, but all such Liens, rights, powers and remedies shall continue unimpaired as before,

(iii)         the Indenture Trustee in its own name, and as recipient of the Lien Granted hereunder, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise to recover judgment against the Company and/or the Argentine Collateral Trustee (including on behalf of the Trust) on this Indenture or any other Transaction Document and may prosecute any such claims or proceedings to judgment or final decree against the Company and/or the Argentine Collateral Trustee (including on behalf of the Trust) and collect the monies adjudged or decreed to be payable in any manner provided by Applicable Law, whether before, after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, or of any of the Indenture Trustee’s rights or the rights of the other Beneficiaries under this Indenture and/or any of the other Transaction Documents, and such power of the Indenture Trustee shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture and/or any of the other Transaction Documents or for the foreclosure of the Lien Granted hereunder,

(iv)         the Indenture Trustee in its own name, or as recipient of the Lien Granted hereunder, as the case may be, shall be entitled and empowered to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and the other Beneficiaries allowed in any receivership, insolvency, bankruptcy, intervention, moratorium, liquidation, readjustment, reorganization, supervision of payments or any other judicial or other proceedings relative to the Company, the creditors of the Company, the Argentine Collateral Trustee (including on behalf of the Trust) or any other party to any Transaction Document, and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial or other proceeding is hereby authorized to make such payments to the Indenture Trustee (or, in the event that the Indenture Trustee shall consent to the making of such payments, directly to the applicable Beneficiaries) and (to the extent duly documented) to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel,

(v)         all rights of action and of asserting claims under this Indenture and/or any other Transaction Document enforceable by the Indenture Trustee may be enforceable by the Indenture Trustee to the extent permitted by Applicable Law without possession of any of such documents or the production thereof at the trial or other proceedings relative thereto,

(vi)        in case the Indenture Trustee shall have proceeded to enforce any right under this Indenture and/or any other Transaction Document by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then in every such case the Indenture Trustee, the Argentine Collateral Trustee (including in any of its capacities), the other Beneficiaries, the Company and the other parties to the Transaction Documents shall, to the extent permitted by Applicable Law, be restored without further act to their respective former positions and rights under the Transaction Documents, and all rights, remedies and powers of the Indenture Trustee and the other Beneficiaries shall continue as though no such proceedings had been taken, and

(vii)       the Trustees and the other Beneficiaries shall have the right to utilize an agent at the expense of the Company for purposes of conducting any sale of the Collateral and shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner.

Each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) acknowledges that, by reason of prohibitions contained in the Securities Act and applicable state securities laws, the Indenture Trustee may be compelled, with respect to any sale of all or any part of the Collateral constituting securities, to limit purchasers to those who agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. If any sale of Collateral is made in accordance with this Indenture, then the parties hereto acknowledge (and each Beneficiary (by its acquisition of a Note or a beneficial interest therein or otherwise accepting the benefits of this Indenture and the other Transaction Documents) shall be deemed to have acknowledged) that any price obtained by the Indenture Trustee in a public or private sale of such Collateral shall be conclusive and binding upon each of the parties thereto and hereto (and each of the Beneficiaries), to the extent permitted by Applicable Law.

(c)          Waiver of Appraisement, Valuation, Stay and Right to Marshaling. To the extent it may do so under Applicable Law, each of the Company for itself and for any Person who may claim through or under it, and the Argentine Collateral Trustee (including on behalf of the Trust) for itself and for any Person who may claim through or under it, hereby:

(i)         agrees that neither it nor any such Person shall plead, claim or in any manner whatsoever take advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, that may delay, prevent or otherwise hinder: (A) the performance, enforcement or foreclosure of this Indenture or any of the other Transaction Documents or (B) the sale or other enforcement of the Collateral as provided herein,

(ii)         waives all benefit or advantage of any such appraisement, valuation, stay, extension or redemption laws,

(iii)         agrees that the Indenture Trustee shall not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Company’s obligations to the Beneficiaries under the Transaction Documents or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising; to the extent that it lawfully may, each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) hereby agrees that it shall not invoke any Applicable Law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Indenture Trustee’s rights and remedies under this Indenture or under any other document creating or evidencing any of the Company’s obligations to the Beneficiaries under the Transaction Documents or under which any of such obligations is outstanding or by which any of such obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) hereby irrevocably waives the benefits of all such Applicable Laws, and

(iv)         consents and agrees that all the Collateral may be sold by the Indenture Trustee either as an entirety or in any number and size of parts.

(d)          Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by Applicable Law, every remedy given under the Transaction Documents to a Trustee or to the other Beneficiaries shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by Applicable Law. Subject to its obligations to the Beneficiaries, each Trustee may exercise all or any of the powers, rights or remedies given to it under the Transaction Documents or that may be now or hereafter given by Applicable Law or otherwise in its absolute discretion. No course of dealing or course of performance among the Company, a Trustee and/or the other Beneficiaries, or any delay or omission of a Trustee or any other Beneficiary to exercise any right, remedy or power, shall impair any right, remedy or power or shall be construed to be a waiver of any right, remedy or power of the Trustees or the other Beneficiaries therein, and every right, remedy and power given to the Trustees or to the other Beneficiaries by the Transaction Documents may, to the extent permitted by Applicable Law, be exercised from time to time and as often as may be deemed expedient by a Trustee and/or the other Beneficiaries. The Trustees shall not be deemed to have waived any of its rights or remedies in respect of the Company’s obligations to the Beneficiaries under the Transaction Documents and/or the Collateral unless such waiver shall be in writing and signed by such Trustee; it being understood that a waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(e)          Control by Controlling Party. (i) Except as specifically provided in the Transaction Documents to the contrary, the Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to a Trustee for the benefit of the Beneficiaries, or exercising any trust or power conferred upon a Trustee.

(ii)         The Controlling Party shall have the right (by notice to a Trustee with, for notices to the Argentine Collateral Trustee, a copy to the Indenture Trustee) to direct such Trustee, including through standing instructions, as to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust, right, authority or power conferred on such under the Transaction Documents.

(iii)         Notwithstanding clauses (i) and (ii), each Trustee has the right to decline to follow any such direction: (A) if such Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken, (B) if such Trustee in good faith by its board of directors, the executive committee or a trust committee of directors or Responsible Officers determines that the action or proceeding so directed would involve such Trustee in personal liability or (C) if such Trustee in good faith so determines that the actions or forbearances specified in or pursuant to such direction would likely be unduly prejudicial to the interests of the Noteholder(s) not joining in the giving of such direction; it being understood that the Trustees shall have no duty to ascertain whether or not such actions or forbearances are or would be unduly prejudicial to such Noteholder(s); and provided further that nothing in the Transaction Documents shall impair the right of a Trustee to take any action deemed proper by such Trustee and that is not inconsistent with such direction.

(iv)         Whenever a Trustee is required to decide between two or more courses of action permitted or required by this Indenture or any other Transaction Document in respect of a matter determined by such Trustee to be of material importance, such Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Noteholders (with respect to such notices from the Argentine Collateral Trustee, such to be provided to the Indenture Trustee for further delivery to the Noteholders) requesting instruction as to the course of action to be adopted, and to the extent such Trustee acts in good faith in accordance with any written instruction of the Controlling Party, such Trustee shall not be liable to any Person on account of such action or the failure to take such action pending receipt of any such instruction. If such Trustee shall not have received instruction within ten Business Days of such notice (or within such shorter period of time as may reasonably be specified in such notice), then it shall be fully protected and have no liability for taking (i) the action directed by Noteholders holding the greatest cumulative Principal Balance of the Notes (or beneficial interests therein), or (ii) absent any direction, for its failure to take any action until any such direction is received.

(v)          If a Trustee is unsure as to the application of any provision of this Indenture or any other Transaction Document or any such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provisions or in the event that this Indenture or any other Transaction Document permits any determination by such Trustee or is silent or is incomplete as to the action that such Trustee is required to take with respect to a particular set of facts, then such Trustee shall give notice (in such form as shall be appropriate under the circumstances) to the Noteholders (with respect to such notices from the Argentine Collateral Trustee, such to be provided to the Indenture Trustee for further delivery to the Noteholders) requesting instruction and, to the extent such Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Controlling Party, such Trustee shall not be liable on account of such action or the failure to take such action pending receipt of such instruction. If such Trustee shall not have received instruction from the Controlling Party within ten Business Days of such notice (or within such shorter period of time as may reasonably be specified in such notice), then it shall be fully protected and have no liability for taking the action directed by Noteholders holding the greatest cumulative Principal Balance of the Notes (or beneficial interests therein).

(f)           Certain Actions after Government Intervention. Without limiting any of the rights, remedies or obligations of the Trustees and the other Beneficiaries specified herein, if any Governmental Authority shall intervene in the business of the Company in such a manner as to deprive the Company and/or one or both of the Trustees of the Collections or any of the other Collateral, then the Company shall as soon as reasonably possible after its Actual Knowledge thereof notify the Trustees and, upon receipt of such notice or upon a Trustee’s obtaining Actual Knowledge thereof, each Trustee is hereby directed (or deemed directed) by the Noteholders and the Company to take the actions as described in Section 6.8(g).

(g)          Notice to Payors. (i) If the Indenture Trustee obtains Actual Knowledge that any Person is receiving or paying Collections in respect of Transferred Rights for any reason, including as a result of governmental intervention, in contravention of the Transaction Documents, then the Indenture Trustee shall promptly notify such Person (by delivering a notice in substantially the form of Exhibit D) of the Trust’s and the Indenture Trustee’s interest in such Transferred Rights (including the related Collections) under the Transaction Documents and direct such Person to deliver the Collections on such Transferred Rights to (or at the instruction of) the Indenture Trustee.

(ii)          If the Argentine Collateral Trustee obtains Actual Knowledge that any Person is receiving or paying Collections in respect of Transferred Rights for any reason, including as a result of governmental intervention, in contravention of the Transaction Documents, then the Argentine Collateral Trustee shall promptly so notify the Indenture Trustee, who then shall send the notice described in Section 6.8(g)(i).

(h)          Limitation on Suits. The Beneficiaries (other than the Trustees) shall not have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any other Transaction Document for the appointment of a receiver or trustee or for any other remedy unless:

(i)         a Trustee has received the direction required pursuant to clauses (a) or (e) requesting that such Trustee institute proceedings related to such written direction,

(ii)         such Beneficiaries have offered to the Trustee security or indemnity to its satisfaction against any loss, liability or expense,

(iii)         the provisions of Section 6.1(c)(ii) shall have been met,

(iv)         the applicable Trustee for 60 days after its receipt of such direction, request and indemnity shall have failed to institute any such proceedings, and

(v)         no direction inconsistent with such direction has been given to such Trustee during such 60 day period by the Controlling Party;

it being understood and intended that the Beneficiaries other than the Trustees shall not have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or any other Transaction Document to enforce any right under this Indenture or any other Transaction Document except in the manner herein provided.

(i)           Clean Sale. Upon any sale of Collateral under this Section made in accordance with Applicable Law, the Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Nothing in this Indenture shall require the Indenture Trustee to provide any representations or warranties in connection with any sale of Collateral. Each purchaser at any such sale shall receive the Collateral so sold absolutely and free from any Lien, claim or right of any kind, and each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust), to the extent permitted by Applicable Law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any Applicable Law with respect thereto. Each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) shall, at the sole expense of the Company, execute and deliver such documents and take such other actions as the Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with Applicable Law.

(j)           [Reserved].

(k)          Suretyship Waivers. Each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) waives demand, notice, protest, notice of acceptance of this Indenture, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Company’s obligations to Beneficiaries under the Transaction Documents and the Collateral, each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any Lien on any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Indenture Trustee may deem advisable. The Indenture Trustee shall have no duty to the Company, the Argentine Collateral Trustee or the Trust as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties or the preservation of any rights pertaining thereto. Each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) further waives any and all other suretyship defenses.

(l)           Standards for Exercising Rights and Remedies. To the extent that Applicable Law imposes duties on the Indenture Trustee to exercise remedies in a commercially reasonable manner, each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) acknowledges and agrees that it is not commercially unreasonable for the Indenture Trustee: (i) to fail to incur expenses reasonably deemed significant by the Indenture Trustee to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Applicable Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of Property of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of Property in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Indenture Trustee against risks of loss, collection or disposition of Collateral or to provide to the Indenture Trustee a guaranteed return from the collection or disposition of Collateral or (xii) to the extent deemed appropriate by the Indenture Trustee, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Indenture Trustee in the collection or disposition of any of the Collateral. Each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Indenture Trustee would fulfill its duties under the UCC or other Applicable Law of any jurisdiction in the Indenture Trustee’s exercise of remedies against the Collateral and that other actions or omissions by the Indenture Trustee shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Company, the Argentine Collateral Trustee or the Trust or to impose any duties on the Indenture Trustee that would not have been granted or imposed by this Indenture or by Applicable Law in the absence of this Section.

Section 6.9         Appointment of Co-Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, each Trustee shall have the power (and may execute and deliver all documents) to appoint one or more Person(s) to act as co-trustee(s) of all or any part of the Collateral, and to vest in such Person(s), in such capacity and for the benefit of the Beneficiaries, such title to the Collateral, or any part thereof, and (subject to the other provisions of this Section) such powers, duties, obligations, rights and trusts as such Trustee may in good faith consider necessary or desirable; it being understood that such Trustee shall remain primarily responsible for the satisfaction of all of its obligations under the Transaction Documents. Except to the extent required by Applicable Law for the appointment of such co-trustee(s) to be effective, each co-trustee hereunder shall not be required to meet the terms of eligibility as a successor under Section 6.3. The applicable Trustee shall notify the Company, the other Trustee and the Noteholders (with respect to such notices from the Argentine Collateral Trustee, such to be provided to the Indenture Trustee for further delivery to the Noteholders) of any such appointment.

(b)          Should any document in writing from the Company and/or the Argentine Collateral Trustee be required by the co-trustee so appointed by the Indenture Trustee for more fully and certainly vesting in and confirming to such co-trustee such properties, rights, powers, trusts, duties and obligations, any and all such documents in writing shall, promptly (but, if a Default exists, within no more than 15 days) after its receipt of a request therefor, be executed, acknowledged and delivered by the Company and/or the Argentine Collateral Trustee (as applicable); provided, that if the Company and/or the Argentine Collateral Trustee (as applicable) does not execute such document within such period, then the Indenture Trustee shall be empowered as an attorney in fact for the Company and/or the Argentine Collateral Trustee (as applicable) to execute any such document in the Company’s name and stead, which appointment as attorney in fact is irrevocable and coupled with an interest.

(c)          Should any document in writing from the Company and/or the Indenture Trustee be required by the co-trustee so appointed by the Argentine Collateral Trustee for more fully and certainly vesting in and confirming to such co-trustee such properties, rights, powers, trusts, duties and obligations, any and all such documents in writing shall, promptly (but, if a Default exists, within no more than 15 days) after its receipt of a request therefor, be executed, acknowledged and delivered by the Company and/or the Indenture Trustee (as applicable) provided, that if the Company and/or the Argentine Collateral Trustee (as applicable) does not execute such document within such period, then the Indenture Trustee shall be empowered as an attorney in fact for the Company and/or the Argentine Collateral Trustee (as applicable) to execute any such document in the Company’s name and stead, which appointment as attorney in fact is irrevocable and coupled with an interest.

(d)          Every co-trustee so appointed shall, to the extent permitted by Applicable Law, be appointed and act subject to the following provisions and conditions:

(i)         all rights, powers, duties and obligations conferred or imposed upon the applicable Trustee shall be conferred or imposed upon and exercised or performed by such Trustee and such co-trustee jointly (it being understood that such co-trustee is not authorized to act separately without such Trustee joining in such act), except to the extent that under any Applicable Law of any jurisdiction in which any particular act(s) are to be performed, such Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee, but solely at the direction of such Trustee,

(ii)         no such co-trustee so appointed hereunder shall be personally liable by reason of any act or omission of any other agent hereunder, and

(iii)         the applicable Trustee may at any time accept the resignation of or, with or without cause, remove any co-trustee.

(e)          Any notice, request or other writing given to a Trustee under the Transaction Documents shall be deemed to have been given to each of its then co-trustees as effectively as if given to each of them. Every document appointing any co-trustee hereunder shall refer to this Indenture and the conditions of this Article. Each such co-trustee, upon its acceptance of its duties as such co-trustee, shall be vested with the estates or property specified in its document of appointment, either jointly with the applicable Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to such Trustee. Every such document shall be filed with the Indenture Trustee.

(f)           Any co-trustee so appointed may at any time constitute the applicable Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Applicable Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any such co-trustee shall die, become incapable of acting, resign or be removed, to the extent of its agency hereunder all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the applicable Trustee, to the extent permitted by Applicable Law, without the appointment of a new or successor co-trustee.

Section 6.10       Representations, Warranties and Agreements of the Trustees. (a) As of the Issuance Date (or, with respect to each successor Trustee, as of the date on which its becomes a Trustee), each of the Indenture Trustee and the Argentine Collateral Trustee (each in its individual capacity) hereby represents and warrants (with respect to itself only) that:

(i)         it: (A) with respect to the Indenture Trustee, is a licensed bank or trust company having a corporate trust department (or a Subsidiary or other Affiliate thereof), and (B) with respect to the Argentine Collateral Trustee, is a licensed bank or financial institution and meets the requirements of Argentine Applicable Law for a trustee, in each case duly organized and validly existing under the laws of its jurisdiction of organization, and has all requisite power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party, including the power and authority to accept the trust created hereunder,

(ii)         each Transaction Document to which it is a party has been duly authorized by all necessary action on its part, and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby nor compliance by it with any of the terms and provisions thereof: (A) requires any approval of its shareholders (or similar Persons), (B) contravenes any Applicable Law, or any judgment, decree or order of any court, binding upon it or any of its Properties, (C) contravenes or results in any breach of or constitutes any default under any Contractual Obligation to which it is a party or by which any of its Properties may be bound or affected or (D) other than with respect to the Lien Granted by the Argentine Collateral Trustee (including on behalf of the Trust) to the Indenture Trustee hereunder, results in the creation of any Lien upon any of its Property,

(iii)         each Transaction Document to which it is a party has been duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity),

(iv)         neither the execution nor delivery by it, either in its individual capacity or as Trustee, as the case may be, of any Transaction Document to which it is a party, or its performance thereunder, requires the consent, approval or authorization of or the giving of notice to, the registration with or the taking of any other action in respect of any Governmental Authority, except such as have been taken or made on or before the date on which this representation is made and remain in full force and effect,

(v)         with respect to the Indenture Trustee, each Note issued under the Indenture shall be authenticated and delivered by a Person who is duly authorized to authenticate and deliver such Note on its behalf, and

(vi)         it meets the eligibility criteria of Section 6.3(e) (with respect to the Indenture Trustee) or Section 6.3(e) or (f), as applicable, (with respect to the Argentine Collateral Trustee).

If a Trustee at any time hereafter would be unable to make any of the representations contained in Section 6.3(e) or 6.10(f), as applicable, as of such time, then such Trustee shall promptly issue a notice of resignation pursuant to Section 6.3.

(b)          The Argentine Collateral Trustee (i) authorizes the filing by the Company of any UCC financing statements and continuation statements in order to establish, maintain, preserve, protect and perfect the Indenture Trustee’s Liens (and the priority thereof) on the Collateral Granted by the Argentine Collateral Trustee (including on behalf of the Trust) and (ii) agrees to promptly notify the Company should the Argentine Collateral Trustee change its name as contemplated by UCC 9-507(c). The parties hereto agree that the Indenture Trustee may (but shall not be required to and shall have no liability for failing to) file any applicable UCC financing statements, and continuation statements with respect thereto, that do not require the signature of the Argentine Collateral Trustee.

Section 6.11       Merger, Conversion, Consolidation and Succession. Any corporation or other entity into which a Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of a Trustee, shall be the successor of such Trustee (including, with respect to the Argentine Collateral Trustee, in its capacity as the Indenture Trustee’s Representative in Argentina) hereunder (it being understood that such corporation or other entity shall be otherwise qualified and eligible hereunder, including under Sections 6.3(e) or (f) (as applicable), or shall be require to resign as indicated in Section 6.3) without the execution or filing of any paper or any further action on the part of any of the parties hereto. If any Notes shall have been authenticated but not delivered by the Indenture Trustee then in office, then any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes. The applicable Trustee shall promptly (but in any event no later than the date thereof) notify the Company, the other Trustee, the Noteholders (with respect to such notices from the Argentine Collateral Trustee, such to be provided to the Indenture Trustee for further delivery to the Noteholders) and each Rating Agency of any such merger, conversion, consolidation or succession of business.

Section 6.12       Money Held in Trust. Other than money held on its own behalf, money held by either Trustee or the Indenture Trustee’s Representative in Argentina hereunder or pursuant to any other Transaction Document (including in any Transaction Account) shall, until used or applied as provided herein, be held by it in trust for the purposes for which they were received and shall be segregated from other funds. Neither Trustee shall have any personal liability for interest upon any such monies except as provided for herein or as it may otherwise agree from time to time.

Section 6.13       No Action Except under Specified Documents or Instructions. Neither Trustee shall manage, control, use, sell, dispose of or otherwise deal with any part of the Collateral except: (a) in accordance with the powers granted to and the authority conferred upon it pursuant to this Indenture and any other Transaction Document and (b) in accordance with any document or instruction delivered to it by the applicable Noteholder(s) or Trustee pursuant to the Transaction Documents.

Section 6.14       Not Acting in Its Individual Capacity. Except as provided in this Article, in accepting the obligations hereunder, each entity acting as a Trustee acts solely as a trustee (in the case of the Argentine Collateral Trustee, pursuant to Sections 1666 to 1701 of the Argentine Civil and Commercial Code) and not in its individual capacity and, except as provided in this Article, all Persons having any claim against a Trustee by reason of the transactions contemplated by this Indenture or any other Transaction Document shall look only to the Company and the Collateral for payment or satisfaction thereof.

Section 6.15       Maintenance of Agencies. (a)(i) There shall at all times be maintained by the Indenture Trustee an office or agency in the United States where Notes may be presented or surrendered for registration of transfer or for exchange and for final payment in the manner required by Section 2.5(c) and where notices and demands to or upon the Indenture Trustee in respect of the Transaction Documents may be served. Such office or agency shall be initially at the Corporate Trust Office. The Indenture Trustee shall give written notice of any change of location thereof to the Company, the Argentine Collateral Trustee and the Noteholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office, which shall always be in the United States.

(ii)          There shall at all times be maintained by the Argentine Collateral Trustee (both on behalf of the Trust and as the Indenture Trustee’s Representative in Argentina) an office or agency in Argentina for the purposes hereof. Such office or agency shall be initially at the Argentine Office. The Argentine Collateral Trustee shall give written notice of any change of location thereof to the Company, the Indenture Trustee and the Noteholders (with respect to such notices to the Noteholders, such to be provided to the Indenture Trustee for further delivery to the Noteholders). In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Argentine Office, which shall always be in Argentina.

(b)          Each of the Indenture Trustee and the Indenture Trustee’s Representative in Argentina shall be a paying agent and a transfer agent of the Notes. In such capacities, each shall be responsible for: (i) accepting Notes for exchange and registration of transfer and (ii) ensuring that payments in respect of the Notes are duly paid to the applicable Noteholders to the extent that funds are available to them therefor (with respect to the Indenture Trustee’s Representative in Argentina, acting as paying agent in Argentina). The Company may at any time designate additional co-paying agents or, other than with respect to the Trustees, rescind the designation of any co-paying agent. Each of the Indenture Trustee and the Indenture Trustee’s Representative in Argentina (each in its capacity as a paying agent) and any co-paying agents shall be referred to herein collectively as the “Paying Agent.”

(c)          Any corporation or other entity into which any Authorized Agent (other than a Trustee, matters with respect to which are specified in Section 6.11) may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Article, without the execution or filing of any document or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation or other entity.

(d)          Any Authorized Agent (other than a Trustee, matters with respect to which are specified in Section 6.3(a)) may at any time resign by giving written notice of resignation to the other Trustee and the Company. The Company may, and at the request of the Indenture Trustee or the Controlling Party shall, at any time terminate the agency of any Authorized Agent (other than a Trustee, matters with respect to which are specified in Section 6.3) by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, there is no other Authorized Agent performing the functions of such Authorized Agent), the Company shall promptly appoint one or more qualified successor Authorized Agent(s), reasonably satisfactory to the Indenture Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Article. The Company shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the Indenture Trustee shall mail notice of such appointment to the Noteholders as their names and addresses appear on the Register.

(e)          Other than a Trustee (for whom compensation is provided pursuant to Section 6.6), the Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable and duly-documented expenses (including the reasonable costs and expenses of counsel).

Section 6.16       Withholding Taxes; Information Reporting. (a) The Indenture Trustee shall comply with all backup withholding tax and information reporting requirements that it is required to comply with under Applicable Law of the United States (including the Code and the United States Treasury regulations issued thereunder) in respect of any payment under, or in respect of, the Transaction Documents. The Indenture Trustee agrees that it shall act as such withholding agent and, in connection therewith, whenever any present or future Taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Transaction Documents, that it shall withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the applicable Beneficiaries, that it shall file any necessary withholding tax returns or statements when due and that, as promptly as possible after the payment thereof, it shall deliver to each applicable Beneficiary appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Beneficiary may reasonably request in writing from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file with respect to such Taxes. In order to comply with certification, identification, information, documentation or other reporting requirements, each Beneficiary shall be required to provide the Indenture Trustee with all reasonably requested forms (including Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, W-8EXP, 6166, W-9 and other applicable forms). Notwithstanding the foregoing, the parties hereto hereby acknowledge the responsibilities of the Company pursuant to Section 2.14 and the Indenture Trustee shall not (except to the extent required by Applicable Law) be obligated to perform any duties specifically stated to be the responsibility of the Company pursuant to such Section. For the purpose of clarification, the Indenture Trustee is responsible under this paragraph only with respect to payments made directly by it and thus not payments or distributions made by the Company, DTC (or any successor thereof) or any other Person.

(b)          To the extent that the Company makes a payment of Additional Amounts pursuant to Section 2.14 to the Indenture Trustee, the Indenture Trustee shall distribute such amounts to the Noteholders and/or other Person(s) entitled thereto.

Section 6.17       Force Majeure. In no event shall either Trustee or any other Authorized Agent be responsible or liable for any failure or delay in the performance of its obligations under the Transaction Documents arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, acts of a Governmental Authority and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each Trustee and each other Authorized Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.18       Waiver of Right of Setoff by Trustees. Except with respect to amounts deposited in the Transaction Accounts in error, each Trustee hereby waives and agrees to forbear its assertion of any and all rights of setoff or counterclaim it may have against amounts on deposit in (or to be deposited into) the Transaction Accounts and any other Collateral, including any claims that it may have against the Company or any other Person; it being understood that nothing in this Section shall prevent or be construed as preventing either Trustee, if it is entitled to under Applicable Law or the related Transaction Documents, from: (a) receiving payments owed to it in its individual capacity pursuant to the Transaction Documents, including pursuant to Section 6.6, (b) setting off amounts owed to such Trustee in respect of any of the Company’s obligations, commitments or transactions from amounts on deposit in other accounts that the Company may maintain with such Trustee or otherwise asserting claims against the Company for such amounts or (c) deducting from any payments received by such Trustee for the benefit of the Company any unpaid wire or other administrative charges relating to such payment.

Section 6.19       Indenture Trustee’s Representative in Argentina. (a) The duties of the Indenture Trustee’s Representative in Argentina shall be determined solely by the express provisions of this Indenture or as it may agree from time to time in writing with the Indenture Trustee, and the Indenture Trustee’s Representative in Argentina shall perform only those duties that are specifically set forth in this Indenture and those agreed in writing with the Indenture Trustee; however, the Indenture Trustee’s Representative in Argentina is not and shall not be considered to be the Indenture Trustee’s attorney-in-fact.

(b)          Every provision of this Indenture relating to the conduct or affecting the liability or protection, immunity or indemnity to the Argentine Collateral Trustee shall be deemed to apply with the same force and effect to the Argentine Collateral Trustee acting as the Indenture Trustee’s Representative in Argentina.

Section 6.20      Waivers and Grants Given by the Argentine Collateral Trustee. Every waiver, acknowledgement, recognition, grant (including the Lien Granted hereunder) or similar that the Argentine Collateral Trustee states in this Indenture in favor of the Indenture Trustee with respect to the Collateral is made with the express consent, acceptance and acknowledgment of the Company (by means of this Indenture) and the Beneficiaries (by acquiring any Notes (or beneficial interests therein) or otherwise accepting the benefits of the Transaction Documents) . The Company shall protect and indemnify the Argentine Collateral Trustee in terms of this Article and pursuant to the indemnities provided under the Argentine Collateral Trust Agreement for any matter related with such waivers, acknowledgements, recognitions, Grants or similar.

ARTICLE VII

DISCHARGE OF INDENTURE

Section 7.1         Satisfaction and Discharge of Transaction Documents. This Indenture shall be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes and the rights, powers, trusts’ duties’ immunities and indemnities of the Indenture Trustee and the obligations of the Company in connection therewith, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Indenture Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Indenture Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States or a combination thereof sufficient without reinvestment in the written opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants delivered to the Indenture Trustee to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable), or to the stated maturity or redemption date, as the case may be, together with irrevocable instructions (which may be subject to one or more conditions) from the Company directing the Indenture Trustee to apply such funds to the payment;

(2) the Company has paid all other sums payable by it under the Indenture and the Notes; and

(3) the Company has delivered to the Indenture Trustee and Argentine Collateral Trustee an officer’s certificate and an Opinion of Counsel (provided by at the expense of the Company) stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Section 7.2         Repayment of Monies and Transfer of Collateral, Investments and Monies Held by the Indenture Trustee. Following the satisfaction and discharge of this Indenture as described in Section 7.1, all Collateral, investments and monies then held by the Indenture Trustee under the Transaction Documents shall, upon written demand of the Company, be repaid or, as the case may be, released, assigned or transferred to the Company, and thereupon the Indenture Trustee shall be released from all further liability with respect to such Collateral, investments and monies.

Section 7.3         Return of Monies Held by the Indenture Trustee. Any claims against funds held at a Trustee in respect of the Transaction Documents shall become void unless made within three years (or such lesser time as the Indenture Trustee shall be satisfied, after notice from the Company, that is one month before the escheat period provided under Applicable Law) from the relevant due date in respect thereof. The Indenture Trustee shall (including, with respect to clauses (b) and (c), instruct the Argentine Collateral Trustee to), at the expense of the Company, cause to be published once each: (a) in a newspaper published in the English language and of general circulation in New York City, (b) in a newspaper published in the Spanish language and of wide circulation in Argentina and (c) in the Buenos Aires Stock Exchange Bulletin, notice that such money remains unclaimed and that, after a date specified therein (which shall not be less than 30 days nor more than 90 days from the date of such publication), any unclaimed balance of such money then remaining shall (to the extent not required to escheat to any Governmental Authority) be repaid by the Indenture Trustee and the Argentine Collateral Trustee (as applicable) to or for the account of the Company, the receipt of such repayment to be confirmed promptly in writing by or on behalf of the Company. Thereafter, the applicable Beneficiaries may (subject to any applicable statute of limitations) look only to the Company for any payment that they may be entitled to collect under the Transaction Documents, and all liability of the Trustees with respect to such monies shall thereupon cease.

Section 7.4         Defeasance.The Company shall at any time terminate all of its obligations with respect to the Notes (a “Defeasance”), except for certain obligations, including those to the Indenture Trustee and the agents appointed under the Indenture, those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain agencies in respect of Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture with respect to the Notes, and any omission to comply with such obligations shall not constitute an Unmatured Default or Default with respect to the Notes (“Covenant Defeasance”). In order to exercise either defeasance or Covenant Defeasance, the Company must irrevocably deposit in trust, for the benefit of the Noteholders, with the trustee money or U.S. government obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate delivered to the Indenture Trustee, without consideration of any reinvestment, to pay the principal of and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of an opinion of legal counsel of recognized standing to the effect that the Noteholders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and shall be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would otherwise have been the case (and in the case of a Defeasance that is not a Covenant Defeasance, such opinion will be based on a change in law or a ruling of the Internal Revenue Service).

ARTICLE VIII

AMENDMENTS

Section 8.1         Amendments without Consent of the Beneficiaries . (a) The Company and (as applicable) the Indenture Trustee and/or the Argentine Collateral Trustee (in its capacity as the Argentine Collateral Trustee and/or as the Indenture Trustee’s Representative in Argentina) may, from time to time and at any time, without the consent of the Noteholders or any other Beneficiary enter into a written amendment hereof and/or any of the other Transaction Document for one or more of the following purposes:

(i)        to convey, transfer, assign, mortgage or pledge any Property to the Indenture Trustee or the Argentine Collateral Trustee as additional collateral for the Beneficiaries,

(ii)        to add to the obligations, covenants and/or representations and warranties of the Company or to surrender any right or power conferred in the Transaction Documents upon the Company,

(iii)        amendments described in Section 4.2(g),

(iv)        issuing additional Notes in the manner described in Section 2.1(g),

(v)        effecting the listing of the Notes on the Euro MTF market of the Luxembourg Stock Exchange or any other exchange pursuant to Section 4.1(o),

(vi)        to conform the text of the Transaction Documents to the provisions of the section entitled “Description of the Notes” in the Offering Memorandum, dated January 30, 2017, relating to the issuance of the Notes, and

(vii)        to make such other modifications in regard to ambiguities, inconsistencies, errors, matters or questions arising under the Transaction Documents as the Company and the applicable Trustee(s) may deem necessary or desirable that will not be inconsistent with the provisions of the Transaction Documents and that will not adversely affect the interests of any of the Beneficiaries in any material respect; provided that an Opinion of Counsel shall be required to be addressed and delivered to the Trustees opining that such amendment does not in any material respect adversely affect the interests of any of the Beneficiaries that have not consented thereto.

(b)          Each of the Indenture Trustee and (in its capacity as the Argentine Collateral Trustee and/or as the Indenture Trustee’s Representative in Argentina) the Argentine Collateral Trustee is authorized to (and shall) join in the execution of any amendment described in Section 8.1(a), to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any Property thereunder;

provided that, prior to any such amendment, both of the Trustees shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted hereby and that all conditions precedent thereto, if any, are satisfied. A copy of any such executed amendment shall be delivered by the Indenture Trustee to each Rating Agency and each Noteholder within two Business Days after receipt of a fully executed copy thereof.

(c)          The Company agrees promptly (and, in any event, within 10 Business Days of its receipt of an invoice therefor) to pay or reimburse each Beneficiary for all of its costs and expenses (including the fees and expenses of legal counsel) in connection with any amendment to, or waiver under, any of the Transaction Documents (including under this Section or Section 8.2).

Section 8.2         Amendments with Consent of the Controlling Party. (a) Subject to Sections 8.1 and 8.9, and only with the written consent of the Controlling Party, the Company and (as applicable) the Indenture Trustee and/or the Argentine Collateral Trustee (in its capacity as the Argentine Collateral Trustee and/or as the Indenture Trustee’s Representative in Argentina) may, from time to time and at any time, enter into a written Indenture amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture and/or any of the other Transaction Documents or of modifying in any manner the rights of the Company and/or the Beneficiaries in respect thereof. Upon receipt of a copy of the amendment and the delivery to the Indenture Trustee and/or the Argentine Collateral Trustee (as applicable) of evidence of the consent of the Controlling Party, the Indenture Trustee and/or (in its capacity as the Argentine Collateral Trustee and/or as the Indenture Trustee’s Representative in Argentina) the Argentine Collateral Trustee (as applicable) shall join in the execution of such amendment.

(b)          Notwithstanding anything to the contrary in Section 8.2(a), no such amendment to the Transaction Documents shall, without the consent of every Noteholder:

(i)         reduce in any manner the amount of, or delay the timing of or alter the priority of, any payments to the Noteholders that are required to be made under the Transaction Documents, or change any date of payment on which, the place of payment where or the currency in which any such payment is payable, or impair a Trustee’s or any Noteholder’s right to institute suit for the enforcement of any such payment,

(ii)         release all or any portion of the Liens Granted to the Indenture Trustee under the Indenture, reduce the transfer of Property to the Argentine Collateral Trustee under the Argentine Collateral Trust Agreement,

(iii)         reduce the percentage of the Principal Balance of the Notes that is required for any amendment, or reduce such percentage required for any waiver or instruction, provided for in the Transaction Documents,

(iv)         alter the ranking of the Company’s payment obligations under the Transaction Documents,

(v)          materially increase the discretionary authority of the Indenture Trustee and/or the Argentine Collateral Trustee (in its capacity as the Argentine Collateral Trustee and/or as the Indenture Trustee’s Representative in Argentina), or

(vi)         eliminate any of the items described in these clauses (i) through (vi).

(c)          Prior to the execution of any amendment described in Section 8.2(a) or (b), both the Indenture Trustee and (in its capacity as the Argentine Collateral Trustee and/or as the Indenture Trustee’s Representative in Argentina) the Argentine Collateral Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted hereby and that all conditions precedent thereto have been satisfied.

(d)          A copy of any such executed amendment shall be delivered by the Indenture Trustee to each Rating Agency and each Noteholder within two Business Days after receipt of a fully executed copy thereof.

(e)          As noted in Section 8.7(a), no amendment under this Section shall be valid under Argentine law until it has been ratified by a meeting of Noteholders (or their representatives) held in the City of Buenos Aires in accordance with Section 8.7 and the Negotiable Obligations Law.

Section 8.3         Document Affecting Immunity or Indemnity. Notwithstanding Sections 8.1 and 8.2, if, in the reasonable opinion of either Trustee, any document required to be executed by it pursuant to such Sections adversely affects any interest, right, duty, immunity or indemnity in favor of it under the Transaction Documents, then it may in its sole discretion decline to execute such document.

Section 8.4         Effect of Amendments. Upon the execution of any amendment hereto under Sections 8.1 or 8.2, this Indenture and any Note(s) shall be and be deemed to be amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustees, the other Beneficiaries and the Company shall thereafter be determined, exercised and enforced hereunder subject in all respects to such amendments, and all the terms and conditions of any such amendment hereto shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.5         Confirmation to Be Given to the Trustees. Before the execution thereof, the Indenture Trustee and/or the Argentine Collateral Trustee may request (and, if reasonably requested, shall receive) one or more Officer’s Certificate(s) of an Authorized Officer of the Company as conclusive evidence that any amendment under Sections 8.1 or 8.2 is authorized and permitted by and complies with the applicable provisions of the Transaction Documents.

Section 8.6         Notation on Notes in Respect of Amendments. If the Company or the Indenture Trustee shall so determine, one or more new Note(s) so modified as to conform, in the opinion of the Indenture Trustee, to any amendment of this Indenture may (at the Company’s expense) be prepared by the Company, authenticated by the Indenture Trustee and delivered to the applicable Noteholder(s) in exchange for the applicable Note(s) then existing.

Section 8.7         Meetings of Noteholders. (a) A meeting of the Noteholders may be called by the Company’s board of directors, the Company’s supervisory committee, the Indenture Trustee, or upon the request of Noteholders holding at least 5% of the Principal Balance of the outstanding Notes (at the expense of the Company). If a meeting is held pursuant to such written requests of the Noteholders, such written requests will include the specific matters to be addressed in the meeting, and such meeting shall be convened within 40 days from the date such written request is received by the Company.

For the purpose of clarification, a meeting is not the exclusive manner in which the Noteholders may take any such actions outside of Argentina, which may be taken in any other manner permitted by New York law (such as via written consent); however, no such action shall be valid under Argentine law until it has been ratified by a meeting of Noteholders (or their representatives) held in the City of Buenos Aires, Argentina in accordance with the Negotiable Obligations Law and the Argentine Corporations Law as described in Section 8.7 (b). As a result, the ability of Noteholders to take actions under the Transaction Documents, including to take actions after the occurrence of a Default, will be affected by these requirements.

(b)          Meetings of Noteholders will be convened and held in accordance with the provisions of the Negotiable Obligations Law and the Argentine Corporations Law. Meetings may be ordinary meetings or extraordinary meetings. Any proposed amendment to the terms and conditions of the notes shall be dealt with at our extraordinary meeting. Any such meetings shall be held in the City of Buenos Aires; provided however, that as long as it is permitted under Argentine law, the Company or the Indenture Trustee may elect to hold any such meeting in New York City and the Indenture Trustee or the Company may elect to hold any such meeting simultaneously in New York City by means or telecommunications which permit the meeting’s participants to hear and speak to each other and such simultaneous meeting shall be deemed to constitute a simple meeting for the purposes of the quorum and voting percentages applicable to such meeting. In any case, meetings shall be held at such time and at such place in any city as the Company or the Indenture Trustee (as applicable) determine. Any resolution passed at a meeting convened outside of Argentina shall be binding upon all Noteholders (whether present or not at such meeting) only upon ratification by a meeting of Noteholders held in the City of Buenos Aires in accordance with the Negotiable Obligations Law. With respect to any meetings of Noteholders to be held in the City of Buenos Aires, any one or more Noteholder(s) may grant a power-of-attorney to one or more attorney(s)-in-fact for purposes of attending and voting the Notes (or beneficial interests therein) of such Noteholder(s), including with respect to any ratification of any actions approved at a meeting of Noteholders held outside of Argentina. Subject to the above, any resolution duly passed at a meeting of Noteholders shall be binding upon all Noteholders (whether or not they were present at the meeting at which the decision was adopted and/or ratified). Pursuant to the Negotiable Obligations Law, any such meeting shall be presided over by the Indenture Trustee (or by the Argentine representative of the Indenture Trustee acting on its behalf) and in the absence of such Indenture Trustee by a member of the Company’s supervisory committee or, otherwise, by a representative of the regulatory authority or by such other person as may be appointed by a court of competent jurisdiction for such purpose.

(c)          If a meeting is being held pursuant to a request of Noteholders, then the agenda for the meeting shall be as determined in the request and such meeting shall be held within 40 days from the date such request is received by the Indenture Trustee or the Company, as the case may be. Notice of any meeting of Noteholders shall include the date, place and time for the meeting, the agenda therefor and the requirements to attend, shall be given as set forth under “—Notices” and shall be given not less than 10 days nor more than 30 days prior to the date fixed for the meeting and will be published at the Company’s expense in each of: (a) for five Business Days in Argentina in the Argentine Official Gazette, (b) a newspaper published in the Spanish language and of wide circulation in Argentina and in the bulletin of the BCBA Gazette (as long as the Notes are listed on MERVAL), in the bulletin of MAE (as long as the Notes are traded on MAE), or such other informative systems of the markets in which the Notes are listed, as is applicable, and (c) a newspaper published in the English language and of general circulation in New York City, and any such publication shall be for at least five consecutive Business Days in each place of publication. Noteholder meetings may be simultaneously convened for two dates, in case the initial meeting were to be adjourned for lack of quorum. However, for meetings that include in the agenda items requiring unanimous approval by the Noteholders or the amendment of any of the terms and conditions of the Notes, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum shall be given not less than eight days prior to the date fixed for such new meeting and shall be published for three Business Days in the Official Gazette of Argentina, a newspaper of general circulation in Argentina and the bulletin of the BCBA (as long as the Notes are listed on MERVAL), the bulletin of MAE (as long as the Notes are traded on MAE), or such other informative systems of the markets in which the Notes are listed, as is applicable.

(d)          The quorum at any meeting called to adopt a resolution shall be persons holding or representing greater than 50% of the Principal Balance; provided that if any meeting is adjourned for lack of the requisite quorum, then a second meeting may be convened at which Persons holding or representing greater than 25% of the Principal Balance shall constitute a quorum. The quorum at any extraordinary meeting called to adopt a resolution shall be Persons holding or representing at least 60% in the aggregate of the Principal Balance of the Notes and at any reconvened adjourned extraordinary meeting shall be Persons holding or representing at least 30% in aggregate of the Principal Balance. Any modifications, amendments or waivers to the terms and conditions of the Notes shall be conclusive and binding upon all Noteholders whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, if approved by the affirmative vote of a majority in aggregate of the Principal Balance of the Notes present or represented at such meeting and duly passed at such meeting convened and at which a quorum is present, held in accordance with the provisions of the Negotiable Obligations Law and the Argentine Corporations Law; provided that, notwithstanding the amount of the Principal Balance of the Notes present at any such meeting, no modifications, amendments or waivers of any of the Transaction Documents, or any other actions, made by any such meeting shall be valid unless they otherwise comply with the voting and other requirements of the Transaction Documents (including, notwithstanding that quorum might have been obtained at a meeting, the requirement that Noteholders holding more than the indicated percentage of the Principal Balance required by Section 8.2 being complied with during such vote at such meeting).

(e)          Any Noteholder may attend any such meeting either personally or by proxy. To be entitled to vote at a meeting of Noteholders, a Person shall be (i) a Holder of one or more Notes as of the relevant record date or (ii) a Person appointed by an instrument in writing as proxy by such a Noteholder of one or more Notes. Other than clearing systems (and their representatives), each Noteholder who intends to attend any such meeting must notify the Indenture Trustee in writing of its intention to do so at least three Business Days before the date of such meeting. The Indenture Trustee shall promptly thereafter notify the Argentine Collateral Trustee (in its capacity as registrar of the Notes) in writing of all notifications of attendance received from the Noteholders planning to attend such meeting. Such notification to the Indenture Trustee shall entitle the applicable Noteholder to attend such meeting.

(f)           [Reserved].

(g)          [Reserved].

(h)          The Company shall designate or the Indenture Trustee may designate the record date for determining the Noteholders entitled to vote at any meeting and the Company shall provide notice to Noteholders in the manner set forth in the Indenture, provided that such record date shall be fixed on a date at least three Business Days prior to the date of such meeting, as provided by Argentine law. The holder of a Note may, at any meeting of Noteholders at which such Noteholder is entitled to vote, cast one vote for each U.S. dollar of Principal Balance of the Notes held by such Noteholder.

For purposes of the above, any Note authenticated and delivered pursuant to the Indenture will, as of any date of determination, be deemed to be “outstanding,” except:

(i)      Notes theretofore canceled by the Indenture Trustee or delivered to the Company or the Indenture Trustee for cancellation;

(ii)      Notes that have been called for redemption or tendered for repurchase in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon have been deposited with the Company or with the Trustee; or

(iii)     Notes in lieu of or in substitution for which other Notes have been authenticated and delivered;

provided, however, that in determining whether the Noteholders of the requisite Principal Balance of outstanding Notes are present at a meeting of Noteholders for quorum purposes or have consented to or voted in favor of any notice, consent, waiver, amendment, modification or supplement under the Indenture, Notes owned directly or indirectly by the Company or any of its Affiliates, including any Subsidiary, will be disregarded and deemed not to be outstanding.

Section 8.8         Solicitation of Noteholders. The Company shall, upon reasonable request from the Indenture Trustee, provide the Indenture Trustee with sufficient information, to the extent that such information is reasonably available to the Company, sufficiently far in advance of the date a decision is required, to enable each Noteholder to make an informed and considered decision with respect to any proposed amendment, modification, waiver, supplement or consent in respect of any of the Transaction Documents.

Section 8.9         Voting by the Company and Any Affiliates Thereof. Notwithstanding anything in the Transaction Documents to the contrary, should any Notes (or beneficial interests therein) be owned by the Company or any of its Affiliates, then any vote participated in by Noteholders shall exclude, and any determination of the “Controlling Party” shall exclude, the vote relating to (and, in both the numerator and denominator of such calculation, the principal amount of) the Notes (or beneficial interests therein) of each such Person; provided that if such Persons own all of the Notes (or beneficial interests therein), then such Persons shall not be excluded from any such vote or determination. Promptly after the Company or any Affiliate thereof acquires or disposes of any Notes (or beneficial interests therein), it shall so notify the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon any such notices received or if no such notices have been received. It is noted that neither the Company (except to the extent still held before cancellation thereof pursuant to Section 2.7(b) or (c)) nor any of its Subsidiaries is permitted to hold any of the Notes (or beneficial interests therein).

ARTICLE IX

TRANSACTION ACCOUNTS

Section 9.1         Transaction Accounts. (a) The Indenture Trustee shall maintain in the United States the following segregated trust account for the benefit of the Beneficiaries, the Dollar Account, an account that, inter alia, shall receive (i) payments of the Transferred Dollar Use Fees that are paid outside of Argentina, and (ii) payments from the Company in amounts sufficient to pay the aggregate amount of principal and Interest (and, if applicable, Additional Amounts) payable on the Notes on the next Payment Date, together with all amounts then payable by the Company under the Transaction Documents, including Default Payments. The Indenture Trustee shall maintain in the United States the following segregated trust accounts for the benefit of the Beneficiaries. In addition, pursuant to the Argentine Collateral Trust Agreement, the Argentine Collateral Trustee shall maintain in Argentina the Peso Accounts, and the Local Dollar Collection Account for the benefit of the Beneficiaries.

(b)          The Company shall not have any ownership or right of withdrawal in respect of any of the Transaction Accounts, other than its right to request Basic Concession Operating Costs pursuant to Section 9.6. The Argentine Collateral Trustee shall not have any ownership, right of withdrawal or other right with respect to any of the Dollar Collection Account.

(c)          While it is expected that the Concession Indemnification Rights will be payable in Pesos and that the Use Fees will be payable in both Dollars or Pesos, should any other currency be used for any such payment then the Company, the Indenture Trustee and/or the Argentine Collateral Trustee (as applicable) shall convert (with respect to payments) or notionally convert (with respect to calculations, such as of the Collection Ratio) such amount into Dollars at the rate most recently (but no earlier than five New York Business Days before) published in the New York edition of the Wall Street Journal or, if such does not exist, in such other publication as shall be reasonably selected thereby; it being understood that the Indenture Trustee may (before converting such amounts into Dollars) be required to open a new trust account in connection with any such payment received by it in a currency other than Dollars (it being understood that it may take in excess of two weeks for such account to be so opened and such funds to be so converted) and any costs related thereto shall be for the account of the Company.

Section 9.2         Dollar Collection Account. As noted in Section 9.1(a) , the Dollar Collection Account shall be maintained by the Indenture Trustee in the United States as a segregated trust account. Use Fees on deposit in the Dollar Collection Account shall be released by the Indenture Trustee to the Company on a weekly basis, unless (i) the Indenture Trustee has Actual Knowledge that a Default has occurred and is continuing, in which case all amounts on deposit in the Dollar Collection Account shall be retained in the Dollar Collection Account and applied to pay Interest and principal on the Notes and other amounts payable to the Beneficiaries under the Transaction Documents in the manner provided in Section 9.6 or (ii) the Company, at its option, instructs the Indenture Trustee in writing to retain payments in the Dollar Collection Account for the period of time and in the amounts designated by the Company, in which case amounts so retained shall be applied by the Indenture Trustee to pay Interest and principal on the Notes. Amounts so retained pursuant to the immediately preceding clause (ii) may be invested in Eligible Dollar Investments to the extent permitted under Argentine law, solely at the written investment direction (which may be a standing direction) of the Company (it being understood that, absent such a direction, such amounts shall be invested and reinvested in Citibank, N.A.’s “Dollars in Deposit Custody Account.”

On or before each Payment Date, the Company will fund the Dollar Collection Account (and may instruct the Indenture Trustee to retain payments of Use Fees in the Dollar Collection Account as described in clause (ii) of “Dollar Collection Account” above) with an amount equal to at least 100% of the amount of Interest and principal payable on the Notes on such Payment Date.

Section 9.3         Peso Collection Account and Local Dollar Collection Account. The Peso Collection Account and the Local Dollar Collection Account shall be maintained by the Argentine Collateral Trustee in Argentina. Upon the Indenture Trustee’s Actual Knowledge that a Default has occurred and is continuing, the allocations of payments on the Use Fees shall cease to be payable by the Payors directly to the Company in the manner described in “Collateral—Allocation of Use Fees and Indemnification Rights” in the Offering Memorandum.

The Argentine Collateral Trustee shall be required to give the Indenture Trustee written notice of receipt of any payments received relating to any Concession Indemnification Event, and receipt of such notice will constitute actual knowledge of the Indenture Trustee that a Default has occurred and is continuing.

At any time that there are funds in the Peso Collection Account and/or the Local Dollar Collection Account, if the Indenture Trustee does not have actual knowledge that a Default has occurred and is continuing, then the funds in the Peso Collection Account and the Local Dollar Collection Account shall (as shall be instructed by the Indenture Trustee to the Argentine Collateral Trustee) be released by the Argentine Collateral Trustee to the Company on a weekly basis unless the Indenture Trustee has Actual Knowledge that a Default has occurred and is continuing, in which case the Argentine Collateral Trustee shall then make any amounts then on deposit in the Peso Collection Account and the Local Dollar Collection Account available to the Indenture Trustee to make payments in the manner provided in Section 9.6.

Section 9.4         Expense Payment Account. Pursuant to Section 9.1(a), the Expense Payment Account (the “Expense Payment Account”) shall be maintained by the Argentine Collateral Trustee in Argentina. The Company shall fund the Expense Payment Account at or before the issuance of the Notes and then on or before each Payment Date in an amount such that the amount in such account shall cover the Indenture Trustee and the Argentine Collateral Trustee fees and (as advised by the Indenture Trustee or Argentine Collateral Trustee, as applicable, at least five Business Days before a Payment Date or, for the initial funding, before the issuance of the Notes) anticipated/known expenses and indemnities (if any) under the Transaction Documents and Taxes payable by the Trust payable through the second Payment Date after such Payment Date (or: (a) for the initial funding, the second Payment Date, and (b) if fewer than two Payment Dates remain, the number of Payment Dates remaining); it being understood that no such amount may be funded with the proceeds of the Notes. The Company shall pay all of the Trustees’ fees, expenses and indemnities directly to each of the Indenture Trustee and the Argentine Collateral Trustee (and all Taxes payable by the Trust) as and when due and, only to the extent that the Company has not paid any such amounts directly, the funds credited to the Expense Payment Account shall be used to pay such fees and (to the extent advised on a timely basis as per the preceding sentence) expenses, indemnities and Taxes when payable (such amounts being paid first to Taxes payable by the Trust and then on a pro rata basis to the payees thereof, first with respect to fees and then with respect to any expenses and indemnities). Funds in the Expense Payment Account shall not be used for the payment of Interest, principal or other amounts with respect to the Transaction Documents unless and until all such fees, expenses and indemnities to the Trustees and the Attorney-in-Fact and such Taxes payable by the Trust have been paid. To the extent that the amount on deposit in the Expense Payment Account exceeds the amount required to be therein pursuant to this Section, then the Argentine Collateral Trustee shall deliver such funds to the Company; provided that if the Argentine Collateral Trustee has Actual Knowledge that a Default has occurred and is continuing then such funds shall only be so released to the Company to the extent that all amounts payable by the Company under the Transaction Documents have been paid in full and the Principal Balance of the Notes is US$0.

When determining the amount “in” the Expense Payment Account, each Eligible Peso Investment made from funds in the Expense Payment Account will be included and valued at the lower of: (a) the principal amount payable thereon upon maturity or (b) the principal component of the amount paid to purchase such Eligible Peso Investment, in each case excluding investment earnings accrued but not yet paid thereon; it being understood that any such investment earnings that have already been paid will be included in the amount on deposit in the Expense Payment Account to the extent still on deposit therein.

Section 9.5         Payments from the Dollar Collection Account Prior to Default. If the Indenture Trustee does not have Actual Knowledge that a Default has occurred and is continuing, interest and principal on the Notes are expected to be paid from the Dollar Collection Account, with any funds in the Dollar Collection Account (other than Use Fees unless the Company has directed that such Use Fees be retained in the Dollar Collection Account) being applied as set forth below. To the extent that the Dollar Collection Account does not have sufficient funds to make such payments in full, the Company will be required to make such payments. All such payments from the Dollar Collection Account will be paid to the Beneficiaries as follows:

(a)          first, to the payment of all fees, expenses, and indemnities owing to the Indenture Trustee and Argentine Collateral Trustee pursuant to the Transaction Documents,

(b)          second, the amount necessary to pay all Interest payable in respect of the Notes will be paid (on a pro rata basis to the applicable Noteholders of record as of the most recent Record Date based upon the Principal Balance of the Notes held thereby on such Record Date) on each Payment Date,

(c)          third, the amount necessary to pay the Quarterly Amortization Amount payable on the Notes will be paid (on a pro rata basis to the applicable Noteholders of record as of the most recent Record Date based upon the Principal Balance of the Notes held thereby on such Record Date) on each Payment Date, and

(d)          fourth, all remaining funds in the Dollar Collection Account (other than Collections from Transferred Use Fees paid into the Dollar Collection Account by the applicable Payor) will be paid to the Beneficiaries on each New York Business Day to the extent necessary to pay any remaining amounts payable to the Beneficiaries under the Transaction Documents (such amounts being applied on a pro rata basis among all such amounts).

Section 9.6         Payments from the Collection Accounts Following Default. If the Indenture Trustee has Actual Knowledge that a Default has occurred and is continuing, the Indenture Trustee shall give notice of such Default to the Argentine Collateral Trustee, who will make amounts then on deposit in the Peso Collection Account and the Local Dollar Collection Account available to the Indenture Trustee for payments as described below and in accordance with Applicable Law. Before taking any such actions, the Indenture Trustee may request (and if requested, shall be entitled to receive) an Opinion of Counsel, at the expense of the Company, that such actions will be in compliance with Applicable Law. Interest and principal on the Notes are expected to be paid from the Collection Accounts, with any funds in the Collection Accounts being applied as set forth below. To the extent that the Collection Accounts do not have sufficient funds to make such payments in full, the Company shall be required to make such payments. All such payments from the Collection Accounts shall be paid to the Beneficiaries as follows:

(a)          first, to the payment of all fees, expenses, and indemnities owing to the Indenture Trustee and Argentine Collateral Trustee pursuant to the Transaction Documents;

(b)          second, the amount necessary to pay all Interest payable in respect of the Notes shall be paid (on a pro rata basis to the applicable Noteholders of record as of the most recent Record Date based upon the Principal Balance of the Notes held thereby on such Record Date) on each Payment Date (or, to the extent accrued, upon the requirement that the Default Payment be paid),

(c)          third, the amount necessary to pay the Quarterly Amortization Amount payable on the Notes (or scheduled to be paid on any previous Payment Date but that has not yet been paid) shall be paid (on a pro rata basis to the applicable Noteholders of record as of the most recent Record Date based upon the Principal Balance of the Notes held thereby on such Record Date) on each Payment Date,

(d)          fourth, all remaining funds in the Collection Accounts shall be paid to the Noteholders on each New York Business Day to the extent necessary to pay any Redemption/tender Premium payable to the Noteholders (such amounts being applied on a pro rata basis to the applicable Noteholders),

(e)          fifth, all remaining funds in the Collection Accounts shall be paid to the Beneficiaries on each New York Business Day to the extent necessary to pay any remaining amounts payable (other than principal as set forth in (f) below) to the Beneficiaries under the Transaction Documents (such amounts being applied on a pro rata basis among all such amounts), and

(f)           sixth, all remaining funds in the Collection Accounts shall be paid to the Noteholders on each New York Business Day to the extent necessary to reduce the Principal Balance of the Notes to US$0.

The payments referred to above will continue until the relevant Default has been cured.

Notwithstanding the foregoing, if a Default has occurred and is continuing, and the Company lacks sufficient funds to pay Basic Concession Operating Costs, the Company shall be required to instruct the Argentine Collateral Trustee and the Indenture Trustee, in writing (in the form attached hereto as Exhibit G), to, commencing on the Business Day following the receipt of such instruction and until they receive a written instruction of the Company to the contrary (i) deliver, on a weekly basis to the Company Collections relating to the Transferred Rights deposited in the Collection Accounts, and (ii) apply, on each Payment Date, any remaining amounts in the Collection Accounts accordance with the priorities set forth in clauses (a) to (f) above. Such instruction of the Company shall apply with respect to Collections equal to the amount of the Basic Concession Operating Costs specified in such instruction. The amounts remitted to the Company pursuant to such instruction shall be taken from Collection Accounts pro rata, based upon the Collections credited to each such Collection Account. The instruction to the Argentine Collateral Trustee and the Indenture Trustee is required to be accompanied by a certification from an officer of the Company and an accounting report issued by Price Waterhouse & Co. S.R.L. or any other internationally recognized auditing firm (in English and Spanish, as applicable) stating that Company’s calculation of the Basic Concession Operation Costs set forth in any such instruction corresponds to the accounting records of the Company. In the event the Company receives amounts in excess of the amounts required to cover Basic Concession Operating Costs, such excess amounts shall be held in trust for the benefit of the Beneficiaries and shall be promptly returned to the Indenture Trustee and the Argentine Collateral Trustee, as applicable. The Indenture Trustee and the Argentine Collateral Trustee may conclusively rely upon such written instruction and be fully protected, without liability, in transferring such collections to the Company. Once the Basic Concession Operating Costs have been satisfied, the Company shall then be required to instruct the Argentine Collateral Trustee and the Indenture Trustee, in writing (in the form attached hereto as Exhibit H) to terminate the request for the remittance of the Basic Concession Operating Costs.

On each Payment Date, the Indenture Trustee shall (in a report materially in the form attached hereto as Exhibit F) notify the Company of the amounts applied on such date (or during the Interest Period (or portion thereof) to but excluding such date) pursuant to each of the clauses in this Section.

Section 9.7         Securities Accounts. (a) The parties hereto (including, for the purpose of this Section only, the Indenture Trustee in its capacity as “securities intermediary”) hereby agree that, for so long as such account is maintained in New York at the Person acting as the Indenture Trustee: (i) the Dollar Collection Account shall be “securities accounts” as defined in Section 8-501 of the UCC, (ii) such Person is (and hereby represents that it is) a “securities intermediary” as defined in Section 8-102 of the UCC, (iii) the “securities intermediary’s jurisdiction” for such accounts for purposes of Section 8-110(e) of the UCC is New York, (iv) all property credited to such accounts shall be treated as “financial assets” under Article 8 of the UCC, (v) the Indenture Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC), (vi) such Person is not a “clearing corporation” (as defined in Section 8-102 of the UCC), (vii) such Person treats the Indenture Trustee as the sole “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the accounts described in clause (i), in each case that are maintained with it, (viii) none of the financial assets credited to any of the accounts described in clause (i) shall be registered in the name of, payable to the order of, or specially endorsed to any Person other than such bank as “securities intermediary,” (ix) such Person, as the “securities intermediary” with respect to the accounts described in clause (i), has not agreed to comply with any “entitlement order” (as defined in Section 8- 102(a)(8) of the UCC) with respect to any such account of any Person other than the Indenture Trustee and (x) the Indenture Trustee acquired its interest in each of the accounts described in clause (i) without “notice of an adverse claim” (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC). Should the Indenture Trustee maintain any of the accounts described in clause (i) in any other jurisdiction in the United States, then it shall be deemed to have represented and agreed to similar provisions in such other jurisdiction.

(b)          The parties hereto agree that, except as otherwise provided herein, the Dollar Collection Account shall be under the sole dominion and control of the Indenture Trustee and that neither the Company nor the Argentine Collateral Trustee shall have any right to close, make withdrawals from or give disbursement directions with respect to such accounts. The Indenture Trustee represents that it has not allowed, and hereby agrees that it will not allow, any other Person to have control of any of the Dollar Collection Account and further represents that it has not entered into, and hereby agrees that it will not enter into, any control agreement or any other agreement relating to such accounts with any other third party.

(c)          The financial institution acting as the Indenture Trustee, in its capacity as “securities intermediary” with respect to the Dollar Collection Account, hereby acknowledges the security interest of the Indenture Trustee in the Dollar Collection Account and all cash, instruments, investment property and other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements on deposit therein or credited thereto and all proceeds of such assets.

Section 9.8         Notices to Payors. In the manner described in Section 2.7 of the Argentine Collateral Trust Agreement: (a) the Company, the Argentine Collateral Trustee and (with respect to the Transferred Concession Indemnification Rights, the Argentine National Government) the Existing Note Collateral Trustee will send to certain Payors of the Transferred Rights a Notice governed by Argentine law of the transfer of the Transferred Rights to the Trust, and (b) on or before the Issuance Date the Company shall publish in both: (i) a newspaper published in the Spanish language and of wide circulation in Argentina and (ii) the Official Gazette of Argentina notice of the assignment of the Transferred Rights to the Trust.

Section 9.9         Redemption of Existing Notes. On the Issuance Date, the Company shall deliver to the Existing Notes Indenture Trustee any and all notices (together with any information, exhibits or attachments required to be included therewith) required under the Existing Indenture to satisfy and discharge the Existing Indenture on the Existing Notes Redemption Date. Such notices shall be delivered in accordance with the notice and delivery provisions of the Existing Indenture.

To secure its obligations under the Transaction Documents, pursuant to the Argentine Collateral Trust Agreement, the Company shall (under Argentine law) transfer and assign to the Argentine Collateral Trustee, acting on behalf of an Argentine trust to be created in accordance with Articles 1666 to 1707 of the Argentine Commercial and Civil Code (the “Trust”), for the benefit of the Beneficiaries, all of: (a) the Transferred Use Fees and the Transferred Concession Indemnification Rights and (b) its rights in, to and under (but none of its obligations under or relating to) the Concession Agreement, other contractual agreements and Applicable Laws to the extent necessary in order to receive and pursue payments thereunder (the Property described in clauses (a) and (b) collectively being the “Transferred Rights”). The collateral assignment of the Transferred Rights must be previously authorized by a resolution of the ORSNA, which is responsible for the auditing of the application of the funds. On January 17, 2017, the ORSNA issued Resolution No. 1/2017, pursuant to which it authorized the collateral assignment of revenue under the Notes, up to an amount equal to US$400,000,000.

During the Existing Notes Pre-Redemption Period, the transfer of the Transferred Rights to the Argentine Collateral Trustee (under Argentine law) shall be limited to an amount equal to the Existing Notes Redemption Principal Amount. Pursuant to the Argentine Collateral Trust Agreement, the Argentine Collateral Trustee will acknowledge that during the Existing Notes Pre-Redemption Period, the transfer of the Transferred Rights to the Existing Notes Trustee under the Existing Trust is a prior assignment and thus will be senior to, and have priority over, the assignment of the Argentine Collateral Trustee with respect to the Existing Notes Redemption Principal Amount. The Transferred Rights have previously been assigned and transferred to the Existing Notes Trustee under the Existing Trust securing the Company’s obligations under the Existing Notes. Thus, payments in respect of the Transferred Rights shall flow into the Trust only after the Existing Notes Indenture Trustee has collected sufficient funds to redeem the Existing Notes. Upon the satisfaction and discharge of the Existing Indenture and Existing Trust, automatically and without any further action by the Company or the Argentine Collateral Trustee, the transfer of the Transferred Rights to the Argentine Collateral Trustee shall not be limited to the Existing Notes Redemption Principal Amount, but will apply with respect to all of the Transferred Rights. As a result of such transfer, the Trust shall own all of the Collections.

Section 9.10       Reserve Account. The Indenture Trustee shall maintain in the United States, a segregated trust account (the “Reserve Account”) for the benefit of the Beneficiaries and the holders of the Existing Notes that, inter alia, shall receive on the Issuance Date the net proceeds of the offering of the Notes, as described under Section 4.1(c). On the Business Day preceding the Existing Notes Redemption Date, the Indenture Trustee shall disburse to the Existing Notes Indenture Trustee from the Reserve Account an amount equal to the sum of (i) the Existing Notes Redemption Principal Amount and (ii) accrued and unpaid interest on the Existing Notes to the Existing Notes Redemption Date and the applicable prepayment premiums for the Existing Notes. Upon the satisfaction and discharge of the Existing Indenture, the Existing Trust and the release of the liens on the Transferred Rights assigned and transferred to the Existing Trust, the Indenture Trustee shall disburse all amounts remaining in the Reserve Account as directed by the Company.

ARTICLE X

MISCELLANEOUS

Section 10.1       Payments; Currency Indemnity and Foreign Exchange Restrictions. (a) Except to the extent otherwise stated in the applicable Transaction Document(s), each payment to be made hereunder or on any Note shall be made on the required payment date in the applicable currency and in immediately available funds at the office of the payee specified in Section 10.9 or to such other office or account as may be specified by any party in a notice to the applicable sender of such payment.

(b)          Except with respect to the payment of certain fees and expenses to the Argentine Collateral Trustee, Dollars are the sole currency of account and payment for all sums payable under or in connection with the Transaction Documents, including with respect to indemnities. Any amount received or recovered in a currency other than the applicable currency (whether as a result of, or in the enforcement of, a judgment, decree or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Beneficiary in respect of any sum expressed to be due to it under the Transaction Documents shall only constitute a discharge by the Company of the applicable obligation to the extent of the amount of the applicable currency that such Beneficiary evidences that it is able to purchase with the amount so received or recovered in such other currency on the date of receipt or recovery (or, if it is not practicable for such Beneficiary to make such purchase on such date, on the first date on which it is practicable for such Beneficiary to do so). If such amount of the applicable currency is less than the amount payable to such Beneficiary, then the Company shall indemnify such Beneficiary against any loss sustained by it as a result. In any event, the Company shall indemnify such Beneficiary against the cost of making any such purchase. For the purposes of this indemnity, it shall be sufficient for such Beneficiary to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the applicable currency been made with the amount so received in such other currency on the date of receipt or recovery (or, if a purchase of the applicable currency on such date had not been practicable for such Beneficiary, on the first date on which it would have been practicable for such Beneficiary, it being required that the need for a change of date be certified in the manner mentioned above). Promptly (and in any event within 10 Business Days) after its receipt of such a certification, the Company shall pay the indicated amount (plus any applicable Additional Amounts) to such Beneficiary in the location requested by such Beneficiary in such certification. These indemnities shall constitute a separate and independent obligation from the Company’s other obligations under the Transaction Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the applicable payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Transaction Documents.

(c)          In the event that any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company will seek to pay all amounts payable under the Notes either (i) by purchasing at market price securities of any series of U.S. dollar denominated Argentine sovereign bonds or any other securities or private or public bonds issued in Argentina, and transferring and selling such instruments outside Argentina, to the extent permitted by applicable law, or (ii) by means of any other reasonable means permitted by law in Argentina, in each case, on such payment date. All costs and taxes payable in connection with the procedures referred to in clauses (i) and (ii) above shall be borne by the Company. The Company agrees that, notwithstanding any restriction or prohibition on access to the foreign exchange market (Mercado Único y Libre de Cambios) in Argentina, any and all payments to be made under the Notes and the Indenture shall be made in U.S. dollars. Nothing in the Notes and the Indenture shall impair any of the rights of the holders of the Notes or the Indenture Trustee or justify the Company in refusing to make payments under the Notes and the Indenture in U.S. dollars for any reason whatsoever, including, without limitation, any of the following: (i) the purchase of U.S. dollars in Argentina by any means becoming more onerous or burdensome for the Company than as of the date hereof and (ii) the exchange rate in force in Argentina increasing significantly from that in effect as of the date hereof. The Company waives the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code), impossibility of paying in U.S. dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles).

(d)          In addition, the Company acknowledges that Section 765 of the Argentine Civil and Commercial Code is not applicable with respect to any payments to be performed in connection with the Notes and forever and irrevocably waives any right that might assist it to allege that any payments in connection with the Notes could be payable in any currency other than in U.S. dollars, and therefore waives and renounces to applicability thereof to any payments in connection with the Notes. This Section 10.1 shall survive the termination of this Indenture.

Section 10.2       Absolute Obligations. This Indenture and the Notes shall not terminate, nor shall the obligations of the parties hereto or thereto be otherwise affected, by reason of: (a) the invalidity or unenforceability of any other Transaction Document or any other agreement entered into in connection therewith, (b) any action or inaction by the Company or any other Person other than the Indenture Trustee to the extent taken by the Indenture Trustee in accordance with the other provisions hereof, (c) the occurrence of a Default or any default by any party under any Transaction Document or other document delivered in connection therewith, (d) except to the extent required by Applicable Law, any insolvency of or any bankruptcy, reorganization or other proceeding affecting the Company or any other Person or any action that may be taken by any receiver, trustee or liquidator (or other similar official) or by any court in connection therewith, or (e) any other cause, whether similar or dissimilar to the foregoing, it being the intention and agreement of the parties hereto, and the basis of the bargain, that all payment and performance obligations of the parties under this Indenture and any Note shall (except to the extent prohibited by Applicable Law) continue to apply in all events in the manner and at the times herein or therein provided unless and until such obligations shall have been discharged pursuant to the express provisions of the Transaction Documents. Nothing in this Section shall preclude any separate, independent claim that any Person may have for the breach of any representation, warranty, covenant, undertaking or agreement made under the Transaction Documents.

Section 10.3       Successors and Assigns. This Indenture shall be binding upon and inure to the benefit of each party hereto and their respective successors (whether by merger, consolidation or otherwise) and assigns. The Company agrees that it shall not assign, pledge or otherwise transfer all or any portion of its rights hereunder or assign or delegate any of its obligations hereunder, and the Argentine Collateral Trustee (including on behalf of the Trust) agrees that (other than in connection with a pledge of its rights hereunder to the Indenture Trustee hereunder) it shall not assign, pledge or otherwise transfer all or any portion of its rights hereunder or assign or (except to the extent permitted by Section 6.2) delegate any of its obligations hereunder, without: (a) the prior written consent of the Controlling Party and (b) the receipt by the Indenture Trustee from each Rating Agency of written confirmation that such assignment, transfer or delegation shall not result in such Rating Agency withdrawing or reducing its rating on the Notes below the lower of the Notes’ then-current rating and initial rating from such Rating Agency; it being understood that any attempt to do so shall be null and void ab initio.

Section 10.4       Third-Party Beneficiaries. The parties hereto hereby agree that each applicable Beneficiary shall have the rights of a third-party beneficiary of the provisions hereof with respect to its rights hereunder and, except as provided otherwise herein, may enforce such provisions as if such Person were a party hereto.

Section 10.5       Governing Law. THIS INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT ALL MATTERS RELATING TO (A) THE DUE AUTHORIZATION, EXECUTION, ISSUANCE AND DELIVERY OF THE NOTES, (B) THE CNV’S AUTHORIZATION OF THE PUBLIC OFFERING OF THE NOTES IN ARGENTINA, (C) THE LEGAL REQUIREMENTS REQUIRED FOR THE NOTES TO QUALIFY AS NON- CONVERTIBLE NEGOTIABLE OBLIGATIONS ( OBLIGACIONES NEGOCIABLES SIMPLES NO CONVERTIBLES EN ACCIONES), AND (D) CERTAIN MATTERS RELATING TO THE VALIDITY OF MEETINGS OF NOTEHOLDERS IN ARGENTINA, WILL BE GOVERNED BY THE NEGOTIABLE OBLIGATIONS LAW, THE ARGENTINE CORPORATIONS LAW, THE CNV RULES AND OTHER APPLICABLE ARGENTINE LAWS AND REGULATIONS.

Section 10.6       No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the Notes are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

Section 10.7       Modification of Indenture. All modifications, consents, amendments or waivers of any provision of this Indenture shall be effective only if the same shall be in writing among the parties hereto and then shall be effective only in the specific instance and for the specific purpose for which given.

Section 10.8       Severability. Any provision of this Indenture or any Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.9       Notices. (a) All notices, instructions, directions, requests, consents and demands delivered in connection herewith (and with the Notes) shall be in writing (including by facsimile or electronic delivery; it being understood that any such communications, including those delivered by electronic delivery, must be a manually signed communication) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received (including by courier), addressed as follows in the case of the Indenture Trustee, the Argentine Collateral Trustee, the Company, each Rating Agency and each Noteholder:

If to the Indenture Trustee, to:

Citibank, N.A.

3800 Citigroup Center, A2-17

Tampa, Florida 33610

Tel.: (813) 604-4857

Fax: (201) 258-3645

Attention: Agency & Trust–

Aeropuertos Argentina 2000 S.A.

If to the Argentine Collateral Trustee, to:

La Sucursal de Citibank N.A.,

Establecida en la República Argentina

Bartolomé Mitre 530

C1036AAJ Ciudad Autónoma de Buenos Aires

República Argentina

Tel.: (54 11) 4329-1394

Fax: (54 11) 4329-1043

Attention: Manuel Tristany/cc: Tomas Servente

If to the Company, to:

Aeropuertos Argentina 2000 S.A.

Honduras 5663

C1414BNE Ciudad Autónoma de Buenos Aires

República Argentina

Tel: (54 11) 5480-2500

Fax: (54 11) 4852-6939

Attention: Martin Delli Antoni

If to Moody’s, to:

Moody’s Latin America

Cerrito 1186, 11th Floor

C1010AAX Ciudad Autónoma de Buenos Aires

República Argentina

Tel: (54 11) 4816-2332

Fax: (54 11) 4816-2345

Attention: Veronica Amendola

with a copy to:

Moody’s Investors Service

250 Greenwich Street

New York, New York 10007

Tel: (212) 553-3665

Fax: (212) 553-0882

Attention: Chee Mee Hu

If to S&P, to:

Standard & Poor’s Ratings Services

Torre Alem Plaza

Av. Leandro N. Alem 855, 3rd Floor

C1000AAD Ciudad Autónoma de Buenos Aires

República Argentina

Tel: (54 11) 4891-2110/2143

Fax: (54 11) 4891-2101/2102

Attention: Candela Macchi/Pablo Lutereau

If to a Noteholder, to:

it at its address appearing in the Register

If delivered by facsimile or other electronic means, original copies of such notices, instructions, directions, requests, consents and demands shall, upon the request of such recipient, be sent to the recipient promptly thereafter by registered mail, courier or messenger.

(b)          The Company, either Trustee or a Rating Agency, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)          Any notice or communication to a Noteholder shall be deemed to have been duly given upon the mailing of such notice by first-class mail to such Noteholder at its registered addresses as recorded in the Register not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed in this Indenture for the giving of such notice or communication; provided that all notices and communications to Noteholders holding Global Notes shall be provided in accordance with the procedures of DTC.

(d)          If the Company sends a material notice or other document to any Noteholder relating to the Transaction Documents, then it shall promptly thereafter give a copy thereof to the Indenture Trustee.

(e)          The Indenture Trustee shall promptly furnish the Company with a copy of any material demand, notice or other document received by the Indenture Trustee under the Transaction Documents from any Beneficiary.

(f)           Notwithstanding anything to the contrary herein, any and all e-mail communications (both text and attachments) by or from a Trustee that a Trustee deems to contain confidential, proprietary and/or sensitive information may be encrypted. The recipient (the “E-mail Recipient”) of the encrypted e-mail communication may be required by such Trustee to complete a registration process and instructions on how to register and/or retrieve an encrypted message shall be included in the first secure email sent by such Trustee to the E-mail Recipient. If a Trustee is Citibank, N.A., additional information and assistance on using the encryption technology in e-mails sent by it can be found at Citibank’s Secure E-mail website at www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling 1 (866) 535-2504 (in the U.S.) or 1 (904) 954-6181.

Section 10.10     Counterparts. This Indenture may be executed on any number of separate counterparts (including by fax or electronic delivery), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.11     Entire Agreement. This Indenture, including the documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly specified or referred to herein.

Section 10.12      Waivers of Jury Trial. THE PARTIES HERETO (AND EACH INVESTOR (BY ACQUIRING A NOTE OR A BENEFICIAL INTEREST THEREIN) SHALL BE DEEMED TO) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, THE NOTES AND THE OTHER TRANSACTION DOCUMENTS AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY ACKNOWLEDGES (AND EACH BENEFICIARY (BY ITS ACQUISITION OF A NOTE OR A BENEFICIAL INTEREST THEREIN OR OTHERWISE ACCEPTING THE BENEFITS OF THIS INDENTURE AND THE OTHER APPLICABLE TRANSACTION DOCUMENTS) SHALL BE DEEMED TO ACKNOWLEDGE) THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS INDENTURE AND THE OTHER TRANSACTION DOCUMENTS IN RELIANCE UPON SUCH WAIVER.

Section 10.13      Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby (with respect to the Argentine Collateral Trustee, including on behalf of the Trust) irrevocably and unconditionally submits (and each Beneficiary (by its acquisition of a Note or a beneficial interest therein or otherwise accepting the benefits of this Indenture and the other applicable Transaction Documents) shall be deemed to irrevocably and unconditionally submit) to the non-exclusive jurisdiction of: (i) the United States District Court for the Southern District of New York or of any New York State court (in either case, sitting in Manhattan, New York City) and (ii) solely with respect to itself, the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom (all the above such courts, the “Submitted-to Courts”), with respect to actions brought against it, for purposes of all legal proceedings arising out of or relating to the Transaction Documents and/or the transactions contemplated thereby; provided that nothing in this paragraph shall be deemed to limit the ability of any party to such Transaction Documents to bring suit against any other party to the Transaction Documents in any other permissible jurisdiction. Each of the parties hereto hereby irrevocably waives (and each Beneficiary (by its acquisition of a Note or a beneficial interest therein or otherwise accepting the benefits of this Indenture and the other applicable Transaction Documents) shall be deemed to irrevocably and unconditionally waive), to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a Submitted-to Court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based upon place of residence or domicile.

(b)          The Company irrevocably appoints National Corporate Research, with offices at the Issuance Date at 10 East, 40th Street, 10th Floor, New York, New York 10016, as its authorized agent on which any and all legal process may be served with respect to any such action, suit or proceeding brought in New York. The Argentine Collateral Trustee (including on behalf of the Trust) irrevocably appoints Citibank N.A., with offices at the Issuance Date at 388 Greenwich Avenue New York, New York 10013, United States of America, as its authorized agent on which any and all legal process may be served with respect to any such action, suit or proceeding brought in New York. Each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) agrees that: (i) service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided in Section 10.9, shall be deemed to be effective service of process upon it in any such action, suit or proceeding and (ii) the failure of such agent to give notice to it of any such service of process will not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. As an alternative method of service, each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing or delivering of copies of such process in the manner provided in Section 10.9. If for any reason such agent ceases to be available to act as such (including by reason of the failure of such agent to maintain an office in New York City), then (as applicable) each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) shall promptly designate a new agent in New York City, on the terms and for the purposes of this Section. Nothing contained in the Transaction Documents shall in any way be deemed to limit the ability of the Indenture Trustee or any other Beneficiary to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the Company or the Argentine Collateral Trustee (including on behalf of the Trust) or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(c)          If for any reason the Indenture Trustee shall not maintain an office in New York City, then the Indenture Trustee shall promptly designate a process agent in New York City on terms similar to those set forth in Section 10.13(b). Nothing herein shall in any way be deemed to limit the ability of the Company or any other Person to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the Indenture Trustee or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(d)          To the extent that the Company and/or the Argentine Collateral Trustee (and/or the Trust) has or may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its Property, it (or, with respect to the Trust, the Argentine Collateral Trustee on its behalf) hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under the Transaction Documents.

(e)          Each of the Company and the Argentine Collateral Trustee (including on behalf of the Trust) hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding relating in any way to the Transaction Documents should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company and/or the Trust (or the Argentine Collateral Trustee on its behalf) relating in any way to the Transaction Documents whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the Company and the Argentine Collateral Trustee (including on behalf of the Trust) shall take all measures necessary for any such action or proceeding to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Company and/or the Trust (or the Argentine Collateral Trustee on its behalf).

(f)           To the extent that the Company may, in any suit, action or proceeding brought in a court of the country in which the Company is domiciled or elsewhere arising out of or in connection with the Notes or this Indenture, be entitled to the benefit of any provision of law requiring the Trustee or the holders of the Notes in such suit, action or proceeding to post security for the costs of the Company, as the case may be, or to post a bond or guarantee (excepción de arraigo) or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of the country in which the Company is domiciled or, as the case may be, such other jurisdiction.

Section 10.14     Headings and Table of Contents. Section headings and the table of contents in this Indenture have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

Section 10.15     Use of English Language. Any notice or other communication under the Transaction Documents to a Trustee or a Noteholder shall be in English and in writing; provided that: (a) any public filing delivered by the Company pursuant to the last paragraph of Section 4.1(j) may be delivered in Spanish and Financial Statements shall be delivered in Spanish and English as described in Section 4.1(j) and (b) any communication to Noteholders will be in both English and, as required by the Negotiable Obligations Law and the CNV Regulations, Spanish.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as a deed as of the date first above written by their respective officers hereunto duly authorized.

AEROPUERTOS ARGENTINA 2000 S.A.

By:	/s/ Gustavo Pablo Lupetti
Name: Gustavo Pablo Lupetti
Title: Attorney in fact

[Signature Page to Indenture]

CITIBANK, N.A., not in its individual capacity but solely as the Indenture Trustee, as trustee

By:	/s/ Kelvin Vargas
Name:	Kelvin Vargas
Title:	Vice President

[Signature Page to Indenture]

LA SUCURSAL DE CITIBANK, N.A., ESTABLECIDA EN LA REPÚBLICA ARGENTINA, as the Indenture Trustee’s Representative in Argentina and the Argentine Collateral Trustee

By:	/s/ Federico Elewaut
Name: Federico Elewaut
Title: Apoderado

[Signature Page to Indenture]

EXHIBIT A

to the Indenture

FORM OF NOTES

[INSERT ALL APPLICABLE LEGENDS IN ACCORDANCE WITH

SECTION 2.11 OF THE INDENTURE]

THE NOTES DO NOT REPRESENT A DIRECT OBLIGATION OF, OR AN INTEREST IN, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF. THE NOTES ARE LIMITED IN RIGHT OF PAYMENT AND PERFORMANCE, ALL AS MORE SPECIFICALLY SET FORTH HEREIN AND IN THE INDENTURE. REFERENCE IS MADE TO THE INDENTURE FOR INFORMATION WITH RESPECT TO THE INTERESTS, RIGHTS, BENEFITS, OBLIGATIONS, PROCEEDS AND DUTIES EVIDENCED HEREBY. A COPY OF THE INDENTURE MAY BE EXAMINED BY THE HOLDER HEREOF (OR OF A BENEFICIAL INTEREST HEREIN) UPON REQUEST DURING NORMAL BUSINESS HOURS AT THE CORPORATE TRUST OFFICE OF THE INDENTURE TRUSTEE AND AT SUCH OTHER PLACES, IF ANY, DESIGNATED BY THE INDENTURE TRUSTEE FROM TIME TO TIME.

CUSIP No.: [FOR 144A: [●]][FOR REG S: [●]][FOR UNRESTRICTED: [●]

ISIN No.: [FOR 144A: [●]][FOR REG S:[●]][FOR UNRESTRICTED: [●]]

Common Code: [FOR 144A: [●]][FOR REG S: [●]][FOR UNRESTRICTED: N/A until actual conversion to unrestricted]

Note No. [___]	Original Principal Balance US$[_________]

AEROPUERTOS ARGENTINA 2000 S.A.

SENIOR SECURED NOTES DUE 2027

AEROPUERTOS ARGENTINA 2000 S.A., an Argentine sociedad anónima (the “Company”), having its legal domicile at Suipacha 268, 12th Floor, C1008AAF, City of Buenos Aires, Argentina, registered with the Public Registry of the City of Buenos Aires (Inspección General de Justicia) on February 18, 1998, permitted to maintain the corporate existence until February 18, 2053, registered under the number 1,815 of Corporation Book number 123, volume “4” of “Sociedades Anónimas”, for value received, hereby promises to pay to the holder hereof the principal sum of [__________________] Dollars (US$[__________]).

THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of this Note (as defined below) issued in the original principal amount indicated above (as such amount may be adjusted from time to time as indicated on Schedule A, the “Note Balance”).

All amounts payable with respect to this Note (as defined below) are payable in the lawful currency of the United States of America (“Dollars”). The Company has agreed in the Indenture (as defined below), subject to the terms thereof, to indemnify the holder hereof against any loss sustained by it as a result of any payment made in any currency other than Dollars.

A-1

This note constitutes one of a duly authorized issue of notes of the Company designated as its Senior Secured Notes due 2027 (each such note, a “Note”), issued under the Indenture, dated as of February 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, Citibank, N.A., as trustee (the “Indenture Trustee”), and La Sucursal de Citibank, N.A., establecida en la Republica Argentina, as collateral trustee (the “Argentine Collateral Trustee”) and the Indenture Trustee’s representative in Argentina, and as to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Company, the Indenture Trustee, the Argentine Collateral Trustee, the Indenture Trustee’s representative in Argentina and the holder of this Note (or of a beneficial interest herein). This Note is governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof). The summary of certain provisions of the Indenture contained in this Note does not purport to be complete and is qualified in its entirety by reference to such documents. All capitalized terms used in this Note shall have the meanings assigned to such terms in (including by reference in) the Indenture.

As further described in the Indenture:

(a)          to secure its obligations under this Note, the Company has: transferred and assigned to the Argentine Collateral Trustee, acting on behalf of an Argentine trust, certain receivables and other properties (referred to in the Indenture as the “Transferred Rights”),

(b)          the collateral assignment of the Transferred Rights requires the authorization of ORSNA, which was granted pursuant to ORSNA Resolution No. 1/2017, dated January 17. 2017, and

(c)          the Argentine Collateral Trustee (including on behalf of such trust) has pursuant to the Indenture granted to the Indenture Trustee a first priority basis, (subject to the Company’s right to request Basic Concession Operating Costs if a Default has occurred and, is continuing pursuant to Section 9.6 of the Indenture and during the Existing Note Pre-Redemption Period, the security interests securing the obligations under the Existing Notes) security interest in its rights, title and interest (if any) in, to and under all property held on behalf of such trust.

Subject to and in accordance with the Indenture, there will be distributed on each Payment Date, to the Person in whose name this Note is registered on the preceding Record Date, a pro rata portion of the Interest and principal amounts paid by the Company on such date with respect to the Notes. The final payment of principal in respect of this Note will be made only against surrender of this Note at the Corporate Trust Office of the Indenture Trustee (or such other location as the Indenture Trustee shall notify the Noteholders).

In the manner provided in the Indenture: (a) interest will accrue on this Note at the rate of 6.875% per annum and (b) the principal balance hereof is scheduled to be repaid quarterly as follows: (i) for each Payment Date from May 1, 2019 through February 1, 2027, US$12,500,000; it being understood that such scheduled amount may be varied in the manner provided in the Indenture, such as a result of a partial prepayment of the principal balance hereof. In addition, this Note is subject to redemption under certain circumstances described in the Indenture.

A-2

“Payment Date” is defined in the Indenture to mean the 1st day of each February, May, August and November, beginning on May 1, 2017; provided that if any such date is not a Business Day, then such day will not be a payment date and the next day that is a Business Day will be a Payment Date.

“Business Day” is defined in the Indenture to mean (inter alia) any day other than a Saturday, Sunday or other day on which banking institutions in New York City, New York or the City of Buenos Aires, Argentina are permitted or required by applicable law to remain closed.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); it being understood that the Negotiable Obligations Law No. 23,576 of the Republic of Argentina governs the requirements for this Note to qualify as an obligacion negociable thereunder while such law, together with Argentine Corporations Law No. 19,550 and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Company to execute and deliver this Note and the authorization of the Comisión Nacional de Valores for the public offering of this Note in Argentina, which has been authorized by Resolution 18,427 of the Comisión Nacional de Valore. Such authorization means only that the Company has complied with the information requirements by the CNV. This note has been issued pursuant to the resolution of the meeting of shareholders of the Company dated November 30, 2016, the resolution of the board of directors of the Company dated December 2, 2016 and resolution of the sub-delegate of the Company dated January 31, 2017.

The Company and the Indenture Trustee and any agent thereof (including any Transfer Agent or Paying Agent) may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company, the Indenture Trustee nor any such agent shall be affected by any notice to the contrary.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE

FOLLOWS]

A-3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AEROPUERTOS ARGENTINA 2000 S.A.

By:
Name:
Title: Member of the Board of Directors

By:
Name:
Title: Member of the Supervisory Committee

A-4

CERTIFICATE OF AUTHENTICATION

This is one of the Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

Dated: ____________

A-5

SCHEDULE A

to Note

The initial balance of this Note is US$[_______]. The following additions to principal balance, prepayments, cancellations and exchanges of a part of this Note have been made:

Principal
		Principal	balance paid,
		balance added	redeemed or	Remaining
		on exchange of	exchanged for	principal
	Payment or	interest in the	[insert	balance
	cancellation of	[insert opposite	opposite	outstanding
	principal	designation]	designation]	after such	Notation
Date	balance	Note	Note	transactions	made by

A-6

EXHIBIT B

to the Indenture

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER

FROM RULE 144A NOTE TO REGULATION S NOTE

(exchanges or transfers pursuant to Section 2.10(c) of the Indenture)

Citibank, N.A., as Indenture Trustee

111 Wall Street ,15th Floor Window

New York, New York 10005

Attention: Corporate Trust Services — Aeropuertos Argentina 2000 S.A.

Re:	Aeropuertos Argentina 2000 S.A. Senior Secured Notes Due 2027 (the “Notes”)

Reference is hereby made to the Indenture, dated as of February 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Aeropuertos Argentina 2000 S.A. (the “Company”), Citibank, N.A., as trustee (the “Indenture Trustee”), and La Sucursal de Citibank, N.A., establecida en la Republica Argetnina, as collateral trustee (the “Argentine Collateral Trustee”) and the Indenture Trustee’s representative in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$[_______] of the Notes that are held as a beneficial interest in the Rule 144A Note (CUSIP No.: [●], ISIN No.: [●]) with DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Note (CUSIP No.: [●], ISIN No.: [●]) of the Notes to be held with [name of Participant]. If this is a partial transfer, a minimum original face amount of US[$150,000] of the Rule 144A Note (or beneficial interests therein) will remain outstanding in the name of the Transferor.

In connection with such request, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and: (a) with respect to transfers made in reliance upon Regulation S under the Securities Act, the Transferor does hereby certify that:

(i)          the offer of the Notes (or beneficial interests therein) to be transferred was not made to a U.S. person (as such term is defined for purposes of Regulation S) (a “U.S. Person”),

(ii)          either: (A) at the time the buy order was originated the transferee was outside the United States or the Transferor and any Person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on behalf of the Transferor knows that the transaction was prearranged with a buyer in the United States,

B-1

(iii)         no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable,

(iv)         the transaction meets any other applicable requirements of Rule 903 or Rule 904 of Regulation S, and

(v)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(b)          with respect to transfers made in reliance upon another available exemption from the registration requirements of the Securities Act or other applicable securities laws, the Transferor hereby certifies that the Notes (or beneficial interests therein) are being transferred in a transaction permitted by an available exemption from the registration requirements of the Securities Act and other applicable securities laws

This certificate and the statements contained herein are made for your benefit and for the benefit of the Company.

[Insert name of Transferor]

By:
Name:
Title:

Dated:_______________

cc:	Aeropuertos Argentina 2000 S.A.

B-2

EXHIBIT C

to the Indenture

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER

FROM REGULATION S NOTE TO RULE 144A NOTE

(exchanges or transfers pursuant to Section 2.10(d) of the Indenture)

Citibank, N.A., as Indenture Trustee

111 Wall Street ,15th Floor Window

New York, New York 10005

Attention: Corporate Trust Services — Aeropuertos Argentina 2000 S.A.

Re:          Aeropuertos Argentina 2000 S.A. Senior Secured Notes Due 2027 (the “Notes”)

Reference is hereby made to the Indenture, dated as of February 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Aeropuertos Argentina 2000 S.A. (the “Company”), Citibank, N.A., as trustee (the “Indenture Trustee”), and La Sucursal de Citibank, N.A., establecida en la Republica Argentina, as collateral trustee (the “Argentine Collateral Trustee”) and the Indenture Trustee’s representative in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$[______] of the Notes that are held as a beneficial interest in the Regulation S Note (CUSIP No.: [●], ISIN No.: [●]) with DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest in the Notes for an interest in the Rule 144A Note (CUSIP No.: [●], ISIN No.: [●]) of the Notes to be held with [name of Participant]. If this is a partial transfer, a minimum original face amount of US[$150,000] of the Regulation S Note (or beneficial interests therein) will remain outstanding in the name of the Transferor.

In connection with such request, the Transferor does hereby certify that:

(a)          such Notes (or beneficial interests therein) are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) who is acquiring such Notes (or beneficial interests therein) for its own account or for the account of a QIB with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and

(b)          no offer, sale, pledge or other transfer of the beneficial interests in the Notes (including the transfer described herein) have been made by the Transferor prior to the date 40 days after the Issuance Date of the Notes to a U.S. person, for the account or benefit of a U.S. person (other than a distributor) or to any person within the United States.

C-1

This certificate and the statements contained herein are made for your benefit and for the benefit of the Company.

[Name of Transferor]

By:
Name:
Title:

Dated: ___________

cc:	Aeropuertos Argentina 2000 S.A.

C-2

EXHIBIT D

to the Indenture

FORM OF NOTICE TO THIRD PARTIES

(pursuant to Section 6.8(g) of the Indenture)

Citibank, N.A., as Indenture Trustee

3800 Citigroup Center, A2-17

New York, New York 10013

Attention: Agency and Trust — Aeropuertos Argentina 2000 S.A.

_________,______

[THIRD PARTY]

[Address]

Re:	AEROPUERTOS ARGENTINA 2000 S.A.

Ladies and Gentlemen:

It has come to our attention that you have been [receiving][paying] monies relating to [DESCRIBE PAYMENT] (the “Transferred Rights”) relating to Aeropuertos Argentina 2000 S.A. (the “Company”). Please be advised that the Company entered into a bond facility (the “Transaction”) secured by the Transferred Rights on [●], 2017. Pursuant to the Transaction, the Company transferred all of the Transferred Rights and the collections thereon, both existing on such date and thereafter generated through and including a future date that has not yet occurred, to a trust and both the Company and such trust have granted a security interest over all of their respective rights thereunder to the undersigned (on behalf of certain secured parties). The [receipt][payment] of money by you in respect of the above-mentioned Transferred Rights is in contravention of the Transaction and all such monies should be promptly sent by you to: _________________.

D-1

Should you have any questions, please contact the undersigned at (___)___-____.

Very truly yours,

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

D-2

EXHIBIT E

to the Indenture

FORM OF COLLECTION REPORT

Aeropuertos Argentina 2000 S.A.

Collection Report

(pursuant to Section 4.1(m) of the Indenture)

Date of this Collection Report: ______________________

For the 3-month Reporting Period: _________ to __________ (the “Reporting Period”)

Exchange Rate as of last date of the Reporting Period: ________________

Date on which the Company has filed a Spanish translation hereof with the CNV or made it available on the Company’s website: ______________________

Calculation of the Collection Ratio

(I) Collections during the Reporting Period:

Collections on Transferred Use Fees paid during the Reporting Period

A. Amounts paid by applicable Payor directly into the Dollar Collection Account
1.	By IATA	$___________
2.	By [LIST OTHERS, ONE PER LINE]	$___________
	Sub-total	$___________

B. Amounts paid by applicable Payor directly into the Local Dollar Collection Account
1.	By [LIST PAYOR, ONE PER LINE]	$___________
	Sub-total	$___________

C. Amounts paid by applicable Payor directly into the Peso Collection Account (US$ equivalent)
1.	By [LIST PAYORS, ONE PER LINE]	$___________
	Sub-total	$___________

D. Amounts of Transferred Use Fees paid by applicable Acceptable Payor[1] directly to the Company (US$ equivalent)
1.	By [LIST PAYORS, ONE PER LINE]	$___________
	Sub-total	$___________
Total of such Collections on Transferred Use Fees		$___________

2.    Debt Service for first Payment Date after the end of the Reporting Period

1 “Acceptable Payor” means a Payor that: (a) as of the last day of the Reporting Period, has received a Notice and (if required under the Argentine Collateral trust Agreement) has acknowledged and agreed thereto, which Notice remains in full force and effect as of the date hereof, and (b) was as of such last day and remains as of the date hereof in full compliance with such Notice.

E-1

1.	Principal	$___________
2.	Interest Total	$___________
3.	Debt Service	$___________

II. Calculation of Collection Ratio
i.	Total of Collections or Transferred Use Feed (see above)
ii.	Debt service (last line of #3 above)	$___________
Collection Ratio (i/ii)		$___________

Uniform Commercial Code Financing Statement Continuations

The date(s) by which continuation statements to the Uniform Commercial Code financing statements described in Section 4.1(k)(i)(C) of the Indenture need to be filed in order to avoid the lapse of such financing statements:

As required by Section 4.1(m) of the Indenture, this Collection Report is attached to an Officer’s Certificate addressed to each Trustee verifying the accuracy of such report and stating that no Default or Unmatured Default occurred during the Reporting Period or, if one or more occurred, specifying each such event and what actions have been taken and/or will be taken with respect to each such event.

AEROPUERTOS ARGENTINA 2000 S.A.

By:
Title:

E-2

EXHIBIT F

to the Indenture

FORM OF PAYMENT DATE REPORT

(pursuant to Section 9.6 of the Indenture)

Aeropuertos Argentina 2000 S.A.

Payment Date Report

Payment Date:	_________________(the “Current Payment Date”)
Record Date:	_________________

Balances in Dollar Collection Account immediately before payments on the Current Payment Date

Dollar Collection Account Balance:	$___________
Transferred Dollar Use Fee Balance	$___________
Investment Earnings and Company Payment Balance	$___________

Payments from the Dollar Collection Account pursuant to Section 9.6 of the Indenture

first (a) Payment of all fees, expenses, and indemnities owing to the Trustees	$___________
second (b) Interest payable in respect of the Notes	$___________
third (c) Quarterly Amortization Amount payable on the Notes	$___________
fourth (d) Redemption/tender Premium payable to the Noteholders	$___________
fifth (e) Pay remaining amounts payable to the Beneficiaries	$___________
sixth (d) all remaining funds in the Collection Accounts payable to the Noteholders	$___________
Total paid on the Current Payment Date	$___________

Balances in Dollar Collection Account immediately after such payments

Dollar Collection Account Balance:	$___________
Transferred Dollar Use Fee Balance	$___________
Investment Earnings and Company Payment Balance	$___________

F-1

EXHIBIT G

to the Indenture

FORM OF CERTIFIED REQUEST FOR REMITTANCE OF BASIC CONCESSION

OPERATING COSTS

(pursuant to Section 9.6 of the Indenture)

Citibank, N.A., as Indenture Trustee

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Global Transaction Services — Aeropuertos Argentina 2000 S.A.

La Sucursal de Citibank N.A., establecida en La República Argentina, as Argentine Collateral Trustee

Bartolomé Mitre 530,

Buenos Aires, Argentina

Dated: [____], 20[●]

Re:	AEROPUERTOS ARGENTINA 2000 S.A.

6.875% Senior Secured Notes Due 2027

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Aeropuertos Argentina 2000 S.A. (the “Company”), Citibank, N.A., as trustee (the “Indenture Trustee”), and La Sucursal de Citibank, N.A., establecida en la Republica Argentina, as collateral trustee (the “Argentine Collateral Trustee”) and the Indenture Trustee’s representative in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The Company hereby certifies that a Default has occurred and is continuing, and that the Company lacks sufficient funds to pay the Basic Concession Operating Costs. Pursuant to Section 9.6 of the Indenture we request that, following receipt of this request, the Argentine Collateral Trustee and the Indenture Trustee deliver to the Company Collections relating to the Transferred Rights deposited in the Collection Accounts in the amount of AR$[__] (the “Requested Amount”) . The Company further certifies that the Requested Amount is sufficient to meet the Company’s Basic Concession Operating Costs through the end of the week ending [DATE], and that the Requested Amount was determined based upon the Company’s projected Basic Concession Operating Costs, determined in accordance with its accounting policies and procedures for such period.

Attached as Exhibit A to this request is a certificate of [Price Waterhouse & Co. S.R.L. or any other internationally recognized auditing firm] (in English and Spanish, stating that Company’s calculation of the Basic Concession Operation Costs for such period was determined consistent with the accounting records of the Company.

G-1

IN WITNESS WHEREOF, the Company has caused this request to be duly executed.

Very truly yours,

Aeropuertos Argentina 2000 S.A., as the Company

By:
Name:
Title:

G-2

Exhibit A

[FORM OF CERTIFICATION OF AUDITORS REGARDING REQUEST FOR REQUESTED

AMOUNTS]

Citibank, N.A., as Indenture Trustee

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Global Transaction Services — Aeropuertos Argentina 2000 S.A.

La Sucursal de Citibank N.A., establecida en La República Argentina, as Argentine Collateral Trustee

Bartolomé Mitre 530,

Buenos Aires, Argentina

Dated: [____], 20[●]

Re:	AEROPUERTOS ARGENTINA 2000 S.A.

6.875% Senior Secured Notes Due 2027

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Aeropuertos Argentina 2000 S.A. (the “Company”), Citibank, N.A., as trustee (the “Indenture Trustee”), and La Sucursal de Citibank, N.A., establecida en la Republica Argentina, as collateral trustee (the “Argentine Collateral Trustee”) and the Indenture Trustee’s representative in Argentina and the Certified Request For Remittance of Basic Concession Operating Costs of the Company, dated [____] (the “Company Request”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

We, [Price Waterhouse & Co. S.R.L. or any other internationally recognized auditing firm] (the “Auditor”), have reviewed the Company Request and hereby certify that the determination of Basic Concession Operating Costs through the period ending [DATE] set forth in the Company Request was determined consistent with the Company’s accounting records, and that the Requested Amount accurately reflects the difference between funds available to the Company as of the date of the Company Request and Basic Concession Operating Costs for the period specified in the Company Request.

G-3

IN WITNESS WHEREOF, [Price Waterhouse & Co. S.R.L. or any other internationally recognized auditing firm] has caused this certification to be duly executed.

Very truly yours,

[●], as the Auditor

By:
Name:
Title:

G-4

EXHIBIT H

to the Indenture

FORM OF NOTICE OF TERMINATION OF REQUEST FOR REMITTANCE OF

BASIC CONCESSION OPERATING COSTS

(pursuant to Section 9.6 of the Indenture)

Citibank, N.A., as Indenture Trustee

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Global Transaction Services — Aeropuertos Argentina 2000 S.A.

La Sucursal de Citibank N.A., establecida en La República Argentina, as Argentine Collateral Trustee

Bartolomé Mitre 530,

Buenos Aires, Argentina

Dated: [____], 20[●]

Re:	AEROPUERTOS ARGENTINA 2000 S.A.

6.875% Senior Secured Notes Due 2027

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Aeropuertos Argentina 2000 S.A. (the “Company”), Citibank, N.A., as trustee (the “Indenture Trustee”), and La Sucursal de Citibank, N.A., establecida en la Republica Argentina, as collateral trustee (the “Argentine Collateral Trustee”) and the Indenture Trustee’s representative in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter shall constitute notice of termination of the Request for Remittance of the Basic Concession Operating Costs that was executed by the Company and delivered to the Indenture Trustee and the Argentine Collateral trustee on [______], 20[●]. We further notify you that, of the AR$[____] of Collections relating to the Transferred Rights deposited into the Collection Accounts made available to the Company pursuant to our request to you dated [____], AR$[____] were applied to pay Basic Concession Operating Costs incurred during the period referred to therein. We will remit to you, for deposit into the applicable Collection Account, the remaining AR$[___].

Attached as Exhibit A to this letter is a certificate of [Price Waterhouse & Co. S.R.L. or any other internationally recognized auditing firm] (the “Auditor”), stating that AR$[____] were applied by the Company to pay the Basic Concession Operating Costs consistent with the Company’s accounting records.

H-1

IN WITNESS WHEREOF, the Company has caused this letter to be duly executed.

Very truly yours,

Aeropuertos Argentina 2000 S.A., as the Company

By:
Name:
Title:

H-2

Exhibit A

[FORM OF CERTIFICATION OF AUDITORS REGARDING NOTICE OF TERMINATION OF REQUEST FOR REMITTANCE OF BASIC CONCESSION OPERATING COSTS]

Citibank, N.A., as Indenture Trustee

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Global Transaction Services — Aeropuertos Argentina 2000 S.A.

La Sucursal de Citibank N.A., establecida en La República Argentina, as Argentine Collateral Trustee

Bartolomé Mitre 530,

Buenos Aires, Argentina

Dated: [____], 20[●]

Re:	AEROPUERTOS ARGENTINA 2000 S.A.

6.875% Senior Secured Notes Due 2027

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Aeropuertos Argentina 2000 S.A. (the “Company”), Citibank, N.A., as trustee (the “Indenture Trustee”), and La Sucursal de Citibank, N.A., establecida en la Republica Argentina, as collateral trustee (the “Argentine Collateral Trustee”) and the Indenture Trustee’s representative in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

We, [Price Waterhouse & Co. S.R.L. or any other internationally recognized auditing firm] (the “Auditor”), have reviewed the Certified Request For Remittance of Basic Concession Operating Costs of the Company, dated [____] (the “Company Request”). We hereby certify that consistent with the Company’s accounting records, a total of AR$[__] was applied by the Company during the period specified in the Company Request to pay Basic Concession Operating Costs, and there was remaining an excess of AR$[___],over the Request Amount specified in the Company request.

H-3

IN WITNESS WHEREOF, [Price Waterhouse & Co. S.R.L. or any other internationally recognized auditing firm] has caused this certification to be duly executed.

Very truly yours,

[●], as the Auditor

By:
Name:
Title:

H-4